[PC7 Portfolio]
[Burr Ridge, IL – Property #1587]
[Prospect Heights, IL – Property #1588]
[Austin, TX – Property #1589]
[San Antonio, TX – Property #1590]

MASTER LEASE AND SECURITY AGREEMENT

AMONG

HCP, INC.
and
TEXAS HCP HOLDING, L.P.,
as their interests may appear, as Lessor

AND

EMERITUS CORPORATION,

as Lessee

Dated as of May 14, 2010

TABLE OF CONTENTS
Page

ARTICLE I.		1
1.1	Leased Property; Term.	1
ARTICLE II.		2
2.1	Definitions	2
ARTICLE III.		23
3.1	Rent	23
3.2	Additional Charges	26
3.3	Late Payment of Rent.	26
3.4	Net Lease	27
ARTICLE IV.		27
4.1	Impositions	27
4.2	Utilities	29
4.3	Insurance	29
4.4	Impound Account	29
4.5	Tax Service	29
ARTICLE V.		30
5.1	No Termination, Abatement, etc	30
5.2	Termination with Respect to Fewer than All of the Facilities	30
5.3	Abatement Procedures	31
ARTICLE VI.		31
6.1	Ownership of the Leased Property	31
6.2	Personal Property	31
6.3	Transfer of Personal Property and Capital Additions to Lessor	31
ARTICLE VII.		31
7.1	Condition of the Leased Property	31
7.2	Use of the Leased Property	32
7.3	Lessor to Grant Easements, etc	33
7.4	Preservation of Facility Value	33
ARTICLE VIII.		34

i

8.1	Compliance with Legal and Insurance Requirements, Instruments, etc.	34
ARTICLE IX.		35
9.1	Maintenance and Repair.	35
9.2	Encroachments, Restrictions, Mineral Leases, etc	36
9.3	On-Going Capital Projects	37
9.4	Inspections; Due Diligence Fee	39
9.5	Initial Planned Capital Refurbishment Projects.	39
ARTICLE X.		46
10.1	Construction of Capital Additions to the Leased Property	46
ARTICLE XI.		46
11.1	Liens	46
ARTICLE XII.		47
12.1	Permitted Contests	47
ARTICLE XIII.		47
13.1	General Insurance Requirements	47
13.2	Replacement Cost	49
13.3	Additional Insurance	50
13.4	Waiver of Subrogation	50
13.5	Evidence of Insurance	50
13.6	Increase in Limits	51
13.7	Blanket Policies and Policies Covering Multiple Locations	51
13.8	No Separate Insurance	51
13.9	Insurance Requirements Under the Facility Loan Documents	52
ARTICLE XIV.		52
14.1	Insurance Proceeds	52
14.2	Insured Casualty.	52
14.3	Uninsured Casualty	53
14.4	No Abatement of Rent	53
14.5	Waiver	53
ARTICLE XV.		53
15.1	Condemnation.	53
ARTICLE XVI.		54

16.1	Events of Default	54
16.2	Certain Remedies	57
16.3	Damages	57
16.4	Receiver	58
16.5	Lessee's Obligation to Purchase	58
16.6	Waiver	59
16.7	Application of Funds	59
16.8	Facility Operating Deficiencies	59
16.9	[Intentionally Omitted].	60
16.1	Lessor's Security Interest; Appointment of Collateral Agent	60
16.11	Leases and Residential Care Agreements	62
ARTICLE XVII.		63
17.1	Lessor's Right to Cure Lessee's Default	63
ARTICLE XVIII.		63
18.1	Purchase of the Leased Property; Rights of Lessee Prior to Closing.	63
ARTICLE XIX.		65
19.1	Extended Term(s)	65
19.2	Lessor's Extension Rights and Early Termination	66
ARTICLE XX.		66
20.1	Holding Over	66
ARTICLE XXI. [INTENTIONALLY OMITTED]		67
ARTICLE XXII.		67
22.1	Risk of Loss	67
ARTICLE XXIII.		67
23.1	General Indemnification	67
ARTICLE XXIV.		68
24.1	Transfers.	68
ARTICLE XXV.		77

25.1	Officer's Certificates and Financial Statements.	77
ARTICLE XXVI.		79
26.1	Lessor's Right to Inspect and Show the Leased Property	79
ARTICLE XXVII.		80
27.1	No Waiver	80
ARTICLE XXVIII.		80
28.1	Remedies Cumulative	80
ARTICLE XXIX.		80
29.1	Acceptance of Surrender	80
ARTICLE XXX.		80
30.1	No Merger	80
ARTICLE XXXI.		80
31.1	Conveyance by Lessor	80
31.2	New Lease	81
ARTICLE XXXII.		82
32.1	Quiet Enjoyment	82
ARTICLE XXXIII.		82
33.1	Notices	82
ARTICLE XXXIV.		83
34.1	Appraiser	83
ARTICLE XXXV.		83
35.1	Lessee's Option to Purchase the Leased Property.	83
35.2	Defaults.	85
35.3	Escrow Provisions.	86
35.4	Assurances	87
ARTICLE XXXVI.		87

36.1	Lessor May Grant Liens	87
36.2	Attornment	88
36.3	Compliance with Facility Mortgage Documents	88
ARTICLE XXXVII.		90
37.1	Hazardous Substances	90
37.2	Notices	90
37.3	Remediation	91
37.4	Indemnity	91
37.5	Environmental Inspection	92
37.6	Pre-Existing Environmental Conditions	93
ARTICLE XXXVIII.		93
38.1	Memorandum of Lease	93
ARTICLE XXXIX.		93
39.1	Sale of Assets	93
ARTICLE XL.		94
40.1	Subdivision	94
ARTICLE XLI.		94
41.1	Authority	94
ARTICLE XLII.		94
42.1	Attorneys' Fees	94
42.2	Set-Up Costs	95
ARTICLE XLIII.		95
43.1	Brokers	95
ARTICLE XLIV.		95
44.1	SUBMISSION TO ARBITRATION.	95
ARTICLE XLV.		97
45.1	Miscellaneous.	97
ARTICLE XLVI.		103

v

46.1	Provisions Relating to Master Lease	103
46.2	Treatment of Lease	103
ARTICLE XLVII.		103
47.1	Matters Relating to Purchase of the Leased Property, Operations Transfer Agreement(s), Pre-Commencement Date Period and Commencement Date	103
ARTICLE XLVIII.		104
48.1	Lessor's Conditions to Continued Effectiveness of Lease	104
48.2	Lessee's Conditions to Continued Effectiveness of Lease.	106
48.3	Amendment to Lease	107
ARTICLE XLIX.		108
49.1	Certain Additional Representations and Warranties by Lessee	108
ARTICLE L.		109
50.1	Matters Relating to Certain Claims against Current Owner and Certain Escrowed Funds	109

Exhibits:

Exhibit A                                Legal Description of the Land
Exhibit B                                List of Lessor’s Personal Property
Exhibit C                                Description of Facilities and Certain Material Terms
Exhibit D                                Form of Amendment to Lease

Schedules:

Schedule 7.4.1                                           Excluded Facilities
Schedule 9.5.1A                                Immediate Need Planned Capital Refurbishment Projects
Schedule 9.5.1B                                Future Need Planned Capital Refurbishment Projects

MASTER LEASE AND SECURITY AGREEMENT

THIS MASTER LEASE AND SECURITY AGREEMENT (“Lease”) is dated as of the 14th day of May, 2010 (the “Effective Date”), and is among HCP, INC., a Maryland corporation (doing business in the state of Illinois as HC Property Investments, Inc.) and TEXAS HCP HOLDING, L.P., a Delaware limited partnership as their interests may appear (“Lessor”) and EMERITUS CORPORATION, a Washington corporation (“Lessee” or sometimes “Emeritus”).

ARTICLE I.

1.1           Leased Property; Term.

Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor all of Lessor’s rights and interests in and to the following with respect to each Facility (as defined below) (collectively the “Leased Property”):

(a)           subject to the provisions of Section 45.1.9 below, the real property or properties described in Exhibits A-1 through A-4 attached hereto (collectively, the “Land”);

(b)           all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind now or hereafter located on the Land including, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures and Capital Additions funded by Lessor of each such Facility (collectively, the “Leased Improvements”);

(c)           all easements, rights and appurtenances relating to the Land and the Leased Improvements of each Facility (collectively, the “Related Rights”);

(d)           all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto of each Facility (collectively, the “Fixtures”); and

(e)           the machinery, equipment, furniture and other personal property described on Exhibit B attached hereto, together with all replacements and substitutes therefor of each Facility (collectively, “Lessor’s Personal Property”).

SUBJECT, HOWEVER, to the easements, encumbrances, covenants, conditions and restrictions and other matters which affect the Leased Property of each Facility as of the Commencement Date (as hereinafter defined), or which are created thereafter as permitted hereunder to have and to hold for (1) the Fixed Term (as defined below), and (2) the Extended Term(s) (if any) provided for in Article XIX, unless this Lease is earlier terminated as hereinafter provided.

ARTICLE II.

2.1           Definitions

.  For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (iii) all references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; and (v) the words “herein,” “hereof” and “hereunder” and other similar words refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

1031 Exchange:  As defined in Section 18.3.

AAA:  As defined in Article XLIV.

Accommodator:  As defined in Section 18.1.3.

Additional Charges:  As defined in Article III.

Additional Rent: The sum of the Allocated Additional Rent for all of the Facilities.

Affiliate:  Any Person which, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any Subsidiary of a Person.  For purposes of this definition, the definition of “Controlling Person” below, and Article XXIV below, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.  Without limiting the generality of the foregoing, when used with respect to any corporation, the term “Affiliate” shall also include (i) any Person which owns, directly or indirectly (including through one or more intermediaries), Fifty Percent (50%) or more of any class of voting security or equity interests of such corporation, (ii) any Subsidiary of such corporation and (iii) any Subsidiary of a Person described in clause (i).  Notwithstanding anything to the contrary in this definition, with respect to Lessee and any Guarantor, the term

“Affiliate” shall exclude any Person that is an affiliate of Daniel R. Baty and that but for its relationship with Daniel R. Baty would not otherwise be considered an Affiliate of Lessee or such Guarantor.

Aggregate Costs of the Planned Capital Refurbishment Project:  With respect to each Planned Capital Refurbishment Project for a Facility, the actual out-of-pocket costs actually incurred by Lessee pursuant to the provisions of this Lease in connection with such Planned Capital Refurbishment Project for such Facility, including all costs of design, construction, installation and obtaining all governmental approvals and permits with respect to such Planned Capital Refurbishment Project) for such Facility, the Planned Capital Refurbishment Project Site Review Fees for such Facility and the Planned Capital Refurbishment Project Lessor Costs for such Facility.  Notwithstanding anything to the contrary in this Lease, the Aggregate Costs of the Planned Capital Refurbishment Project for any Planned Capital Refurbishment Project for any Facility shall not count towards the Annual Minimum Capital Project Amount with respect to such Facility, and Lessee’s expenditure or reimbursement of any portion of such Aggregate Costs of the Planned Capital Refurbishment Project for any Facility shall be in addition to the Annual Minimum Capital Project Amount with respect to such Facility.

Allocated Additional Rent:  With respect to each Facility, the amount of Additional Rent allocated to such Facility as determined pursuant to Section 3.1.2; provided, however, that Lessor and Lessee acknowledge and agree that such allocation is solely for purposes of implementing the provisions of Sections 5.2, 5.3 and 31.2 hereof and the determination of Transfer Consideration for purposes of Section 24.1.2.2.  Except for such Sections, the Minimum Rent, Additional Rent and other Rent payable hereunder is payable for all Facilities as a single, integrated and indivisible economic unit, and that but for such integration, the Minimum Rent, Additional Rent and other Rent payable under this Lease would have been computed on a different basis.

Allocated Additional Rent Increase Amount:  As defined in Section 3.1.2.

Allocated Base Minimum Purchase Price:  With respect to each Facility, on and as of the Commencement Date, the “Allocated Base Minimum Purchase Price” for such Facility as specified for and allocated to such Facility as set forth on Exhibit C attached hereto.  Commencing upon the expiration of the first (1st)  Lease Year, and upon the expiration of each Lease Year thereafter during the Term, the then current Allocated Minimum Purchase Price for each Facility shall be equal to the Allocated Base Minimum Purchase Price in effect as of the expiration of the immediately prior Lease Year, as increased by a percentage equal to the greater of (a) Two and One-Half Percent (2.5%) or (b) the lesser of (i) the applicable CPI Increase or (ii) Five Percent (5%). Notwithstanding anything to the contrary in this Lease, Lessor and Lessee acknowledge and agree that the foregoing allocation for each Facility is solely for purposes of implementing the provisions of Sections 14.2, 15.1.4, 16.5 and 31.2 hereof, and shall not be deemed or construed to modify the nature of this Lease as a single, integrated and indivisible economic unit.

Allocated Minimum Purchase Price:  With respect to each Facility, at any given time, the sum of (i) the applicable Allocated Base Minimum Purchase Price for such Facility,

plus (ii) the aggregate of all Capital Addition Costs paid, funded or accrued by Lessor for such Facility, which such Capital Addition Costs so paid, funded or accrued by Lessor for such Facility shall be increased as of the expiration of the Lease Year during which the same were paid, funded or accrued by Lessor, and upon each Lease Year thereafter during the Term, by a percentage equal to the greater of (a) Two and One-Half Percent (2.5%) or (b) the lesser of (i) the applicable CPI Increase or (ii) Five Percent (5%).  Notwithstanding anything to the contrary in this Lease, Lessor and Lessee acknowledge and agree that the foregoing allocation for each Facility is solely for purposes of implementing the provisions of Sections 14.2, 15.1.4, 16.5 and 31.2 hereof, and shall not be deemed or construed to modify the nature of this Lease as a single, integrated and indivisible economic unit.

Allocated Minimum Rent:  With respect to each Facility, the amount of Minimum Rent allocated to such Facility as set forth on Exhibit C attached hereto (or any amendment or supplement thereto) (subject to increase as set forth in Article III or any other express provision of this Lease or any amendment hereto providing for an increase in Minimum Rent); provided, however, that Lessor and Lessee acknowledge and agree that such allocation is solely for purposes of implementing the provisions of Sections 5.2, 5.3 and 31.2 hereof and the determination of Transfer Consideration for purposes of Section 24.1.2.2.  Except for such Sections, the Minimum Rent, Additional Rent and other Rent payable hereunder is payable for all Facilities as a single, integrated and indivisible economic unit, and that but for such integration, the Minimum Rent, Additional Rent and other Rent payable under this Lease would have been computed on a different basis.

Allocated Planned Capital Refurbishment Project Additional Funding Amount:  With respect to each Facility, a total aggregate funding for those Planned Capital Refurbishment Project(s) at such Facility as identified on Schedule 9.5.1B attached hereto as “Future Need” items, which are in addition to the “Immediate Need” items identified on Schedule 9.5.1A to be covered by the Allocated Planned Capital Refurbishment Project Allowance, and any additional capital refurbishments/replacements for such Facility as may be proposed by Lessee and reasonably approved by Lessor, which approval shall not be unreasonably withheld, equal to the lesser of (i) the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for such “Future Need” items (and any additional capital refurbishments/replacements so proposed by Lessee and reasonably approved by Lessor) with respect to such Facility or (ii) the amount specified for and allocated to such Facility as set forth on such Schedule 9.5.1B for such “Future Need” items (and any additional capital refurbishments/replacements so proposed by Lessee and reasonably approved by Lessor) with respect to such Facility; provided, however, that Lessor shall not unreasonably withhold its approval to the reallocation of the amount specified for and allocated to such Facility for such “Future Need” items (and any additional capital refurbishments/replacements so proposed by Lessee and reasonably approved by Lessor) with respect to such Facility so long as the aggregate of the Allocated Planned Capital Refurbishment Project Funding Amount for all Facilities does not exceed Two Million Dollars ($2,000,000), notwithstanding such reallocation or the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for such “Future Need” items (and any additional capital refurbishments/replacements so proposed by Lessee and reasonably approved by Lessor) for all Facilities.  Notwithstanding anything to the contrary in this Lease, the portion of the Allocated Planned Capital Refurbishment Project Additional Funding Amount allocated to each Facility shall not count towards the Annual Minimum Capital Project Amount with respect to such Facility, and Lessee’s expenditure or reimbursement of all or any portion of the Aggregate Costs of the Planned Capital Refurbishment Project(s) for any such "Future Need” items (and any additional capital refurbishments/replacements so proposed by Lessee and reasonably approved by Lessor) with respect to such Facility for such Facility shall be in addition to the Annual Minimum Capital Project Amount with respect to such Facility.

Allocated Planned Capital Refurbishment Project Allowance:  With respect to each Facility, a total aggregate allowance for those Planned Capital Refurbishment Project(s) at such Facility as are identified on Schedule 9.5.1A attached hereto as “Immediate Need” items equal to the lesser of (i) the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for such “Immediate Need” items with respect to such Facility or (ii) the amount specified for and allocated to such Facility as set forth on such Schedule 9.5.1A for such “Immediate Need” items; provided, however, that Lessor shall not unreasonably withhold its approval to the reallocation of the amount specified for and allocated to such Facility for such “Immediate Need” items so long as the aggregate of the Allocated Planned Capital Refurbishment Project Allowance for all Facilities does not exceed Five Hundred Thousand Dollars ($500,000), notwithstanding such reallocation or the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for such “Immediate Need” items for all Facilities.  Notwithstanding anything to the contrary in this Lease, the portion of the Allocated Planned Capital Refurbishment Project Allowance allocated to each Facility shall not count towards the Annual Minimum Capital Project Amount with respect to such Facility, and Lessee’s expenditure or reimbursement of all or any portion of the Aggregate Costs of the Planned Capital Refurbishment Project(s) for any such “Immediate Need” Planned Capital Refurbishment Project(s) for such Facility shall be in addition to the Annual Minimum Capital Project Amount with respect to such Facility.

Annual Minimum Capital Project Amount:  During each Lease Year, the following amounts:

(i)           With respect to the first (1st) and second (2nd) Lease Years, subject to Section 9.5 below, Zero Dollars ($0).

(ii)           With respect to the third (3rd) Lease Year for each Facility, Five Hundred Fifty Dollars ($550.00) per living unit located on the Leased Property of such Facility.

(iii)           With respect to the fourth (4th) Lease Year for each Facility, Six Hundred Dollars ($600.00) per living unit located on the Leased Property of such Facility.

(iv)           With respect to the fifth (5th) Lease Year for each Facility, Six Hundred Fifty Dollars ($650.00) per living unit located on the Leased Property of such Facility.

Commencing upon the expiration of the fifth (5th) Lease Year, and upon the expiration of each Lease Year thereafter during the Term, the then current Annual Minimum Capital Project Amount shall be equal to the Annual Minimum Capital Project Amount in effect as of the expiration of the immediately prior Lease Year, as increased by a percentage equal to the greater of (a) Two and One-Half Percent (2.5%) or (b) the lesser of (i) the applicable CPI Increase or (ii) Five Percent (5%).

Annual Minimum Capital Project Amount Overage:  Subject to the provisions of Section 9.3.4, with respect to each Facility for any Lease Year, an amount equal to (a) the sum of (i) the Capital Project Costs incurred and paid by Lessee in funding Capital Projects for such Facility in the immediately preceding two (2) Lease Years and for which Lessor has received paid invoices, receipts or other commercially reasonable evidence or supporting information as is customary to evidence such expenditures, verifying the cost and payment of funding such Capital Projects, and an Officer’s Certificate certifying that the applicable item(s) of Capital Projects have been completed, less (ii) the amounts disbursed by Lessor to Lessee from any Replacement Reserve on account of such Capital Projects to such Facility in accordance with the terms of Section 9.3.1, in excess of (b) the Annual Minimum Capital Project Amount for such Facility for such prior two (2) Lease Year period.

Applicable Lease Rate:  On and as of the Commencement Date, an annual rate of Eight and One-Half Percent (8.5%).   Commencing upon the expiration of the first (1st) Lease Year and upon the expiration of each Lease Year thereafter during the Term, the then current Applicable Lease Rate shall be increased by the greater of (i) the applicable CPI Increase or (ii) Two and One-Half Percent (2.5%).

Appraiser:  As defined in Article XXXIV.

Architect:   With respect to each Planned Capital Refurbishment Project for a Facility, the architect and/or engineer selected by Lessee in connection with the design and construction of such Planned Capital Refurbishment Project for such Facility and approved by Lessor, which approval shall not be unreasonably withheld or delayed so long as such architect is licensed in the State in which such Facility is located and has experience with the type and scope of the project for which he/she is being retained.

Award:  All compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Bankruptcy Code:  The United States Bankruptcy Code (11 U.S.C. § 101 et seq.), and any successor statute or legislation thereto.

Base Period:  The period commencing on that date which is eighteen (18) months prior to the date any appraisal of any Facility is made pursuant to the provisions of Article XXXIV and ending on the date which is six (6) months prior to the date any such appraisal of such Facility is made.

BLS:  Bureau of Labor Statistics, U.S. Department of Labor.

Business Day:  Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

Capital Additions:  With respect to any Facility, one or more new buildings, or one or more additional structures annexed to any portion of any of the Leased Improvements of such Facility, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Land of such Facility, during the Term, including construction of a new wing or new story, or the renovation of existing improvements on the Leased Property of such Facility in order to provide a functionally new facility needed to provide services not previously offered in such Facility. Notwithstanding anything to the contrary in this Lease, each Planned Capital Refurbishment Project with respect to a Facility shall at all times be deemed a Capital Addition to such Facility for all purposes of this Lease.

Capital Addition Costs:  The costs of any Capital Addition made to the Leased Property whether paid for by Lessee or Lessor, including (i) all permit fees and other costs imposed by any governmental authority, the cost of site preparation, the cost of construction including materials and labor, the cost of supervision and related design, engineering and architectural services, the cost of any fixtures, and if and to the extent approved by Lessor, the cost of construction financing; (ii) fees paid to obtain necessary licenses and certificates; (iii) if and to the extent approved by Lessor in writing and in advance, the cost of any land contiguous to the Leased Property which is to become a part of the Leased Property purchased for the purpose of placing thereon the Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iv) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (v) the cost of title insurance; (vi) reasonable fees and expenses of legal counsel; (vii) filing, registration and recording taxes and fees; (viii) documentary stamp and similar taxes; and (ix) all reasonable costs and expenses of Lessor and any Person which has committed to finance the Capital Addition, including (a) the reasonable fees and expenses of their respective legal counsel; (b) printing expenses; (c) filing, registration and recording taxes and fees; (d) documentary stamp and similar taxes; (e) title insurance charges and appraisal fees; (f) rating agency fees; and (g) commitment fees charged by any Person advancing or offering to advance any portion of the financing for such Capital Addition. Notwithstanding anything to the contrary in this Lease, all Aggregate Costs of the Planned Capital Refurbishment Project for any Planned Capital Refurbishment Project for any Facility paid, funded or accrued by Lessor under this Lease (other than any portion of the applicable Planned Capital Refurbishment Project Allowance, but including any portion of the Planned Capital Refurbishment Project Additional Funding Amount, in either case  paid, funded or accrued by Lessor on account thereof as provided in this Lease) shall be at all times deemed Capital Addition Costs paid, funded or accrued by Lessor under this Lease, including for purposes of determining the Allocated Minimum Purchase Price.

Capital Project:  Repairs and replacements to the Leased Property, or any portion thereof, which are categorized under GAAP as a capital expense and not as an operating expense; provided, however, that in no event shall the term “Capital Project” be deemed to include any Capital Additions.

Capital Project Costs:  All out-of-pocket costs reasonably incurred by Lessee in connection with a Capital Project, excluding, however, any amounts that are financed by Lessee and secured by a lien on the Personal Property relating thereto.

Close of Escrow:  As defined in Section 35.3.

Code:  The Internal Revenue Code of 1986, as amended.

Collateral:  As defined in Section 16.10.1.

Collateral Agent:  As defined in Section 16.10.2.

Commencement Date:  As defined in Section 47.1.

Commercial Occupancy Arrangement:  Any commercial (as opposed to resident or patient) Occupancy Arrangement.

Completion Date: With respect to each Planned Capital Refurbishment Project for a Facility, the date on which the construction/performance of such Planned Capital Refurbishment Project for such Facility has been “substantially completed” and that Lessor has received the following:  (i) a certificate of substantial completion from the Architect in a form reasonably acceptable to Lessor, (ii) to the extent applicable based upon the nature of such Planned Capital Refurbishment Project for such Facility, a certificate of occupancy or its equivalent issued in accordance with all Legal Requirements and by the appropriate governmental authority having jurisdiction over the Leased Property of such Facility which permits the occupancy and use of the improvements constructed as part of such Planned Capital Refurbishment Project for such Facility and (iii) all other licenses, authorizations and permits, if any, required by any governmental authority for the use and operation of such Planned Capital Refurbishment Project for such Facility as part of the Facility for its Primary Intended Use.  For purposes of this definition, “substantially completed” shall mean that the improvements being constructed/performed as part of such Planned Capital Refurbishment Project for such Facility have been substantially completed in accordance with the Plans and Specifications therefor, except for Punch List Items that remain to be completed.

Condemnation:  The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

Condemnor:  Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

Consolidated Financials:  For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as of the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

Consolidated Net Worth:  At any time, the sum of the following for any Person and its consolidated Subsidiaries, on a consolidated basis determined in accordance with GAAP:

(i)           Shareholders’ Equity of such Person, minus

(ii)           goodwill of such Person.

Construction Contracts:  With respect to each Planned Capital Refurbishment Project for a Facility, the contracts between Lessee and the General Contractor, Lessee and the Architect and/or Lessee or any other contractor (including subcontractors) relating to rendering of services or furnishing of materials in connection with the construction/performance of such Planned Capital Refurbishment Project for such Facility, contracts between the General Contractor and any subcontractor and contracts between any of the foregoing and any other Person relating to rendering of services or furnishing of materials in connection with construction/performance of such Planned Capital Refurbishment Project for such Facility.

Controlling Person:  Any (i) Person(s) which, directly or indirectly (including through one or more intermediaries), controls Lessee and would be deemed an Affiliate of Lessee, including any partners, shareholders, principals, members, trustees and/or beneficiaries of any such Person(s) to the extent the same control Lessee and would be deemed an Affiliate of Lessee, and (ii) Person(s) which controls, directly or indirectly (including through one or more intermediaries), any other Controlling Person(s) and which would be deemed an Affiliate of any such Controlling Person(s).

Cost of Living Index:  The Consumer Price Index for All Urban Consumers, U.S. City Average (1982-1984 = 100), published by the BLS, or such other renamed index.  If the BLS changes the publication frequency of the Cost of Living Index so that a Cost of Living Index is not available to make a cost-of-living adjustment as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Cost of Living Index for the closest preceding month for which a Cost of Living Index is available and the Cost of Living Index for the comparison month as required by this Lease.  If the BLS changes the base reference period for the Cost of Living Index from 1982-84 = 100, the cost-of-living adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS.  If the BLS otherwise substantially revises, or ceases publication of the Cost of Living Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably selected by Lessor.

County:  With respect to each Facility, the County or Township in which the Leased Property of such Facility is located.

CPI Increase:  The percentage increase, if any, in (i) the Cost of Living Index published for the month which is two (2) months prior to the commencement of the applicable Lease Year, over (ii) the Cost of Living Index published for the month which is fourteen (14) months prior to the commencement of the applicable Lease Year.

Current Facility Documents: With respect to each Facility, the Current Management Agreement for such Facility and any other agreement, document or other instrument by, between or among Current Owner or its Affiliates and Current Manager or its Affiliates that relate to the leasing, use, operation and/or management of such Facility.

Current Facility Documents Termination: With respect to each Facility, the expiration or earlier termination of the applicable Current Facility Documents for such Facility by any means, including any early termination thereof by mutual agreement of the applicable parties thereto or otherwise.

Current Manager:  Sunrise Senior Living Services, Inc., a Virginia corporation.

Current Management Agreements or Current Management Agreements:  As defined in Section 47.1.

Current Owner:  Prime Care Seven, LLC, an Indiana limited liability company.

Date of Taking:  The date the Condemnor has the right to possession of the property being condemned.

Effective Date:  As defined in preamble.

Emeritus:  Emeritus Corporation, a Washington corporation.

Environmental Costs:  As defined in Article XXXVII.

Environmental Laws:  Any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

Escrow:  As defined in Section 35.1.

Escrow Holder:  As defined in Section 35.1.

Event of Default:  As defined in Article XVI.

Excluded Facilities:  As defined in Section 7.4.1.

Extended Term(s): As defined in Article XIX.

Facility:  Each facility being (and to be) operated or proposed to be operated on, the Leased Property as more particularly described on Exhibit C attached hereto, together with any Capital Additions.

Facility Mortgage:  Any mortgage, deed of trust or other security agreement encumbering the Leased Property, or any portion thereof, and securing an indebtedness of Lessor or any Affiliate of Lessor or any other Lessor’s Encumbrance.

Facility Mortgage Loan Documents:  With respect to each Facility Mortgage, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto.

Facility Mortgagee:  The holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the Facility Mortgage Loan Documents.

Facility Operating Deficiency:  With respect to any Facility, a deficiency in the conduct of the operation of such Facility which, in the reasonable determination of Lessor, if not corrected within a reasonable time, would have the likely effect of jeopardizing such Facility’s licensure or certification under government reimbursement programs or third party provider agreements.

Fair Market Rental:  With respect to each Facility, the fair market rental value of the Leased Property of such Facility, or applicable portion thereof (including any periodic increases therein), determined in accordance with the appraisal procedures set forth in Article XXXIV.

Fair Market Value:  With respect to each Facility, the fair market value of the Leased Property and all Capital Additions of such Facility, or applicable portion(s) thereof, determined in accordance with the appraisal procedures set forth in Article XXXIV and this definition.  Fair Market Value shall be the higher value obtained by assuming that the Leased Property and all Capital Additions of such Facility is either unencumbered by this Lease or encumbered by this Lease.  Further, in determining Fair Market Value the Leased Property of such Facility and all Capital Additions of such Facility shall be valued at their highest and best use which shall be presumed to be as a fully-permitted Facility operated in accordance with the provisions of this Lease.  Fair Market Value of the Leased Property and all Capital Additions of such Facility shall not include “going concern” or “business enterprise” value attributable to factors other than the highest and best use of the Leased Property and all Capital Additions of such Facility.  In addition, the following specific matters shall be factored in or out, as appropriate, in determining Fair Market Value:

(i)           The negative value of (a) any deferred maintenance or other items of repair or replacement of the Leased Property or any Capital Additions of such Facility reasonably required to restore such Lease Property or Capital Additions to the condition required pursuant to Section 9.1.1 below, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of

Lessee to perform or observe its obligations hereunder shall not be taken into account; rather, the Leased Property and all Capital Additions of such Facility, and every part thereof, shall be deemed to be in the condition required by this Lease (i.e., good order and repair) and Lessee shall at all times be deemed to have operated such Facility in compliance with and to have performed all obligations of the Lessee under this Lease.

(ii)           The occupancy level of the applicable Facility shall be deemed to be the greatest of (a) the occupancy level as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV or (b) the average occupancy during the Base Period.

(iii)           If the applicable Facility’s Primary Intended Use includes a mixed use, then whichever of the following produces the highest positive value shall be taken into account: (a) the resident mix, patient mix, case mix, and/or diagnostic related group or acuity mix, as applicable, as of the date any appraisal of such Facility is performed in accordance with the provisions of Article XXXIV; or (b) the average of such mix during the Base Period.

Finally, in determining Fair Market Value in connection with a sale or transfer of the Leased Property and all Capital Additions of any Facility to Lessee pursuant to the terms of this Lease, the positive or negative effect on the value of the Leased Property and all Capital Additions of such Facility attributable to such factors as the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance placed thereon by Lessor which will not be removed at or prior to the date of such sale or transfer shall be taken into account.

Fixed Term:  The period of time commencing on the Commencement Date and ending on the Fixed Term Expiration Date.

Fixed Term Expiration Date:  With respect to each Facility, the expiration of the tenth (10th) Lease Year.

Fixtures:  With respect to each Facility, the Fixtures (as defined in Article I) of such Facility.

GAAP:  U.S. generally accepted accounting principles.

General Contractor:  With respect to each Planned Capital Refurbishment Project for a Facility, the general contractor selected by Lessee and approved by Lessor in connection with the construction/performance of such Planned Capital Refurbishment Project for such Facility, which approval of such general contractor shall not be unreasonably withheld or delayed so long as such general contractor has all required State and local licenses and permits, is bondable and has sufficient experience with the size, type and scope of such Planned Capital Refurbishment Project for such Facility.

Gross Revenues:  With respect to each Facility, all revenues received or receivable from or by reason of the operation of such Facility or any other use of the Leased

Property of such Facility, Lessee’s Personal Property and all Capital Additions, including all revenues received or receivable for the use of or otherwise attributable to units, rooms, beds and other facilities provided, meals served, services performed (including ancillary services), space or facilities subleased or goods sold on or from the Leased Property and all Capital Additions of such Facility; provided, however, that Gross Revenues shall not include:

(i)           bad debt in accordance with GAAP;

(ii)           non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; and

(iii)           federal, state or local excise taxes and any tax based upon or measured by such revenues, where any such federal, state or local excise tax is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

Gross Revenues for each Lease Year of such Facility shall reflect all cost report settlement adjustments, whether positive or negative, received in or payable during such Lease Year in accordance with GAAP relating to health care accounting, regardless of the year that such settlement amounts are applicable to; provided, however, that to the extent settlement amounts are applicable to years, or portions thereof, prior to the Commencement Date, such settlement amounts shall not be included in Gross Revenues for the Lease Year of such Facility in which such settlement amounts are received or paid.  Gross Revenues shall also include the Gross Revenues of any Occupant under a Commercial Occupancy Arrangement, i.e., the Gross Revenues generated from the operations conducted on or from such subleased, licensed or other used or occupied portion of the Leased Property and all Capital Additions of such Facility shall be included directly in the Gross Revenues; provided, however, that the rent received or receivable by Lessee from or under such Commercial Occupancy Arrangement shall be excluded from Gross Revenues for such purpose.

Guarantors:  Any future guarantor of Lessee’s obligations (or any portion thereof) under this Lease pursuant to a written Guaranty (each, a “Guarantor”).  Lessor and Lessee acknowledge that, as of the Effective Date, there is no Guarantor of Lessee’s obligations under this Lease.

Guaranties:  Collectively, any future written guaranties of Lessee’s obligations under this Lease made by any Guarantor.

Handling:  As defined in Article XXXVII.

Hazardous Substances:  Collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

HCP:  HCP, Inc., a Maryland corporation, and its successors and assigns.

HSR Act:  The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Impositions:  Collectively, all taxes, including capital stock, franchise and other state taxes of Lessor (and, if Lessor is not HCP, of HCP as a result of its investment in Lessor), ad valorem, sales, use, single business, gross receipts, gross margins, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, any Capital Additions and/or the Rent and all interest and penalties thereon attributable to any failure or delay in payment by Lessee (unless such failure or delay in payment is due to the acts or omissions of Lessor) which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lessor or Lessor’s interest in the Leased Property or any Capital Additions, (ii) the Leased Property, any Capital Additions or any parts thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property, any Capital Additions or the leasing or use of the Leased Property, any Capital Additions or any parts thereof; provided, however, that nothing contained in this Lease shall be construed to require Lessee to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, (b) any transfer, or net revenue tax of Lessor or any other Person except Lessee and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property, any Capital Additions or the proceeds thereof, or (d) except as expressly provided elsewhere in this Lease, any principal or interest on any indebtedness on the Leased Property for which Lessor is the obligor, except to the extent that any tax, assessment, tax levy or charge, of the type described in any of clauses (a), (b), (c) or (d) above is levied, assessed or imposed in lieu of or as or as a substitute for any tax, assessment, levy or charge which is otherwise included in this definition of an “Imposition.”

Insurance Requirements:  The terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

Intangible Property:  With respect to each Facility, all accounts, proceeds of accounts, rents, profits, income or revenues derived from the use of rooms or other space within the Leased Property of such Facility or the providing of services in or from the Leased Property and all Capital Additions of such Facility; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, causes of action, now owned or hereafter acquired by Lessee (including any right to any refund of any Impositions) arising from or in connection with Lessee’s operation or use of the Leased Property and all Capital Additions of such Facility; all licenses and permits now owned or hereinafter acquired by Lessee, which are necessary or desirable for Lessee’s use of the Leased Property and all Capital Additions of such Facility for its Primary Intended Use, including, if applicable, any certificate of need or similar certificate; the right to use any trade name or other name associated with such Facility (excluding, however, the names “Summerville,” “Emeritus,” “Loyalton” and “Village Oaks” and any variation thereof); and any and all third-party provider agreements (including Medicare and Medicaid).

Interim Licensure Arrangements: With respect to any Facility for which Lessee has not obtained all Required Governmental Approvals relating to such Facility on or prior to the Commencement Date, such customary interim management and/or interim sublease agreements as may be entered into between or among Lessee and Current Owner and/or Current Manager such that Lessee is permitted to operate such Facility for its Primary Intended Use and to use Current Owner’s or Current Manager’s license or provider numbers for a reasonable period of time following the Commencement Date in compliance with all applicable Laws; provided, however, that any such Interim Licensure Arrangements shall be subject to Lessor’s prior written consent, which consent shall not be unreasonably withheld so long as the same are in compliance with all applicable Laws and permit Lessee to lease the Leased Property of such Facility from Lessor upon and following the Commencement Date pursuant to this Lease and to use and operate such Facility for its Primary Intended Use during such interim period to and until Lessee obtains all Required Governmental Approvals; provided further, however, that Lessor may further condition its approval of any such Interim Licensure Arrangements upon Lessee, Current Lessee and Current Manager, as applicable, executing and delivering to Lessor a consent agreement relating thereto under this Lease in Lessor’s customary form for such arrangements.

Land:  With respect to each Facility, the Land (as defined in Article I) relating to such Facility.

Lease:  As defined in the preamble.

Lease Year:  With respect to such Facility, the first Lease Year for each Facility shall be the period of twelve (12) full calendar months from and after the Commencement Date, unless the Commencement Date is a day other than the first (1st) day of a calendar month, in which case the first Lease Year for such Facility shall be the period commencing on the Commencement Date and ending on the last day of the eleventh (11th) month following the month in which the Commencement Date occurs and each subsequent Lease Year for such Facility shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year for such Facility during the Term may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term for such Facility.

Leased Improvements:  With respect to each Facility, the Leased Improvements (as defined in Article I) of such Facility.

Leased Property:  With respect to each Facility, the Leased Property (as defined in Article I) of such Facility.

Leasehold FMV:  With respect to each Facility, the fair market value of Lessee’s leasehold interest relating to such Facility if exposed on the open market taking into account, among other relevant factors, the income generated from the Leased Property and any Capital

Additions for such Facility, determined by appraisal in accordance with the appraisal procedures set forth in Article XXXIV.

Legal Requirements:  (i) All federal, state, county, municipal and other governmental statutes, laws (including common law and Environmental Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions, including those affecting any of the Leased Property, Lessee’s Personal Property and all Capital Additions or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (A) require repairs, modifications or alterations in or to any of the Leased Property, Lessee’s Personal Property and all Capital Additions, (B) in any way adversely affect the use and enjoyment thereof, or (C) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance, and (ii) all covenants, agreements, restrictions and encumbrances either now or hereafter of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee except as otherwise expressly permitted hereunder) affecting any of the Leased Property or any Capital Additions.

Lessee:  As defined in the preamble.

Lessee’s Affidavit:  With respect to each Planned Capital Refurbishment Project for a Facility, a sworn affidavit of Lessee, in form and substance satisfactory to Lessor, stating that to the best of Lessee’s knowledge, all labor and material bills of every kind and character incurred by Lessee to the date of such affidavit in connection with such Planned Capital Refurbishment Project for such Facility have been paid in accordance with the payment provisions of the applicable Construction Contracts except for the unpaid bills to be paid from the proceeds of the current Request for Advance, and that the builder’s risk insurance described in Section 9.5.4(e) contains sufficient coverage for the construction/performance of such Planned Capital Refurbishment Project for such Facility, including the value of materials stored off the Leased Property of such Facility.

Lessee’s Personal Property:  With respect to each Facility, the Personal Property other than Lessor’s Personal Property allocable or relating to such Facility.

Lessee’s Set-Up Costs:  Collectively, (a) all fees and expenses of and disbursements made by Lessee in connection with (i) the negotiation, execution and delivery of this Lease, the Exhibits hereto and the other agreements contemplated hereby, (ii) obtaining any third party reports, (iii) the review of diligence materials, documents and other information relating to the Leased Property and (iv) the consummation of the transactions contemplated hereby and thereby, including any legal or other professional fees and costs of Lessee; (b) any and all state, municipal or other documentary, transfer, stamp, sales, use or similar taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Lease or the Exhibits hereto or the transactions contemplated herein; and (c) all expenses of or related to the issuance of any leasehold title insurance commitment or policy requested by Lessee (including the costs of any survey required by Lessee or any title insurer of Lessee)

Lessor:  As defined in the preamble.

Lessor’s Personal Property:  With respect to each Facility, Lessor’s Personal Property (as defined in Article I) allocable or relating to such Facility.

Lessor’s Set-Up Costs:  All fees and expenses of and disbursements made by Lessor in connection with acquisition of the Leased Property of the Facilities, the negotiation, execution and delivery of this Lease, the Exhibits hereto and the other agreements contemplated hereby, the review of diligence materials, documents and other information relating to Lessee and the consummation of the transactions contemplated hereby and thereby through the Effective Date, including any legal or other professional fees and costs of Lessor.

Lists:  As defined in Section 49.1.

Master Sublease:  With respect to any Facility, any Commercial Occupancy Arrangement with respect to more than Ten Percent (10%) of the square footage within such Facility in the aggregate to any Person and/or its Affiliates, directly or indirectly, or through one or more step transactions or tiered transactions (including subleases or sub-subleases).

Minimum Purchase Price:  The sum of the Allocated Minimum Purchase Price for all of the Facilities then subject to this Lease and of any Facility(ies) subject to any New Lease.

Minimum Rent:  The sum of Allocated Minimum Rent for all of the Facilities.

New Lease:  As defined in Section 31.2.1.

New Lease Effective Date:  As defined in Section 31.2.1.

Non-Capital Need Facility: As defined in Section 9.3.4.

Occupancy Arrangement:  Any sublease, license or other arrangement with a Person for the right to use, occupy or possess any portion of the Leased Property and/or any Capital Additions.

Occupant:  Any Person under an Occupancy Arrangement.

OFAC:  As defined in Section 49.1.

Officer’s Certificate:  A certificate of Lessee signed by an officer authorized to so sign by its board of directors, by-laws or equivalent governing documents or managers.

Opening Deposit:  As defined in Section 35.1.

Operations Transfer Agreement(s):  With respect to each Facility, a so-called “Operations Transfer Agreement” among Current Owner, Current Manager and Lessee Operator, providing for a transfer and transition of the OTA Property relating to such Facility and full operational responsibility for such Facility from Current Owner and Current Manager to Lessee concurrently with Lessor’s acquisition of the Leased Property of the Facilities and the Commencement Date hereof, in form and substance acceptable to Current Owner, Current Manager and Lessee, and approved by Lessor as herein provided.

Option Exercise Notice:  As defined in Section 35.1.

Order:  As defined in Section 49.1.

OTA Property: With respect to each Facility, and to the extent assignable or transferable, all right, title and interest of Current Owner and/or Current Manager in and to the following: (i) all Occupancy Arrangements, including Commercial Occupancy Arrangements and all lease commitments, admission and payment documents, reservation agreements and concessions with any resident or patient of such Facility, all deposits made thereunder, and any and all resident trust accounts, in each case with respect to such Facility, (ii) all consumable goods and supplies, including inventories of food, beverages, pharmaceuticals, medical supplies, linens, clothing or similar items utilized in connection with the operation and/or maintenance of such Facility, (iii) all trade names relating to such Facility, (iv) all general corporate trademarks, service marks, logos and insignia, goodwill, accounts receivable, and books or records of Current Owner and/or Current Manager, (v) any Required Governmental Approvals, (vi) any third-party provider agreements (including Medicare and Medicaid) relating to such Facility, (vii) any service, operating or vendor contracts for such Facility to the extent not required to be terminated by Current and/or Current Manager under the applicable Operations Transfer Agreement, and (ix) any and all vehicles.

Outside Closing Date:  As defined in Section 35.1.

Outside Planned Capital Refurbishment Project Completion Date:  With respect to each Planned Capital Refurbishment Project for a Facility, as defined in Section 9.5.4.

Overdue Rate:  On any date, a rate equal to Two Percent (2%) above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

Payment Date:  Any due date for the payment of the installments of Minimum Rent, Additional Rent or any other sums payable under this Lease.

Permitted Affiliate Transaction:  As defined in Section 24.1.12.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

Personal Property:  With respect to each Facility, all machinery, furniture and equipment, including phone systems and computers, trade fixtures, inventory, supplies and other personal property used or useful in the use of the Leased Property and any Capital Additions of such Facility for its Primary Intended Use, other than (i) Fixtures and (ii) Lessee’s proprietary materials, such as policy and procedure manuals, marketing materials containing the “Summerville,” “Emeritus,” “Loyalton” and/or “Village Oaks” names or logos and Lessee’s financial statements.

Planned Capital Refurbishment Project(s):  With respect to each Facility, as defined in Section 9.5.1.

Planned Capital Refurbishment Project Additional Funding Amount:  The aggregate of the Allocated Planned Capital Refurbishment Project Additional Funding Amount for all of the Facilities; provided, however, that in no event shall the total Planned Capital Refurbishment Project Additional Amount for all Facilities exceed Two Million Dollars ($2,000,000.00), notwithstanding the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for all Future Need” items (and any additional capital refurbishments/replacements so proposed by Lessee and reasonably approved by Lessor) for all Facilities.

Planned Capital Refurbishment Project Allowance:  The aggregate of the Allocated Planned Capital Refurbishment Project Allowance for all of the Facilities; provided, however, that in no event shall the total Planned Capital Refurbishment Project Allowance for all Facilities exceed Five Hundred Thousand Dollars ($500,000.00), notwithstanding the actual Aggregate Costs of the Planned Capital Refurbishment Project(s) for all “Immediate Need” items for all Facilities.

Planned Capital Refurbishment Project Lessor Costs:  With respect to each Planned Capital Refurbishment Project for a Facility, as defined in Section 9.5.3.

Planned Capital Refurbishment Project Site Review Fees:  With respect to each Planned Capital Refurbishment Project for a Facility, as defined in Section 9.5.3.

Plans and Specifications: With respect to each Planned Capital Refurbishment Project for a Facility, as defined in Section 9.5.3.

Pre-Commencement Date Period:  The period from the Effective Date to and until the earlier of the Commencement Date or the termination of this Lease pursuant to Article XLVIII hereof.

Pre-Existing Environmental Condition:  Any Hazardous Substances in, on or about the Leased Property in violation of any applicable Environmental Laws as of the Commencement Date.

Primary Intended Use:  With respect to each Facility, the “Primary Intended Use” as set forth on Exhibit C attached hereto.

Prime Rate:  On any date, a rate equal to the annual rate on such date announced by Bank of America, N.A. to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law.  If Bank of America N.A. discontinues its use of such prime, base or reference rate or ceases to exist, Lessor shall designate the prime, base or reference rate of another state or federally chartered bank based in Los Angeles or New York to be used for the purpose of calculating the Prime Rate hereunder.

Prohibited Area:  As defined in Section 7.4.1.

Project Budget: With respect to each Planned Capital Refurbishment Project for a Facility, as defined in Section 9.5.3.

Punch List Items:  With respect to each Planned Capital Refurbishment Project for a Facility, minor details of construction, mechanical adjustments or decorations which remain to be completed with respect to such Planned Capital Refurbishment Project for such Facility following the applicable Completion Date therefor and which do not (i) prevent the issuance of a certificate of occupancy (or the local equivalent thereof) for such Planned Capital Refurbishment Project for such Facility (if applicable) and/or (ii) materially interfere with Lessee’s use of such Facility (including such Planned Capital Refurbishment Project) for its Primary Intended Use.

Purchase Agreement:  The written purchase agreement between Current Owner and Lessor or an Affiliate(s) of Lessor  and pursuant to which Lessor is acquiring the Leased Property of the Facilities.

Purchase Closing:  Lessor’s acquisition of the Leased Property of the Facilities from Current Owner pursuant to the Purchase Agreement.

Purchase Closing Date:  The date the Purchase Closing occurs, if at all.

Purchase Option Price:  The greater of (i) the sum of the Fair Market Value for all of the Facilities then subject to the terms of this Lease and any Facility(ies) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor or (ii) the sum of the Minimum Purchase Price hereunder and the aggregate Minimum Purchase Price(s) under any New Lease(s) hereafter with or in favor of Lessor or any Affiliate of Lessor.

Purchase Right/Obligation Exercise:  As defined in Section 18.1.2.

Put Event:  With respect to any Facility an Event of Default hereunder pursuant to any of Sections 16.1(a) (arising out of any material default under any such other lease or other agreement or instrument), 16.1(c), 16.1(e) (arising out of (i) a breach or default by Lessee during the Term of any of its obligations or covenants pursuant to Sections 7.2.1, 7.2.2, 7.2.3, 7.2.5, 7.4, 37.1 or 37.2 or (ii) any other failure of Lessee to obtain and maintain all material licenses, permits and other authorizations to use and operate such Facility for its Primary Intended Use in accordance with all Legal Requirements), 16.1(j) relating to such Facility, 16.1(k) (arising out of a breach of any material representation or warranty of Lessee or any Guarantor in any such document relating to such Facility), 16.1(l) relating to such Facility and/or 16.1(o) relating to such Facility.  Notwithstanding that Lessor and Lessee have specifically defined a “Put Event” for the limited purpose of setting forth the circumstances under which Lessor shall be entitled to the remedy set forth in Section 16.5, in no event shall this definition derogate the materiality of any other Event of Default (including any Event of Default which does not constitute a Put Event) or otherwise limit Lessor’s rights and remedies upon the occurrence of any such Event of Default, including those rights and remedies set forth in Sections 16.2, 16.3, 16.4, 16.8 and/or 16.10.

Reallocated Annual Minimum Capital Project Amount: As defined in Section 9.3.4.

Rent:  Collectively, the Minimum Rent, Additional Rent and Additional Charges.

Replacement Reserve:  As defined in Section 9.3.

Request for Advance:  With respect to each Planned Capital Refurbishment Project for a Facility, certificates of Lessee and, to the extent applicable, the Architect, in each case on the appropriate AIA form, including form G702 together with attached AIA form G703 (or equivalent, which AIA form G703 or equivalent shall be modified to include columns for the original estimate of scheduled values for each line item, changes to the scheduled values for each line item and a revised scheduled value for each line item after any such change) and/or such other form(s) as Lessor may hereafter reasonably request which shall:  (i) set forth the Persons to whom money is owed and the amount owed each; (ii) certify among other things that such amounts represent payments due for services actually rendered or materials actually acquired or furnished in connection with the construction/performance of such Planned Capital Refurbishment Project; (iii) state that the sum requested is a Planned Capital Refurbishment Project Cost within the applicable Project Budget for such item and that, in the opinion of the Architect (if any) and Lessee, the remaining amounts which Lessor has agreed to fund on account thereof are sufficient to pay the cost to complete such Planned Capital Refurbishment Project pursuant to the Plans and Specifications therefore and to pay for all labor, material and other expenses in connection therewith; (iv) be accompanied by copies of billing statements, fee schedules, documentation supporting all costs to date, copies of all subcontracts not previously submitted and vouchers or invoices from the Persons named therein, in form reasonably satisfactory to Lessor; (v) refer to an attached schedule, to be verified by the Architect (if any) or other reliable Person reasonably acceptable to Lessor prior to the advance being requested, identifying in a manner reasonably satisfactory to Lessor all materials not yet affixed or incorporated into such Planned Capital Refurbishment Project but which have been covered by certificates submitted to date, including the current certificate; (vi) contain a statement, to be verified by the Architect (if any) or other reliable Person reasonably acceptable to Lessor prior to the advance being requested, that all such materials not yet affixed or incorporated into such Planned Capital Refurbishment Project have been stored at the Leased Property of such Facility or at one or more other bonded locations approved by Lessor identified therein (specifying the materials located at each location) under adequate safeguards to minimize the possibility of loss, damage or commingling with other materials or projects, and that builder’s risk insurance coverage for such materials stored off the Leased Property of such Facility is not less than the full replacement cost (as defined below in Section 13.2) of such materials then being stored off the Leased Property of such Facility; and (vii) be accompanied by appropriate waivers of lien rights (to the extent not previously received and approved by Lessor) with respect to work and materials for which funds have already been advanced by either Lessee or Lessor pursuant to Section 9.5 of this Lease executed by the General Contractor (if any) and all contractors, subcontractors, mechanics and materialmen no more than one month in arrears and who have furnished labor or material to date and whose charges are or will be greater than Five Thousand Dollars ($5,000.00) and, unless Lessee has provided a statutory payment bond in accordance with applicable Legal Requirements, by all other contractors, subcontractors, mechanics and materialmen.  Notwithstanding anything set forth herein to the contrary, the Request for Advance for the first advance of funds by Lessor hereunder for any Planned Capital Refurbishment Project for a Facility and for each advance that is for an item on the applicable Project Budget therefore

that is not a hard cost shall mean such certificate with respect thereto as Lessor may reasonably request.   To the extent that any payment, funding or accrual of the Aggregate Costs of the Planned Capital Refurbishment Project for any Planned Capital Refurbishment Project by Lessor hereunder is attributable or allocable to one or more of the categories comprising such Planned Capital Refurbishment Project, Lessor shall allocate such Aggregate Costs of the Planned Capital Refurbishment Project among such categories as Lessor shall reasonably determine.

Required Governmental Approvals:  With respect to each Facility, collectively, all licenses, permits, accreditations, authorizations and certifications from all governmental or quasi-governmental authorities, agencies, departments or otherwise which are material to or required for the operation of such Facility for its Primary Intended Use, including without limitation any state facility license, certificate of need and any accreditations or certifications from Medicare and/or Medicaid.

SEC:  Securities and Exchange Commission.

Separated Property:  As defined in Section 31.2.

Separation Event:

(i)           The sale, conveyance or other transfer by Lessor of all or any portion of its interest in the Leased Property of one (1) or more Facilities;

(ii)           The sale, conveyance or other transfer of all or any portion of the stock, partnership, membership or other equity interests in Lessor;

(iii)           Any financing by Lessor or any Affiliate of Lessor of all or any portion of its interests in the Leased Property of one (1) or more Facilities, including through a Facility Mortgage, the pledge of the stock, partnership, membership or other equity interests in Lessor or other means; or

(iv)           The succession by any lender to Lessor or any Affiliate, whether directly or indirectly, to the interests of Lessor under this Lease, including through foreclosure or deed or other conveyance in lieu of foreclosure or in satisfaction of debt.

Shareholders’ Equity:  With respect to any Person, the shareholders’, members’ or partners,’ beneficiaries’ or other equity of such Person, determined on a consolidated basis in accordance with GAAP.

State:  With respect to each Facility, the State or Commonwealth in which the Leased Property for such Facility is located.

Subsidiaries:  Corporations, partnerships, limited liability companies, business trusts or other legal entities with respect to which a Person owns, directly or indirectly (including through one or more intermediaries), more than fifty percent (50%) of the voting stock or partnership, membership or other equity interest, respectively.

Target Property:  As defined in Section 35.5.1(a).

Term:  The Fixed Term (i.e.,  the period commencing upon the Commencement Date and ending with respect to each Facility at 11:59 p.m., local time at such Facility, on the Fixed Term Expiration Date) and any Extended Terms (i.e., the period commencing on the first day of any such Extended Term and ending with respect to each Facility at 11:59 p.m., local time at such Facility, on the last day of such Extended Term), unless earlier terminated pursuant to the provisions hereof.

Transfer:  As defined in Article XXIV.

Transfer Consideration:  With respect to any Transfer constituting a Master Sublease of a Facility, “Transfer Consideration” shall mean Fifty Percent (50%) of the positive difference, if any, between the Fair Market Rental and the sum of the Allocated Minimum Rent and Allocated Additional Rent payable by Lessee under this Lease determined on a monthly basis with respect to such Facility, prorating such Allocated Minimum Rent and Allocated Additional Rent as appropriate, if less than all of the applicable Facility is Master Subleased.  Fifty Percent (50%) of such positive difference shall be paid by Lessee to Lessor monthly when the Allocated Minimum Rent and Allocated Additional Rent are due for such Facility; provided, however, that in no event shall the total Transfer Consideration to which Lessor is entitled in connection with any such Master Sublease exceed the Total Consideration (as hereinafter defined) payable directly or indirectly to Lessee, to any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of the transaction(s) as to which such Master Sublease is a part.  With respect to any other Transfer relating to any Facility or all Facilities (i.e., a Transfer other than pursuant to a Master Sublease) “Transfer Consideration” shall mean Fifty Percent (50%) of the positive Leasehold FMV of such Facility(ies); provided, however, that in no event shall the total Transfer Consideration to which Lessor is entitled in connection with any such other Transfer exceed the Total Consideration payable directly or indirectly to Lessee, to any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of the transaction(s) as to which such other Transfer is a part.  As used herein, the term “Total Consideration” shall mean and include money and the fair market value of any services, property and other things of value, including payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like.  For purposes of Section 24.1.2.2 and the payment of Transfer Consideration to Lessor as provided in this Lease, if any Transfer Consideration otherwise payable is due from and based on Total Consideration payable to Lessee, any Controlling Person(s) or to any other Person in exchange for, in connection with, related to or arising out of such Transfer as provided above, (a) where such Total Consideration is payable on a deferred basis (the “Deferred Total Consideration”), then the amount of the Transfer Consideration due from and based on any such Deferred Total Consideration shall be payable to Lessor as and when paid to Lessee, to any Controlling Person(s) or to any such other Person or (b) where such Total Consideration is payable in a form other than immediately available cash, then the amount of Transfer Consideration due from and based on the fair market value of such non-cash Total Consideration shall be payable to Lessor in the form of immediately available cash promptly following receipt by or credit to Lessee, any Controlling Person(s) or any such other Person of such non-cash Total Consideration.  Lessee acknowledges and agrees that the terms under which Lessor is entitled to the payment of Transfer Consideration pursuant to this Lease and the amount thereof has been freely negotiated and represents a fair and equitable division with Lessor of the consideration payable in connection with a Transfer taking into account, among other things, Lessor’s investment in the Leased Property, the terms of this Lease and the inherent risks of owning and leasing real property.

Unsuitable for Its Primary Intended Use:  With respect to each Facility, a state or condition of such Facility such that by reason of damage or destruction or Condemnation, in the good faith judgment of Lessor, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.

ARTICLE III.

3.1           Rent

.  From and after the Commencement Date, Lessee shall pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset or deduction, the amounts set forth hereinafter as Minimum Rent and Additional Rent during the Term.  Payments of Minimum Rent and Additional Rent shall be made by wire transfer of funds initiated by Lessee to Lessor’s account or to such other Person as Lessor from time to time may designate in writing, in advance on or before the first day of each calendar month.

3.1.1           Minimum Rent.

(a)           For the period from the Commencement Date through the expiration of the fifth (5th) Lease Year, Lessee shall pay to Lessor as monthly “Allocated Minimum Rent” for each Facility one-twelfth (1/12) of the amounts allocated to and set forth opposite such Facility on Exhibit C attached hereto.  The first monthly payment of Allocated Minimum Rent for each Facility shall be payable on the Commencement Date (prorated as to any partial calendar month at the beginning of the Term).

(b)           Monthly Minimum Rent (and applicable Allocated Minimum Rent for each Facility) for the sixth (6th) Lease Year of the Fixed Term shall be equal to the sum of (i) the monthly Minimum Rent (and applicable Allocated Minimum Rent for each Facility) in effect as of the expiration of the fifth (5th) Lease Year, plus (B) the monthly Additional Rent (and applicable Allocated Additional Rent for each Facility) in effect as of the expiration of the fifth (5th) Lease Year, in each case as increased for such sixth (6th) Lease Year by a percentage equal to the greater of (i) Two and One-Half Percent (2.5%) or (ii) the lesser of (A) the applicable CPI Increase or (B) Five Percent (5%).

(c)           Commencing upon the expiration of the sixth (6th) Lease Year and upon the expiration of each Lease Year thereafter during the Term (including any Extended Term), the then current monthly Allocated Minimum Rent for each Facility for such Lease Year shall be increased by the greater of (i) Two and One-Half Percent (2.5%) or (ii) the lesser of (A) the applicable CPI Increase or (B) Five Percent (5%).

(d)           If any increase in Allocated Minimum Rent for any Facility as provided in Sections 3.1.1(b) or (c) above shall not have been made at the commencement of the Lease Year for which applicable, Lessee shall continue to pay monthly Allocated Minimum Rent for such Facility at the last rate applicable until Lessee receives Lessor’s written notice as to such increase.  Within ten (10) days after Lessee’s receipt of Lessor’s notice, Lessee shall pay to Lessor an amount equal to the new monthly Allocated Minimum Rent for such Facility times the number of months from the commencement of the then current Lease Year, as applicable, to the date of receipt of Lessor’s notice, less the aggregate amount paid by Lessee on account of monthly Allocated Minimum Rent for such Facility for the same period.  Thereafter, Lessee shall pay monthly Allocated Minimum Rent for such Facility for the applicable period at the new rate set forth in Lessor’s notice. Following any increase in the Allocated Minimum Rent with respect to any Facility pursuant to Sections 3.1.1(b) or (c) above, at the request of either Lessor or Lessee, the parties shall execute a written confirmation setting forth the same, in form and substance reasonably acceptable to Lessor.  Notwithstanding the foregoing, the failure of either Lessor or Lessee to request and/or the failure of either party to execute and deliver any such written confirmation shall not affect Lessor’s good faith determination of the Allocated Minimum Rent payable with respect the applicable Facility under this Lease.

3.1.2           Additional Rent for the First Five Lease Years of the Fixed Term

.  For the period from the Commencement Date through the expiration of the fifth (5th) Lease Year of the Fixed Term, Lessee shall pay as monthly “Allocated Additional Rent” with respect to each Facility the amount determined pursuant to this Section 3.1.2.

(a)           As of the Commencement Date for each Facility, such monthly Allocated Additional Rent for such Facility shall initially be zero dollars ($0.00).

(b)           The monthly Additional Rent (and the Allocated Additional Rent with respect to each applicable Facility) then in effect shall be increased from time to time on the date of any payment, funding or accrual by Lessor of any Aggregate Costs of the Planned Capital Refurbishment Project for any Planned Capital Refurbishment Project for such Facility (other than any portion of the Planned Capital Refurbishment Project Allowance, but including any portion of the Planned Capital Refurbishment Project Additional Funding Amount, in either case paid, funded or accrued by Lessor on account thereof as provided in this Lease), by an amount equal to one-twelfth (1/12) of the product of (i) the amount of payment, funding or accrual by Lessor of any such Aggregate Costs of the Planned Capital Refurbishment Project for any Planned Capital Refurbishment Project for such Facility (other than on account of the Planned Capital Refurbishment Project Allowance), times (ii) the Applicable Lease Rate in effect as of the date of such payment, funding or accrual by Lessor. The amount of each increase in such monthly Allocated Additional Rent with respect to each Facility pursuant to this Section 3.1.2 shall be referred to herein as the “Allocated Additional Rent Increase Amount.”  The Allocated Additional Rent with respect to any Facility as so increased by the applicable Allocated Additional Rent Increase Amount shall remain in effect until any subsequent increase as provided in this Section 3.1.2. If the effective date of any Allocated Additional Rent Increase Amount for any Facility does not occur on the first (1st) day of a calendar month, then the applicable Allocated Additional Rent Increase Amount for such Facility shall be prorated based upon the number of days in such calendar month in which the effective date of such Allocated Additional Rent Increase Amount for such Facility occurs.

(c)           In addition to any increases in monthly Additional Rent (and the Allocated Additional Rent with respect to each applicable Facility) that may occur during any applicable Lease Year pursuant to Section 3.1.2(b) above, upon the expiration of the first (1st) Lease Year of the Fixed Term and upon the expiration of each Lease Year thereafter through the expiration of the fourth (4th) Lease Year during the Fixed Term, the then current monthly Additional Rent (and applicable Allocated Additional Rent for each Facility) in effect as of the expiration of such Lease Year shall be increased for the immediately following Lease Year by a percentage equal to the greater of (i) Two and One-Half Percent (2.5%) or (ii) the lesser of (A) the applicable CPI Increase or (B) Five Percent (5%).

(d)           If any increase in monthly Additional Rent (and applicable Allocated Additional Rent) (i) as provided for in Section 3.1.2(c) above shall not have been made at the commencement of the Lease Year for which applicable, or (ii) as provided for in Section 3.1.2(b) above shall not have been made on the effective date of any Allocated Additional Rent Increase Amount, Lessee shall continue to pay monthly Additional Rent (and applicable Allocated Additional Rent for each Facility) at the last rate applicable until Lessee receives Lessor’s written notice as to such increase.  Within ten (10) days after Lessee’s receipt of Lessor’s notice, Lessee shall pay to Lessor an amount equal to the new monthly Additional Rent times the number of months (or prorated for any partial month in the case of any increase as provided in Section 3.1.2(b) above) from the commencement of the then current Lease Year or the effective date of any Allocated Additional Rent Increase Amount to the date of receipt of Lessor’s notice, less the aggregate amount paid by Lessee on account of monthly Additional Rent for the same period.  Thereafter, Lessee shall pay monthly Additional Rent (and applicable Allocated Additional Rent for each Facility) for the applicable period at the new rate set forth in Lessor’s notice. Following any increase in the Additional Rent (and applicable Allocated Additional Rent for each Facility) pursuant to either of Sections 3.1.2(b) or (c), at the request of either Lessor or Lessee, the parties shall execute a written confirmation setting forth the same, in form and substance reasonably acceptable to Lessor.  Notwithstanding the foregoing, the failure of either Lessor or Lessee to request and/or the failure of either party to execute and deliver any such written confirmation shall not affect Lessor’s good faith determination of the Additional Rent (and applicable Allocated Additional Rent for each Facility) payable under this Lease.

(e)           For avoidance of doubt, Lessor and Lessee acknowledge and agree that commencing with the sixth (6th) Lease Year of the Fixed Term, and thereafter, there shall be no further Additional Rent (or applicable Allocated Additional Rent for any Facility) accruing and payable under this Lease, it being further acknowledged that commencing with the sixth (6th) Lease Year of the Fixed Term, all monthly Additional Rent (and applicable Allocated Additional Rent for each Facility) payable for the last month of the fifth (5th) Lease Year shall be taken into account for purposes of determining the monthly Minimum Rent (and applicable Allocated Minimum Rent for each Facility) for such sixth (6th) Lease Year of the Fixed Term and thereafter (to the extent applicable) as provided in Section 3.1.1.

3.2           Additional Charges

.  In addition to the Minimum Rent and Additional Rent, (i) Lessee shall also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; and (ii) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (i) above, Lessee shall also promptly pay and discharge every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items (the items referred to in clauses (i) and (ii) above being referred to herein collectively as the “Additional Charges”), except where such failure is due to the acts or omissions of Lessor, in which case Lessee shall not be responsible for any such fine, penalty, interest or cost.

3.3           Late Payment of Rent.

(a)           LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED HEREUNDER, THE EXACT AMOUNT OF WHICH IS PRESENTLY ANTICIPATED TO BE EXTREMELY DIFFICULT TO ASCERTAIN.  SUCH COSTS MAY INCLUDE PROCESSING AND ACCOUNTING CHARGES AND LATE CHARGES WHICH MAY BE IMPOSED ON LESSOR BY THE TERMS OF ANY LOAN AGREEMENT AND OTHER EXPENSES OF A SIMILAR OR DISSIMILAR NATURE.  ACCORDINGLY, IF ANY INSTALLMENT OF RENT OTHER THAN ADDITIONAL CHARGES PAYABLE TO A PERSON OTHER THAN LESSOR SHALL NOT BE PAID WITHIN THREE (3) BUSINESS DAYS AFTER ITS DUE DATE, LESSEE WILL PAY LESSOR ON DEMAND A LATE CHARGE EQUAL TO THE LESSER OF (I) FIVE PERCENT (5%) OF THE AMOUNT OF SUCH INSTALLMENT OR (II) THE MAXIMUM AMOUNT PERMITTED BY LAW.  THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE.  THE PARTIES FURTHER AGREE THAT SUCH LATE CHARGE IS RENT AND NOT INTEREST AND SUCH ASSESSMENT DOES NOT CONSTITUTE A LENDER OR BORROWER/CREDITOR RELATIONSHIP BETWEEN LESSOR AND LESSEE.  IN ADDITION, THE AMOUNT UNPAID, INCLUDING ANY LATE CHARGES, SHALL BEAR INTEREST AT THE OVERDUE RATE COMPOUNDED MONTHLY FROM THE DUE DATE OF SUCH INSTALLMENT TO THE DATE OF PAYMENT THEREOF, AND LESSEE SHALL PAY SUCH INTEREST TO LESSOR ON DEMAND.  THE PAYMENT OF SUCH LATE CHARGE OR SUCH INTEREST SHALL NOT CONSTITUTE WAIVER OF, NOR EXCUSE OR CURE, ANY

DEFAULT UNDER THIS LEASE, NOR PREVENT LESSOR FROM EXERCISING ANY OTHER RIGHTS AND REMEDIES AVAILABLE TO LESSOR.

Lessor’s Initials:                                ______

Lessee’s Initials:                                ______

(b)           If Lessee shall, during any six (6) month period, be more than five (5) Business Days delinquent in the payment of any Rent due and payable by Lessee hereunder on three (3) or more occasions then, notwithstanding anything herein to the contrary, Lessor may, by written notice to Lessee, elect to require Lessee to pay all Minimum Rent and Additional Rent payable hereunder quarterly in advance.  Such right of Lessor shall be in addition to and not in lieu of any other right of remedy available to Lessor hereunder or at law on account of an Event of Default by Lessee hereunder.  For purposes of this Section 3.3(b), the following terms and conditions shall apply:

(i)           If at any given time Lessee shall be more than five (5) Business Days delinquent in the payment of any Rent due and payable hereunder with respect to more than one (1) Facility, such delinquency shall only constitute a single occasion of delinquency, despite the fact that such delinquency has occurred with respect to the payment of Rent for more than one (1) Facility.

(ii)           If the date upon which any Rent is due and payable hereunder is not a Business Day, such date shall be deemed to be the next Business Day following such date.

3.4           Net Lease

.  This Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease.  The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent, Additional Rent and Additional Charges throughout the Term.

ARTICLE IV.

4.1           Impositions

.

4.1.1           Subject to Article XII relating to permitted contests, Lessee shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment.  Lessee shall make such payments directly to the taxing authorities where feasible, and promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments.  Lessee’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a lien upon the Leased Property, any Capital Additions or any part(s) thereof.  If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Lessee may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

4.1.2           Lessor shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Lessor’s net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee shall prepare and file all other tax returns and reports as may be required by Legal Requirements.

4.1.3           Any refund due from any taxing authority in respect of any Imposition paid by Lessee shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing.  Any other refund shall be paid over to or retained by Lessor.

4.1.4           Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property and all Capital Additions as may be necessary to prepare any required returns and reports.  If any property covered by this Lease is classified as personal property for tax purposes, Lessee shall file all personal property tax returns in such jurisdictions where it must legally so file.  Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Lessor is legally required to file personal property tax returns and to the extent practicable, Lessee shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest.

4.1.5           Lessee may, upon notice to Lessor, at Lessee’s option and at Lessee’s sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee’s expense as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action but at no cost or expense to Lessor.  Billings for reimbursement by Lessee to Lessor of personal property or real property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property with respect to which such payments are made.

4.1.6           Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor has knowledge, but Lessor’s failure to give any such notice shall in no way diminish Lessee’s obligations hereunder to pay such Impositions.

4.1.7           Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates with respect to any Facility shall be adjusted and prorated between Lessor and Lessee with respect to such Facility, whether or not such Imposition is imposed before or after such commencement or termination and Lessee’s obligation to pay its prorated share thereof shall survive such termination with respect to such Facility.  Lessor acknowledge and agree that Impositions imposed or assessed in respect of the tax-fiscal period during which the Term commences or for any prior periods are or will be prorated and adjusted between Current Owner and Lessee pursuant to the applicable Operations Transfer Agreement(s) and, accordingly, Lessee shall be responsible for paying the same from and after the Commencement Date, whether or not such Impositions relate to any periods prior to the Commencement Date.

4.2           Utilities

4.2.1           .  Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all Capital Additions.  Lessee shall also pay or reimburse Lessor for all costs and expenses of any kind whatsoever which at any time may be imposed against Lessor by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property of any such Facility, any Capital Additions of any such Facility and/or any part(s) thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property and/or any Capital Additions of any such Facility, including any and all costs and expenses associated with any utility, drainage and parking easements.  Lessor and Lessee acknowledge and agree that, to the extent any of the foregoing charges and expenses relate to any period prior to the Commencement Date, the same are or will be prorated and adjusted between Current Owner and Lessee pursuant to the applicable Operations Transfer Agreement(s) and, accordingly, Lessee shall be responsible for paying the same from and after the Commencement Date, whether or not the same relate to any periods prior to the Commencement Date.

4.3           Insurance

.  During the Term, Lessee shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Lessee hereunder.

4.4           Impound Account

.  Lessor may, at its option to be exercised by thirty (30) days’ written notice to Lessee, require Lessee to deposit, at the time of any payment of Minimum Rent and Additional Rent, an amount equal to one-twelfth (1/12th) of Lessee’s estimated annual taxes, of every kind and nature, required pursuant to Section 4.1 plus, if Lessee fails to pay any insurance premium in a timely manner as required by this Lease, one-twelfth (1/12th)of Lessee’s estimated annual insurance premiums required pursuant to Section 4.3 into an impound account as directed by Lessor.  Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Lessor shall determine, on or before the respective dates on which the same or any of them would become delinquent.  The cost of administering such impound account shall be paid by Lessee.  Nothing in this Section 4.4 shall be deemed to affect any right or remedy of Lessor hereunder.

4.5           Tax Service

.  If requested by Lessor, Lessee shall, at its sole cost and expense, cause to be furnished to Lessor a tax reporting service, to be designated by Lessor, covering the Leased Property and all Capital Additions.

ARTICLE V.

5.1           No Termination, Abatement, etc

.  Except as otherwise specifically provided in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent.  Except as otherwise specifically provided in this Lease, the respective obligations of Lessor and Lessee shall not be affected by reason of (i) any damage to or destruction of the Leased Property, any Capital Additions and/or any part(s) thereof from whatever cause and/or any Condemnation of the Leased Property, any Capital Additions and/or any part(s) thereof; (ii) the lawful or unlawful prohibition of, or restriction upon, Lessee’s use of the Leased Property, any Capital Additions and/or any part(s) thereof, or the interference with such use by any Person other than by reason of (A) any such Person claiming by or through Lessor, or (B) a condition existing on or prior to the Commencement Date; (iii) any claim that Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor hereunder or under any other agreement between Lessor and Lessee or to which Lessor and Lessee are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Lessee from any such obligations as a matter of law.  Lessee hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Leased Property, any Capital Additions and/or any part(s) thereof; or (b) which may entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease.  The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

5.2           Termination with Respect to Fewer than All of the Facilities

.  Wherever in this Lease the action of terminating the Lease with respect to a Facility (or action of similar import) is discussed, such action shall mean the termination of Lessee’s rights in and to the Leased Property relating to such Facility.  Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Lessor or Lessee pursuant to rights granted hereunder with respect to any Facility, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Facilities not so terminated, and this Lease shall continue in full force and effect with respect to each other such Facility, except that the total Minimum Rent and Additional Rent payable hereunder shall be reduced by the amount of Allocated Minimum Rent and Allocated Additional Rent with respect to such Facility as to which this Lease has so terminated.  Nothing contained in this Section 5.2 shall serve in any way to limit Lessor’s ability (a) pursuant to Section 16.2 below, to terminate this Lease with respect to any or all of the Facilities if an Event of Default shall have occurred under this Lease, regardless of whether such Event of Default emanated primarily from a single Facility, or (b) in the event of a termination because of an Event of Default, to recover damages or otherwise exercise its remedies with respect to such Facility(ies) as provided in Article XVI.

5.3           Abatement Procedures

.  In the event of a partial taking by Condemnation of any Facility as described in Section 15.1.2, which taking by Condemnation does not render the Leased Property of such Facility Unsuitable for its Primary Intended Use, this Lease shall not terminate with respect to the Leased Property of such Facility, but the monthly Allocated Minimum Rent and Additional Rent for such Facility shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, primarily taking into consideration, along with other relevant factors, the number of usable beds affected by such partial taking by Condemnation.  If Lessor and Lessee are unable to agree upon the amount of such abatement within sixty (60) days after such partial taking by Condemnation, either party may submit the matter to arbitration as provided in Article XLIV below.

ARTICLE VI.

6.1           Ownership of the Leased Property

.  Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease.  Upon the expiration or earlier termination of this Lease with respect to any Facility Lessee shall, at its expense, repair and restore the Leased Property relating to such Facility to the condition required by Section 9.1.4.

6.2           Personal Property

.  During the Term, Lessee shall, as necessary and at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee’s Personal Property and replacements thereof which shall be the property of and owned by Lessee.  Except as provided in Sections 6.3 and 16.10, Lessor shall have no rights to Lessee’s Personal Property.  With respect to each Facility, Lessee shall provide and maintain during the entire Term applicable to such Facility all Personal Property necessary in order to operate such Facility in compliance with all licensure and certification requirements, all Legal Requirements and all Insurance Requirements and otherwise in accordance with customary practice in the industry for its Primary Intended Use.

6.3           Transfer of Personal Property and Capital Additions to Lessor

.  Upon the expiration or earlier termination of this Lease with respect to a Facility, all Capital Additions not owned by Lessor and Lessee’s Personal Property relating to such Facility shall become the property of Lessor, free of any encumbrance and Lessee shall execute all documents and take any actions reasonably necessary to evidence such ownership and discharge any encumbrance.

ARTICLE VII.

7.1           CONDITION OF THE LEASED PROPERTY

.  On and as of the Commencement Date, Lessee acknowledges receipt and delivery of possession of the Leased Property and Lessee hereby confirms that Lessee has had the opportunity to examine and inspect the Leased Property and otherwise has knowledge of the condition of the Leased Property prior to the Commencement Date and has found the same to be in good order and repair, free from Hazardous Substances not in compliance with Legal Requirements, and satisfactory for its purposes hereunder.  Regardless, however, of any examination or inspection made by Lessee and whether or not any patent or latent defect or condition was revealed or discovered thereby, Lessee is leasing the Leased Property “AS IS” in its present condition.  Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property of each Facility including any defects or adverse conditions not discovered or otherwise known by Lessee either as of the Effective Date or as of the Commencement Date.  LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY LESSEE INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.  Notwithstanding the foregoing, Lessor hereby acknowledges its obligation to fund a portion of the Planned Capital Refurbishment Project(s) in accordance with, and subject to, the provisions of Section 9.5 below.

7.2           Use of the Leased Property

.

7.2.1           Lessee covenants that it will obtain and maintain all authorization and approvals needed to use and operate the Leased Property, all Capital Additions and each Facility for such Facility’s respective Primary Intended Use and any other use conducted on the Leased Property and any Capital Additions as may be permitted from time to time hereunder in accordance with Legal Requirements including applicable licenses, provider agreements, permits, and Medicare and/or Medicaid certification.

7.2.2           Lessee shall use or cause to be used the Leased Property, all Capital Additions and the improvements thereon of each Facility for its Primary Intended Use.  Lessee shall not use the Leased Property, any Capital Additions or any part(s) thereof for any other use without the prior written consent of Lessor, which consent Lessor may withhold in its sole discretion.

7.2.3           Lessee shall operate continuously the entire Leased Property and all Capital Additions of each Facility in accordance with its Primary Intended Use; provided, however, that Lessee shall be relieved of such obligation to continuously operate the Leased Property and all Capital Additions of each Facility to the extent reasonably necessary (a) to complete any repair or restoration of the Leased Property and Capital Additions of any Facility pursuant to the terms of Sections 14.2, 14.3 and 15.1.3, as applicable, (b) to complete any Capital Additions to the Leased Property or any Facility that are consented to by Lessor in accordance with the terms of Section 10.1 below, and (c) as a result of any cause described in Section 45.1.16 below.  Lessee shall devote the entirety of each Facility and all Capital Additions thereto to the Primary Intended Use, except for areas reasonably required for office or storage space uses incidental to the Primary Intended Use.  Lessee shall not modify the services offered or take any other action (e.g., removing patients or residents from any Facility or directing patients or residents, or prospective patients or residents, to another Facility) which would materially reduce Gross Revenues or the Fair Market Value of any such Facility.  Lessee shall at all times maintain an adequate staff for the service of its residents and/or patients, in each case assuming an occupancy and/or use level for each Facility which is not less than the average occupancy and/or use level for similar facilities in the State.  Lessee shall employ its best judgment, efforts and abilities to operate the entirety of each Facility in such a manner so as to maximize Gross Revenues and to enhance the reputation and attractiveness of each Facility.

7.2.4           Lessee shall conduct its business at each Facility in conformity with the highest standards of patient or resident care practice provided in similar facilities in the State.

7.2.5           Lessee shall not commit or suffer to be committed any waste on the Leased Property and/or on or to any Capital Additions or cause or permit any nuisance to exist thereon or with respect thereto.

7.2.6           Lessee shall neither suffer nor permit the Leased Property, any Capital Additions, or any part(s) thereof, or Lessee’s Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor’s title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property, any Capital Additions or any part(s) thereof.

7.3           Lessor to Grant Easements, etc

.  Lessor shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee’s cost and expense, but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants, conditions and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers to the extent of its interest in the Leased Property, but only upon delivery to Lessor of an Officer’s Certificate stating that such grant release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

7.4           Preservation of Facility Value

.  Lessee acknowledges that a fair return to Lessor on its investment in the Leased Property of each Facility and all Capital Additions thereto is dependent, in part, on the concentration on the Leased Property of each Facility during the Term of the assisted living and skilled nursing business of Lessee and its Affiliates in operating such Facility for its Primary Intended Use in the geographical area of the Leased Property of such Facility.  Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property and all Capital Additions.  Accordingly, Lessor and Lessee agree as follows:

7.4.1           During the Term with respect to each Facility and for a period of two (2) years thereafter, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with any Facility and the Primary Intended Use within a five (5) mile radius outward from the outside boundary of the Leased Property of such Facility (the “Prohibited Area”).  All distances shall be measured on a straight line rather than on a driving distance basis.  In the event that any portion of such other facility or institution is located within such Prohibited Area the entire facility or institution shall be deemed located within such Prohibited Area.  Notwithstanding the foregoing, the provisions of this Section 7.4.1 shall not apply to (collectively, the “Excluded Facilities”): (a) those facilities set forth on Schedule 7.4.1 attached hereto and (b) any other facilities which after the Commencement Date become part of the assets of Lessee or any of its Affiliates or which either Lessee or any of its Affiliates otherwise operates, owns, leases or manages, as a result of the acquisition (whether direct or indirect) of a portfolio of senior housing facilities consisting of three (3) or more facilities in a single transaction or series of related transactions; provided, however, that if more than fifty percent (50%) of the facilities acquired in such portfolio transaction are located within the Prohibited Area or, if as of the date of the closing of such portfolio transaction, the applicable Facility affected by such portfolio transaction has an occupancy rate of less than the lesser of (i) ninety percent (90%) or (ii) the occupancy rate of such Facility as of the Commencement Date, then the foregoing exception described in clause (b) above shall not apply, and such competing facilities shall not be deemed “Excluded Facilities” for purposes of this Section 7.4.1.

7.4.2           Except as is necessary (a) to provide residents or patients with an alternative level of care not available at a Facility, (b) as a result of the failure of the applicable resident or patient to pay Lessee for its stay at the Facility, or (c) to ensure the health and welfare of other residents of a Facility, prior to and after the expiration or earlier termination of this Lease, Lessee shall not recommend or solicit the removal or transfer of any resident or patient from any Facility to any other facility or institution owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates.

ARTICLE VIII.

8.1           Compliance with Legal and Insurance Requirements, Instruments, etc.

  Subject to Article XII regarding permitted contests, Lessee, at its expense, shall promptly (i) comply with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property, Lessee’s Personal Property and all Capital Additions whether or not compliance therewith may require structural changes in any of the Leased Improvements or any Capital Additions thereto or interfere with the use and enjoyment of the Leased Property and (ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property, Lessee’s Personal Property and all Capital Additions for the applicable Primary Intended Use and any other use of the Leased Property, Lessee’s Personal Property and all Capital Additions then being made, and for the proper erection, installation, operation and maintenance of the Leased Property, Lessee’s Personal Property and all Capital Additions.  If Lessee shall fail to comply with any such Legal Requirements or Insurance Requirements or shall fail to procure, maintain and/or comply with any such licenses, certificates of need, provider agreements or other authorizations, then, upon ten (10) days’ prior written notice (except (a) in the event of an emergency, in which case no prior notice shall be required or (b) in the case of any other express provision of this Lease that permits Lessor to self-help rights or remedies on less than ten (10) day’s prior written notice or upon no notice, in which case such shorter or no notice shall be required in connection therewith, as applicable), Lessor, without waving or releasing any obligation or default of Lessee as a result thereof, may, but shall not be obligated to, enter upon the Leased Property and all Capital Additions thereto and take such actions and incur such reasonable costs and expenses to effect such compliance, procurement or maintenance as it deems necessary or advisable to protect its interest in the Leased Property and all Capital Additions thereto, and Lessee shall reimburse Lessor for all such reasonable costs and expenses incurred by Lessor in connection with such actions.  Lessee covenants and agrees that the Leased Property, Lessee’s Personal Property and all Capital Additions shall not be used by Lessee or any Person claiming by, through or under Lessee for any unlawful purpose.

ARTICLE IX.

9.1           Maintenance and Repair.

9.1.1           Lessee, at its expense, shall maintain the Leased Property, and every portion thereof, Lessee’s Personal Property and all Capital Additions, and all private roadways, sidewalks and curbs appurtenant to the Leased Property, and which are under Lessee’s control in good order and repair whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of the Leased Property, Lessee’s Personal Property and all Capital Additions, and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, including those necessary to comply with changes in any Legal Requirements, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date.  All repairs shall be at least equivalent in quality to the original work.  Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property of any Facility or any part thereof or any Capital Addition thereto for its Primary Intended Use.

9.1.2           Lessor shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property or any Capital Additions; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property or any Capital Additions in any way.  Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

9.1.3           Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Addition thereto; or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof or any Capital Addition thereto.

9.1.4           Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or earlier termination of the Term with respect to a Facility, vacate and surrender the Leased Property, Lessee’s Personal Property and all Capital Additions, in each case with respect to such Facility, to Lessor in the condition in which such Leased Property was originally received from Lessor and such Lessee’s Personal Property and Capital Additions were originally introduced to such Facility, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear.

9.2           Encroachments, Restrictions, Mineral Leases, etc

.  If any of the Leased Improvements or Capital Additions shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Addition thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Addition thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Lessor or any Person affected by any such encroachment, violation or impairment, Lessee, at its sole cost and expense, but subject to its right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend Lessor from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment.  In the event of an adverse final determination with respect to any such encroachment, violation or impairment, Lessee shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and any Capital Addition thereto, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements or any Capital Addition thereto, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements and any Capital Addition thereto for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements and Capital Additions were operated prior to the assertion of such encroachment, violation or impairment.  Lessee’s obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Lessor for any damages incurred by any such encroachment, violation or impairment, Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

9.3           On-Going Capital Projects

.

9.3.1           Without in any way limiting Lessee’s obligations under this Article IX (including Section 9.5 hereof), subject to the provisions of Section 9.3.4 hereof, Lessee shall expend during each Lease Year for each Facility, no less than the Annual Minimum Capital Project Amount for such Facility for Capital Projects to such Facility.  Such Capital Projects shall be performed and completed in compliance with the applicable provisions of this Lease.  Promptly following the expiration of each Lease Year for each Facility, Lessee shall furnish to Lessor reasonable documentary evidence as to the completion of all Capital Projects for such Lease Year required pursuant to this Section 9.3, together with the costs thereof.  Subject to the provisions of Section 9.3.4 below, if Lessee fails to expend during any Lease Year the applicable Annual Minimum Capital Project Amount for Capital Projects for any Facility, then Lessee shall promptly deposit with Lessor as a repair and replacement reserve with respect to such Facility (a “Replacement Reserve”) for Capital Projects to such Facility, an amount equal to (a) the Annual Minimum Capital Project Amount for such Facility less (b) the sum of (i) the amounts expended by Lessee during such Lease Year on account of Capital Projects to such Facility and (ii) the Annual Minimum Capital Project Amount Overage for such Facility, and, so long as Lessee otherwise maintains such Facility in the condition required by this Lease, once such deposit has been made Lessee shall not be deemed to be in default of its obligations under this Section 9.3 for Lessee’s failure to expend during such Lease Year the applicable Annual Minimum Capital Project Amount for Capital Projects for such Facility.  So long as no Event of Default or event or circumstance which with notice or passage of time, or both, would constitute an Event of Default hereunder has occurred, if (i) a Replacement Reserve has been established for any Facility and (ii) Lessee expends in any Lease Year an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects for such Facility, Lessor shall, to the extent funds are available for such purpose in such Replacement Reserve, disburse to Lessee the Capital Project Costs incurred and paid by Lessee during such Lease Year in performing such Capital Projects to such Facility in excess of the applicable Annual Minimum Capital Project Amount for such Facility for such Lease Year.  Any such disbursement from any Replacement Reserve shall be paid by Lessor to Lessee within fifteen (15) days following: (a) receipt by Lessor of a written request from Lessee for disbursement from the Replacement Reserve for such Facility and a certification by Lessee in form and substance reasonably satisfactory to Lessor that the applicable item of Capital Project for such Facility has been completed; (b) delivery to Lessor of paid invoices, receipts or other evidence reasonably satisfactory to Lessor, verifying (1) the Capital Project Costs for such Capital Project and (2) that, subject to the provisions of Section 9.3.4 hereof, Lessee has expended in the applicable Lease Year an amount in excess of the applicable Annual Minimum Capital Project Amount for Capital Projects for such Facility; and (c) delivery to Lessor of affidavits, lien waivers or other evidence satisfactory to Lessor showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Leased Property of such Facility have been paid all amounts due for labor and materials furnished to the Leased Property of such Facility.  Lessor shall not be required to make advances from any Replacement Reserve more frequently than once in any thirty (30) day period.  Except as provided in Section 9.3.4 hereof, amounts held in the Replacement Reserve for any Facility may not be used to pay for or reimburse Lessee for Capital Project Costs for any other Facility.

9.3.2           No Replacement Reserve shall be or be deemed to be escrow or trust funds, but, at Lessor’s option and in Lessor’s discretion, may either be held in a separate account or be commingled by Lessor with the general funds of Lessor.  Lessee shall not be entitled to any interest on any funds contained in any Replacement Reserve.  The Replacement Reserves are solely for the protection of Lessor and the Leased Property of the Facilities and entail no responsibility on Lessor’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms of this Section 9.3 and beyond the allowing of due credit for the sums actually received.  Upon assignment of this Lease by Lessor, any funds in any Replacement Reserve shall be turned over to the assignee and any responsibility of Lessor, as assignor, with respect thereto shall terminate.

9.3.3           If any funds remain in any Replacement Reserve upon the expiration or earlier termination of this Lease (other than as a result of the purchase of the Leased Property of the applicable Facility by Lessee, in which case all of such funds in the applicable Replacement Reserve shall be remitted by Lessor to Lessee upon the closing of such purchase or offset against the purchase price payable by Lessee for the Leased Property of such Facility) and Lessor determines in its reasonable discretion that Lessee has failed to maintain any Facility in accordance with the requirements of this Lease, then the funds held in such Replacement Reserve shall be paid over to Lessor as an Additional Charge and Rent under this Lease for purposes of making necessary repairs to the Facilities and shall be in addition to Minimum Rent, Additional Rent and all other Additional Charges payable hereunder.

9.3.4           Notwithstanding anything to the contrary in this Section 9.3, if, for any Lease Year, Lessee reasonably determines that the expenditure by Lessee of all or a portion of the Annual Minimum Capital Project Amount for Capital Projects for a Facility pursuant to this Section 9.3 is not required or necessary in order to maintain such Facility in the condition required by this Lease (herein, an “Non-Capital Need Facility”), and Lessee desires to expend more than the applicable Annual Minimum Capital Project Amount for any other Facility(ies) for Capital Projects for such Lease Year, then Lessee may, in advance and in writing, request Lessor’s consent to the reallocation and expenditure of all or such portion of such Annual Minimum Capital Project Amount for such Non-Capital Need Facility for Capital Projects to such other Facility(ies) during such Lease Year.  Lessor hereby agrees not to unreasonably withhold its consent to any such reallocation and expenditure of all or such portion of the Annual Minimum Capital Project Amount for any such Non-Capital Need Facility for Capital Projects to such other Facility(ies) for an applicable Lease Year so long as (a) no Event of Default has occurred and is continuing hereunder, (b) Lessee is otherwise maintaining such Non-Capital Need Facility in the condition required by this Lease and reasonably demonstrates to Lessor that all or such portion of the Annual Minimum Capital Project Amount for such Non-Capital Need Facility requested by Lessee to be so reallocated (herein, the “Reallocated Annual Minimum Capital Project Amount”) is not needed or required for such Non-Capital Need Facility for such Lease Year and will instead be expended by Lessee, in addition to the applicable Annual Minimum Capital Project Amount for such other Facility(ies) , for Capital Projects to such other Facility(ies) during such Lease Year, and (c) such reallocation and expenditure has been approved by any Facility Mortgagee, to the extent required under the terms of any Facility Mortgage Loan Documents.   If Lessor consents to such reallocation and expenditure for any Lease Year of the Reallocated Annual Minimum Capital Project Amount for a Non-Capital Need Facility to any such other Facility(ies), then the following shall apply:

(a)           The Annual Capital Project Amount for such Non-Capital Need Facility for such Lease Year shall be reduced for such Lease Year by the Reallocated Annual Minimum Capital Project Amount, but not below zero (-0-);

(b)           Lessee shall expend during such Lease Year for each such other Facility(ies) the Allocated Minimum Capital Project Amount for Capital Projects for such Facility(ies), together with the amount of the Reallocated Annual Minimum Capital Project Amount that has been reallocated to such Facility(ies) with the approval of Lessor as provided above (with respect to each such Facility the amount so reallocated, the “Increased Annual Minimum Capital Project Amount”);

(c)           Any portion of the Increased Annual Minimum Capital Project Amount expended by Lessee for Capital Projects for any such Facility for any Lease Year shall not be counted towards the Annual Minimum Capital Project Amount Overage for such Facility for any subsequent Lease Years; and

(d)           If Lessee fails to expend during such Lease Year for any other Facility(ies) the amount required pursuant to clause (b) above, then any portion of such Increased Annual Minimum Capital Project Amount for such Facility(ies) not so expended shall be reallocated back to the Non-Capital Need Facility for such Lease Year, and if not expended for Capital Projects for such Non-Capital Need Facility for such Lease Year, then Lessee shall promptly deposit with Lessor into the Replacement Reserve for such Non-Capital Need Facility the amount that has not been so expended on such other Facility(ies).

9.4           Inspections; Due Diligence Fee

.  Without limiting Lessor’s rights pursuant to Section 26.1 hereof, from time to time during the Term, Lessor and its agents shall have the right to inspect the Leased Property and any portion thereof and all systems contained therein at any reasonable time to determine Lessee’s compliance with its obligations under this Lease.  Lessor shall provide Lessee with at least two (2) Business Days’ prior written notice prior to any inspections of the Leased Property pursuant to the terms of this Section 9.4, except in the event of an emergency, in which case no prior notice shall be required.  Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in connection with the inspections provided for in this Section 9.4 promptly following its receipt of Lessor’s invoice therefore, which costs shall not exceed One Thousand Dollars ($1,000.00) annually.

9.5           Initial Planned Capital Refurbishment Projects.

9.5.1           Nature of Planned Capital Refurbishment Projects.  Lessor and Lessee acknowledge and agree that the Facilities are currently in need of certain capital refurbishments/replacements as generally described on Schedule 9.5.1A as the “Immediate Need” items and on Schedule 9.5.1B as the “Future Need” items, as well as certain other potential additional capital refurbishments/replacements items as may be proposed by Lessee and reasonably approved by Lessor, in order to bring the same into good order and repair and to improve their overall competitive position in the respective marketplaces in which they are located.  Promptly following the Effective Date, Lessor and Lessee shall reasonably and in good faith agree in writing upon any such additional capital refurbishments/replacements to each Facility (i.e., in addition to those items generally described on Schedules 9.5.1A and 9.5.1B) as are necessary to bring each such Facility into good order and repair and to improve its overall competitive position in the respective marketplaces in which they are located, including the general scope of any such additional capital refurbishments/replacements and estimated cost budget(s) therefor (with respect to each Facility, the applicable items described on Schedules 9.5.1A and 9.5.1B and any such additional refurbishments/replacements so proposed by Lessee and reasonably approved by Lessor, the “Planned Capital Refurbishment Project”).

9.5.2           Funding of Planned Capital Refurbishment Project(s) Generally.  In connection with each applicable Planned Capital Refurbishment Project for a Facility as described on Schedule 9.5.1A, Lessor shall provide to Lessee the Allocated Planned Capital Refurbishment Project Allowance as provided for herein in accordance with and subject to the provisions of this Section 9.5.  In connection with each applicable Planned Capital Refurbishment Project for a Facility as described on Schedule 9.5.1B, as well as any other additional capital refurbishments/replacements item as may be proposed by Lessee and reasonably approved by Lessor, Lessor shall provide to Lessee the Allocated Planned Capital Refurbishment Additional Funding Amount as provided for herein in accordance with and subject to the provisions of this Section 9.5.  Lessee shall be solely responsible to perform all Planned Capital Refurbishment Project(s) and to pay or fund the Aggregate Costs of the Planned Capital Refurbishment Project(s) therefor in excess of: (a) with respect to the Planned Capital Refurbishment Projects described on Schedule 9.5.1A, (i) the Planned Capital Refurbishment Project Allowance for all Facilities and (ii) the Allocated Planned Capital Refurbishment Project Allowance for any one Facility (subject to reallocation of such allowance in accordance with the definition of  “Allocated Planned Capital Refurbishment Project Allowance” among the Facilities); and (b) with respect to the Planned Capital Refurbishment Projects described on Schedule 9.5.1B, as well as any other additional capital refurbishments/replacements items as may be proposed by Lessee and reasonably approved by Lessor, (i) the Planned Capital Refurbishment Project Additional Funding Amount for all Facilities and (ii) the Allocated Planned Capital Refurbishment Additional Funding Amount for any one Facility (subject to reallocation of such additional funding amount in accordance with the definition of  “Allocated Planned Capital Refurbishment Project Additional Funding Amount” among the Facilities).

9.5.3           Certain Approvals (Plans and Specifications, Project Budget(s), Etc).  Once approved in concept pursuant to Section 9.5.1 above, and prior to commencing any work relating to any Planned Capital Refurbishment Project for any Facility, Lessee shall provide Lessor with the following, each of which shall be subject to Lessor’s reasonable approval: (a) detailed plans and specifications for the work to be performed in connection with such Planned Capital Refurbishment Project for such Facility (with respect to each Facility, the “Plans and Specifications”); (b) a detailed final budget, which budget shall also provide a detailed cost breakdown of all construction costs (with respect to each Facility, the “Project Budget”); (c) any other detailed budget information as Lessor may reasonably request and approve from Lessee; (d) if applicable based on the nature of the Planned Capital Refurbishment Project for such Facility, copies of all building permits and other authorizations from any applicable governmental authorities with jurisdiction required in connection with such Planned Capital Refurbishment Project for such Facility; and (e) evidence that Lessee has filed, recorded or posted a notice of non-responsibility in favor of Lessor in connection with such Planned Capital Refurbishment Project for such Facility.  The Project Budget with respect to each Planned Capital Refurbishment Project for a Facility shall include, and Lessee shall be responsible for paying to Lessor, (i) an amount equal to $1,650.00 for each site visit per Facility for the purpose of inspecting such Planned Capital Refurbishment Project for such Facility, provided that Lessor shall not be entitled to such amount for more than one (1) visit for each Facility (except that Lessor shall be entitled to make an additional site visit to a Facility and receive such amount in connection with each

Request for Advance in which the amount requested to be disbursed by Lessor therefor is $100,000.00 or more) (with respect to each Capital Refurbishment Project for a Facility, collectively, the “Planned Capital Refurbishment Project Site Review Fees”) and (ii) all legal fees, expenses and disbursements incurred by Lessor in connection with the review of diligence materials, documents and other information relating to such Planned Capital Refurbishment Project for such Facility, including engineering fees, accountants and other professional fees (with respect to each Capital Refurbishment Project for a Facility, collectively, the “Planned Capital Refurbishment Project Lessor Costs”).  The Planned Capital Refurbishment Project Site Review Fees and the Planned Capital Refurbishment Project Lessor Costs for each Facility shall be deducted from the Allocated Planned Capital Refurbishment Project Allowance and Allocated Planned Capital Refurbishment Additional Funding Amount, as applicable, for such Facility prior to disbursement of any portion thereof to Lessee as provided in Section 9.5.5 hereof, but for all purposes of this Lease shall be deemed part of the Allocated Planned Capital Refurbishment Project Allowance and Allocated Planned Capital Refurbishment Additional Funding Amount, as applicable, for such Facility disbursed by Lessor and allocated to such Facility as provided for herein.

9.5.4           Additional Covenants and Obligations of Lessee Relating to Planned Capital Refurbishment Project(s).  With respect to each Planned Capital Refurbishment Project for a Facility, Lessee covenants and agrees as follows:

(a)           Lessee shall be responsible to arrange, supervise, coordinate and carry out all services necessary for the construction, performance and completion of each Planned Capital Refurbishment Project for a Facility in accordance with the Plans and Specifications therefor and this Lease, and Lessee undertakes and accepts such responsibility with the understanding that the Aggregate Costs of the Planned Capital Refurbishment Project in excess of the amount(s) that Lessor is obligated to fund hereunder are the sole responsibility of Lessee.

(b)           From and after commencement of construction and/or performance of such Planned Capital Refurbishment Project, Lessee shall diligently prosecute the same to completion in accordance with the terms of this Lease and the Plans and Specifications therefor and, in any event cause the Completion Date therefor to occur on or before that date which is twenty-four (24) months following the Commencement Date (with respect to each Planned Capital Refurbishment Project for a Facility, the “Outside Planned Capital Refurbishment Project Completion Date”), as such date may be extended in the event of the occurrence of any of the events described in Section 45.1.16.

(c)           All Punch List Items, other than those reasonably requiring more than thirty (30) days to complete due to long scheduling or ordering time or other reasonable factors, shall be completed within thirty (30) days after the applicable Completion Date, but in no event later than thirty (30) days after the Outside Completion Date.  Any Punch List Items reasonably requiring more than thirty (30) days to complete shall be diligently pursued and completed as promptly as practicable, but in no event later than sixty (60) days after the Outside Planned Capital Refurbishment Project Completion Date.

(d)           Construction/performance of such Planned Capital Refurbishment Project shall be prosecuted by Lessee in accordance with the Plans and Specifications therefor in a good and workmanlike manner and in accordance with sound building and engineering practices and all applicable Legal Requirements and all restrictive covenants affecting the Leased Property of such Facility.  All materials, fixtures or articles used in the construction/performance of such Planned Capital Refurbishment Project, or to be used in the operation thereof shall be substantially in accordance with the Plans and Specifications therefor as approved by Lessor.

(e)           To the extent not already maintained or covered by Lessee pursuant to Article XIII, Lessee shall at all times maintain or cause to be maintained the following insurance during the construction/performance of such Planned Capital Refurbishment Project (including through the date of completion of the Punch List Items): (i) Builder’s risk insurance covering the construction/performance of such Planned Capital Refurbishment Project, in a face amount of not less than the full replacement cost (as defined below in Section 13.2) of such Planned Capital Refurbishment Project and materials supplied in connection therewith, with appropriate provisions made to include coverage of materials stored off the Leased Property of such Facility in an amount not less than the full replacement cost (as defined below in Section 13.2) of such materials stored off the Leased Property of such Facility from time to time, and (ii) errors and omissions insurance by the Architect in an amount reasonably acceptable to Lessor, covering the entire period of design and construction/performance of such Planned Capital Refurbishment Project, including completion of the Punch List Items.  All such insurance maintained or caused to be maintained by Lessee pursuant to clauses (i) and (ii) of this subsection (e) shall name Lessor as an additional insured, all insurance maintained or caused to be maintained by Lessee pursuant to clause (i) of this subsection (e) shall name Lessee, Lessor and any General Contractor or other contractor, jointly, as loss payee and all such insurance to be maintained or caused to be maintained by Lessee shall otherwise, to the extent applicable, comply with the provisions of and shall be in addition to the insurance specified in Article XIII of this Lease.

(f)           Lessee shall not at any time during the performance of the work, make or cause to be made, or permit any General Contractor or any other contractor to make, any contract for materials or equipment of any kind or nature whatsoever to be incorporated in or to become a part of the Leased Property of any Facility, title to which is not good or which is subject to any lien or title retention arrangement other than inchoate mechanic’s liens.  Lessee will deliver to Lessor, on demand, true copies of any contracts, bills of sale, statements, receipted vouchers, or agreements, under which Lessee claims title to any materials, fixtures, or articles used in the construction/performance of such Planned Capital Refurbishment Project.

(g)           Lessee shall expend all the proceeds of each advance by Lessor under this Section 9.5 for such Planned Capital Refurbishment Project in the amounts and for the purposes specified in the Request for Advance and for no other purpose whatsoever.

(h)           From time to time as requested by Lessor and as soon as practicable following the applicable Completion Date for such Planned Capital Refurbishment Project, Lessee shall supply or cause to be supplied to Lessor such reasonable documents and information pertaining to such Planned Capital Refurbishment Project and the construction, performance and/or completion of the same as Lessor shall request.

(i)           At the reasonable request of Lessor, Lessee shall assign to Lessor each Construction Contract to which Lessee is a party utilizing an assignment instrument in form and substance acceptable to Lessor and shall use commercially reasonable efforts to cause each other party to such Construction Contract to consent to such assignment, if required by the terms thereof.

9.5.5           Disbursement of Planned Capital Refurbishment Project Allowance and Planned Capital Refurbishment Project Additional Funding Amount.

(a)           Subject to the satisfaction by Lessee of the disbursement conditions set forth in Section 9.5.5(e) below, Lessor shall advance to Lessee funds with respect to each applicable Planned Capital Refurbishment Project for a Facility up to the Allocated Planned Capital Refurbishment Project Allowance and Allocated Planned Capital Refurbishment Project Additional Funding Amount, as applicable, and in each case less all applicable Planned Capital Refurbishment Project Site Review Fees and Planned Capital Refurbishment Project Lessor Costs, for the purpose of paying or reimbursing Lessee for the payment of the applicable Aggregate Costs of the Planned Capital Refurbishment Project therefor. For the avoidance of doubt, Lessor and Lessee agree that each Request for Advance with respect to each Planned Capital Refurbishment Project for a Facility shall reflect the full amount of Aggregate Costs of the Planned Capital Refurbishment Project expended by Lessee through the date thereof on the work or materials which are the subject of the Request for Advance but that Lessor’s funding obligation shall be limited to the maximum amount that Lessor is required to advance hereunder.

(b)           Notwithstanding anything to the contrary in this Section 9.5, Lessor shall not be obligated to advance to Lessee any sums on account of any Planned Capital Refurbishment Project for any Facility in excess of: (a) with respect to the Planned Capital Refurbishment Projects described on Schedule 9.5.1A, (i) the Planned Capital Refurbishment Project Allowance for all Facilities and (ii) the Allocated Planned Capital Refurbishment Project Allowance for any one Facility (subject to reallocation of such allowance in accordance with the definition of  “Allocated Planned Capital Refurbishment Project Allowance” among the Facilities); and (b) with respect to the Planned Capital Refurbishment Projects described on Schedule 9.5.1B, as well as any other additional capital refurbishments/replacements items as may be proposed by Lessee and reasonably approved by Lessor, (i) the Planned Capital Refurbishment Project Additional Funding Amount for all Facilities and (ii) the Allocated Planned Capital Refurbishment Additional Funding Amount for any one Facility (subject to reallocation of such additional funding amount in accordance with the definition of  “Allocated

Planned Capital Refurbishment Project Additional Funding Amount” among the Facilities).  In addition, and notwithstanding anything to the contrary in this Section 9.5, Lessor shall not be obligated to advance to Lessee any sums on account of any Planned Capital Refurbishment Project for any Facility (1) when the total amount funded by Lessor pursuant to this Section 9.5 for all Facilities equals Two Million Five Hundred Thousand Dollars ($2,500,000), (2) for which a Request for Advance is received more than sixty (60) days after the Outside Planned Capital Refurbishment Project Completion Date, or (3) when any of the disbursement conditions set forth in Section 9.5.5(e) below have not been met or fulfilled.

(c)           With respect to each Planned Capital Refurbishment Project for a Facility, draw requests will be reviewed monthly and will be based on the pro rata share completion to date of each construction line item listed in the applicable Project Budget; provided, however, that no draw request for any Planned Capital Refurbishment Project for a Facility shall be less than $100,000, or the balance of the amount Lessor is required to fund on account thereof.  All advances of funds under this Section 9.5 shall be made by Lessor in accordance with a Request for Advance.  Each Request for Advance shall be honored within ten (10) Business Days of receipt of the same delivered in accordance with the notice provisions of this Lease together with the information required therein, subject, however, to the limitations herein.  In no event shall Lessor be required to make any advance for a particular line item with respect to any Planned Capital Refurbishment Project for a Facility which, when aggregated with prior advances, is in excess of the applicable Project Budget for such line item except to the extent amounts from contingency line items are unused and/or to the extent savings, in Lessor’s reasonable good faith discretion, in other budget line items remain unused.  Lessor shall issue checks payable to, or otherwise advance funds to, Lessee, the payees designated in a Request for Advance or jointly to Lessee and such payees, as Lessor shall reasonably determine.  Advances of funds to such payees or jointly to Lessee and any such payee shall constitute an advance hereunder as though advanced directly to Lessee.

(d)           With respect to each Planned Capital Refurbishment Project for a Facility, any advances for costs and expenses of labor and materials connected with the construction/performance for such Planned Capital Refurbishment Project shall be limited to Ninety Percent (90%) of the portion of such costs and expenses for which Lessor is responsible under the terms of this Lease and shall be made in accordance with the payment schedule of the Construction Contract with any General Contractor or other contractor.  With respect to each Planned Capital Refurbishment Project for a Facility, the final advance of proceeds representing the Ten Percent (10%) retainage of the portion of such costs and expenses for which Lessor is responsible under this Lease for any particular item will not be made until the last to occur of (i) the applicable Completion Date, (ii) completion of all Punch List Items and (iii) the date Lessor receives, as applicable, (1) all final and unconditional lien releases and waivers provided for herein, (2) an “As-Built” set of Plans and Specifications (if reasonably requested by Lessor based upon the nature of such Capital Renovation Project), (3) an ALTA “As-Built” survey (if reasonably requested by Lessor based upon the nature of such Planned Capital Refurbishment Project), and (4) such other documents as Lessor may reasonably request.

In no event shall any portion of such retainage for any such Planned Capital Refurbishment Project be paid if any mechanics’ and/or materialmen’s liens or other encumbrances have been filed and remain on the Leased Property (except for permitted contests pursuant to Article XII of this Lease).

(e)           With respect to any Planned Capital Refurbishment Project for a Facility, Lessor shall not be obligated to make any advance of funds under this Section 9.5, including the first advance, unless and until the following conditions shall have been satisfied (with proof thereof in form and sufficiency as may be reasonably requested by Lessor):

(i)           To the extent not theretofore received and approved by Lessor, Lessor shall have received and approved (A) the applicable Plans and Specifications (and any material changes thereto); (B) the applicable Project Budget; (C) if applicable based on the nature of such Planned Capital Refurbishment Project, all Construction Contracts with any General Contractor, any Architect and any other contractor or material supplier that may be requested by Lessor; and (D) if applicable based on the nature of such  Planned Capital Refurbishment Project, all authorizations and permits required by any governmental authority with jurisdiction for the construction/performance of such Planned Capital Refurbishment Project, including building permits and such other authorizations and permits as are required for the use and operation of such Facility for its Primary Intended Use, which are then presently procurable.

(ii)           To the extent applicable to such Planned Capital Refurbishment Project as reasonably determined by Lessor, Lessor shall have received evidence satisfactory to Lessor that, following completion of such Planned Capital Refurbishment Project, (A) all existing public utilities, including telephone, water, sewage, electricity and gas are adequate for such Facility; and (B) all existing means of ingress and egress, parking, access to public streets and drainage facilities are adequate for such Facility.

(iii)           To the extent applicable to such Planned Capital Refurbishment Project as reasonably determined by Lessor, Lessor shall have received and approved test borings, engineering reports and such other site analysis as Lessor may require, all of which must indicate that the soil is adequate for the proposed construction/performance of such Planned Capital Refurbishment Project in accordance with the applicable Plans and Specifications.

(iv)           Lessor shall have received and approved the insurance required to be maintained by Lessee as provided in Section 9.5.4(e) above.

(v)           No Event of Default shall have occurred and be continuing under this Lease and no event or condition shall exist which, with notice and/or lapse of time, or both, would constitute such an Event of Default under this Lease.

(vi)           No Condemnation shall be pending or threatened and no casualty shall have occurred, in either case with respect to the Leased Property of such Facility or any portion thereof.

(vii)           Lessor shall have received and approved (A) a Request for Advance accompanied by all necessary documents and certificates as set forth in the definition thereof; (B) to the extent applicable to such Planned Capital Refurbishment Project as reasonably determined by Lessor, a Lessee’s Affidavit; and (C) to the extent applicable, a certificate from the Architect, or if no Architect, from an officer of Lessee or any other reliable Person acceptable to Lessor, to the effect that in such Person’s opinion (1) the construction/performance of such Planned Capital Refurbishment Project theretofore performed is in accordance with the applicable Plans and Specifications and (2) the amount requested is appropriate in light of the percentage of construction completed and amount of stored material.

(viii)           To the extent applicable to the Planned Capital Refurbishment Project as reasonably determined by Lessor, Lessor shall have received from each of the Architect, General Contractor, and major subcontractors a letter, in form and substance satisfactory to Lessor, which, among other things, (A) states that, in the event of a default by Lessee under the contract with the undersigned, the undersigned agrees to perform for Lessor at Lessor’s request under the terms of the applicable Construction Contract, (B) to the best knowledge of the undersigned certifies to Lessor that the applicable Plans and Specifications comply with all Legal Requirements, and that the work performed by the undersigned has been completed in accordance with the applicable Plans and Specifications, and (C) confirms such other matters consistent with the terms and provisions of this Section 9.5.5 (e).

ARTICLE X.

10.1           Construction of Capital Additions to the Leased Property

.  Without the prior written consent of Lessor which consent may be withheld or granted by Lessor in its sole and absolute discretion, Lessee shall make no Capital Additions on or structural alterations to the Leased Property and shall not enlarge or reduce the size of any Facility.

ARTICLE XI.

11.1           Liens

.  Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property of any Facility or any Capital Addition thereto or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this Lease; (ii) the matters that existed as of the

Commencement Date; (iii) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3; (iv) liens for Impositions which Lessee is not required to pay hereunder; (v) subleases permitted by Article XXIV; (vi) liens for Impositions not yet delinquent; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for amounts not yet due; and (viii) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVI.

ARTICLE XII.

12.1           Permitted Contests

.  Lessee, upon prior written notice to Lessor, on its own or in Lessor’s name, at Lessee’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; subject, however, to the further requirement that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property or any Capital Addition thereto; (ii) neither the Leased Property or any Capital Addition thereto, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings; (iii) in the case of a Legal Requirement, neither Lessor nor Lessee would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) if any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), Lessee shall deliver to Lessor and its counsel an opinion of legal counsel reasonably acceptable to Lessor to the effect set forth in clauses (i), (ii) and (iii) above, to the extent applicable; (v) in the case of a Legal Requirement, Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be required by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Addition thereto or the Rent by reason of such nonpayment or noncompliance; and (vi) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained.  If any such contest is finally resolved against Lessor or Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.  Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein.  The provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent or any other amount payable by Lessee to Lessor hereunder.  Lessee shall indemnify, defend, protect and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

ARTICLE XIII.

13.1           General Insurance Requirements

During the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Capital Additions, the Fixtures and the Personal Property, insured with the kinds and amounts of insurance described below.  Each element of the insurance described in this Article shall be maintained with respect to the Leased Property of each Facility, including all Capital Additions, the Fixtures and the Personal Property and operations thereon. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located.  All of the policies of insurance referred to in this Article shall be written in form satisfactory to Lessor and by insurance companies with a policyholder rating of  A-IX in the most recent version of Best’s Key Rating Guide.  Additionally, except as otherwise provided in this Lease, all of the insurance referred to in this Article shall be on an occurrence (rather than a claims-made) basis, with the exception of the medical professional liability insurance referred to in Section 13.1.5.  Each policy may have a deductible or deductibles, if any, which are no greater than $100,000 per occurrence except for (a) coverage for the perils of earthquake, windstorm and flood where the maximum deductible shall be 5% of the replacement cost (as defined below in Section 13.2) of such Leased Property, (b) commercial general liability coverage required pursuant to Section 13.1.4 below, which shall have a maximum deductible no greater than $500,000, (c) medical professional liability coverage required pursuant to Section 13.1.5 below, which shall have a maximum deductible no greater than $500,000, and (d) workers compensation insurance required pursuant to Section 13.1.7 below, which shall have a maximum deductible no greater than $500,000. All liability type policies must name Lessor (and its directors, officers, employees and agents) and Facility Mortgagee, if any, as an “additional insured” and shall be considered primary insurance without recourse to any insurance maintained by Lessor.  All property, flood, boiler & machinery, loss of rental and business interruption type policies shall name Lessor as an “additional insured and loss payee.”  Any loss adjustment shall require the written consent of Lessor and any Facility Mortgagee.  All insurance maintained be Lessee shall be primary and non-contributory to any insurance maintained by Lessor. The policies shall insure against the following risks with respect to each Facility:

13.1.1           All Risk property insurance including coverage for loss or damage by fire, vandalism and malicious mischief, including earthquake (including earth movement), flood and windstorm in an amount not less than the replacement cost (as defined below in Section 13.2) therefor and including demolition, law & ordinance, increased cost of construction and coverage endorsement with limits not less than $5 million;

13.1.2           Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, including what is normally covered by a standard boiler and machinery policy, including HVAC, refrigeration systems and electrical systems, now or hereafter installed in each Facility, in such limits with respect to any one accident as may be reasonably requested by Lessor from time to time;

13.1.3           Business Interruption or Loss of rental value in an amount not less than twelve (12) months’ Rent payable hereunder or business interruption in an amount not less than twelve (12) months of income and normal operating expenses and Rent payable hereunder and at least ninety (90) days ordinary payroll expense with an endorsement extending the period of indemnity by at least (x) one hundred eighty (180) days for any Facilities located within a Tier One windstorm zone or 100 year flood plain zone and for any Facilities located in California or in any other high hazard earthquake zone, and (y) ninety (90) days for any Facilities located outside of any of the zones described in clause (x), (Building Ordinance - Increased Period of Restoration Endorsement) necessitated by the occurrence of any of the hazards described in Sections 13.1.1, 13.1.2 or 13.1.3;

13.1.4           Claims on an occurrence basis for bodily injury or property damage under a policy of commercial general liability insurance (including broad form property damage and broad form contractual liability) with amounts not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and combined single limit and Three Million No/100 Dollars ($3,000,000.00) in the annual aggregate;

13.1.5           Medical professional liability with amounts not less than One Million Dollars ($1,000,000) per claim or wrongful act combined single limit and Three Million Dollars ($3,000,000) in the annual aggregate.  If the policy has a claims-made coverage trigger, the retroactive date shall always be no later than the inception date of the Lease.  In addition, if claims-made coverage is maintained, Lessee shall either such claims-made coverage for two years after the end of the Lease period or purchase a two year extended reporting period under the policy in force at the expiration or earlier termination of  Term;

13.1.6           Vehicle insurance covering the liability arising out of any owned, hired or non-owned vehicle used at any Facility with a combined single limit of not less than One Million dollars ($1,000,000) per accident for bodily injury or property damage; and

13.1.7           Workers compensation insurance having the limits required by statute in the domicile where any Facility is located covering all persons employed by Lessee in the conduct of its operations at such Facility (including an all states endorsement if applicable) and Employers Liability coverage in an amount not less than One Million dollars ($1,000,000), each accident and  One Million dollars ($1,000,000) for bodily injury by disease.  Such policy shall include a waiver of subrogation in favor of Lessor (and its directors, officers, employees and agents) and Facility Mortgagee, if any.

13.1.8           Excess Liability insurance providing excess coverage for general liability with a limit not less than Five Million Dollars ($5,000,000) in the aggregate.

13.2           Replacement Cost

.  The term “replacement cost” shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality.  If either party believes that the replacement cost has increased or decreased at any time during the Term, it shall have the right to have such replacement cost redetermined by an impartial appraisal company reasonably acceptable to both parties (the “impartial appraiser”).  The party desiring to have the replacement cost so redetermined shall forthwith, on receipt of such determination by the impartial appraiser, give written notice thereof to the other party hereto.  The determination of the impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase or decrease the amount of the insurance carried pursuant to this Article to the amount so determined by the impartial appraiser.  Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser.  If Lessee has made improvements to the Leased Property of any Facility, including any Capital Additions thereto, Lessor may at Lessee’s expense have the replacement cost of the Leased Property of such Facility redetermined at any time after such improvements are made, regardless of when the replacement cost was last determined.

13.3           Additional Insurance

.  In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate workers’ compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Lessee on the Leased Property of any Facility and any Capital Additions thereto in accordance with Legal Requirements.

13.4           Waiver of Subrogation

.  All insurance policies carried by either party covering the Leased Property of any Facility and any Capital Additions thereto and Lessee’s Personal Property including contents, employees and liability insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party.  Each party waives any claims it has against the other party to the extent such claim is covered by insurance, except for such matters as are subject to any indemnifications or hold harmless provision in favor of such other party pursuant to the provisions of this Lease.

13.5           Evidence of Insurance

.  Evidence of insurance shall be deposited with Lessor on or prior to the Commencement Date of this Lease and prior to the renewal of any required coverages.  Evidence of property insurance  required in Sections 13.1.1, 13.1.2 and 13.1.3 shall be provided on a certificate form no less broad than ACCORD 27. Lessee shall also supply any Facility Mortgagee(s) with any evidence of insurance as such  Facility Mortgagee(s) may require.  Lessee shall also provide complete copies of any insurance policies as Lessor or any Facility Mortgagee(s) may request.  If any provision of any Facility Mortgage requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each such Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee.   If Lessee fails to provide evidence of insurance as required by this Lease, then, upon ten (10) days’ prior written notice (except with respect to Lessee’s failure to provide evidence of the insurance required pursuant to any of Sections 13.1.1, 13.1.3 and/or 13.1.3, in which case no prior notice shall be required), Lessor, without waving or releasing any obligation or default of Lessee as a result thereof, may, but shall not be obligated, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Lessor upon demand therefor.  No cancellation or material alteration to the required insurance shall take effect prior to Lessor and any Facility Mortgagee(s) receiving thirty (30) days’ written notice except for cancellation due to non-payment in which such cancellation shall not take place until ten (10) days written notice has been provided to Lessor.  All evidence of insurance shall note the cancellation/material alteration requirements for the benefit of Lessor and any Facility Mortgagee(s).  If Lessee fails to maintain any insurance required in this Lease, Lessee shall be liable for all losses and costs suffered or incurred by Lessor (including litigation costs and attorneys’ fees and expenses) resulting from such failure.  Failure of Lessor to demand such certificates, endorsements or other evidence of full compliance with the insurance requirements of this Lease, or failure of Lessor to identify a deficiency from evidence provided will not be construed as a waiver of the Lessee’s obligation to maintain such insurance.  The acceptance of delivery by Lessor of any certificates, endorsements or other evidence of insurance does not constitute approval or agreement by Lessor that the insurance requirements have been met, that the insurance policies evidenced are in compliance with the requirements of this Lease or of any Facility Mortgagee(s), or that the insurance requirements are sufficient to fully protect Lessor from liability.

13.6           Increase in Limits

.  If Lessor shall at any time believe that the limits of the insurance required hereunder are insufficient, Lessor shall have the right to notify Lessee in writing of the same and the parties shall thereafter endeavor to agree in writing on the proper and reasonable limits for such insurance to be carried.  If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party reasonably selected by Lessor, and approved by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed, and the determination of such impartial third party shall be binding; provided, however, that in no event shall the limits for earthquake and windstorm be less than the expected insured loss associated with the 250 return period for all locations insured under the applicable policy using the latest version of the applicable catastrophe risk model issued by Risk Management Solutions, Inc. (or its successor organization).  Upon agreement by the parties or determination by such third party, the new increased limits as so agreed upon or determined, as the case may be, shall be in effect and carried by Lessee until further change pursuant to the provisions of this Section.  Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgagees or the amounts required to be maintained under this Lease prior to the date, if at all, that Lessor notifies Lessee that Lessor believes the limits of the insurance required under this Lease are insufficient.

13.7           Blanket Policies and Policies Covering Multiple Locations

.  Notwithstanding anything to the contrary contained in this Article, Lessee’s obligations to carry the casualty insurance provided for herein may be brought within the coverage of a blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor for a loss related to a Facility will not be reduced or diminished or otherwise be different from that which would exist under a separate policy for such Facility meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII (except those that would prohibit or restrict blanket policy coverage) are otherwise satisfied.  For any liability policies covering one or more Facilities or any other facilities in addition to the Facilities, Lessor may require excess limits as Lessor reasonably determines.

13.8           No Separate Insurance

.  Lessee shall not, on Lessee’s own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee or (ii) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insured and the loss is payable under such insurance in the same manner as losses are payable under this Lease.  Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

13.9           Insurance Requirements Under the Facility Loan Documents

.  Nothing contained in this Article XIII shall serve to in any manner limit or restrict Lessee’s obligations pursuant to the terms of Section 36.3 below to procure and maintain all insurance coverages required under any Facility Mortgage Loan Documents.

ARTICLE XIV.

14.1           Insurance Proceeds

.  All proceeds payable by reason of any loss or damage to the Leased Property, any Capital Additions or any part(s) or portion(s) thereof, under any policy of insurance required to be carried hereunder shall be paid to Lessor and made available by Lessor to Lessee from time to time for the reasonable costs of reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, any Capital Additions or any part(s) or portion(s) thereof.  Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property and any Capital Additions (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor except as otherwise specifically provided below in this Article XIV.  All salvage resulting from any risk covered by insurance shall belong to Lessor.

14.2           Insured Casualty.

14.2.1           If the Leased Property and/or any Capital Additions of a Facility are damaged or destroyed from a risk covered by insurance carried by Lessee such that such Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall either (i)

restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage or destruction and Lessor shall, pursuant to the terms of Section 14.1 above, make available to Lessee from time to time the insurance proceeds received by Lessor on account of such damage or destruction to the extent necessary for the reasonable costs of such restoration, or (ii) offer to acquire the Leased Property of such Facility from Lessor for a purchase price equal to the greater of (a) the Fair Market Value for such Facility immediately prior to such damage or destruction, or (b) the Allocated Minimum Purchase Price for such Facility.  If Lessor does not accept Lessee’s offer to so purchase the Leased Property of such Facility, Lessee may either withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction or terminate this Lease in which event Lessor shall be entitled to retain the insurance proceeds.

14.2.2           If the Leased Property and/or any Capital Additions of a Facility are damaged from a risk covered by insurance carried by Lessee, but such Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore such Leased Property and such Capital Additions to substantially the same condition as existed immediately before such damage and Lessor shall, pursuant to the terms of Section 14.1 above, make available to Lessee from time to time the insurance proceeds received by Lessor on account of such damage or destruction to the extent necessary for the reasonable costs of such restoration.  Such damage shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time after diligent efforts obtain the necessary government approvals needed to restore and operate such Facility for its Primary Intended Use, Lessee may offer to purchase the Leased Property of such Facility for a purchase price equal to the greater of (a) the Fair Market Value for such Facility immediately prior to such damage or destruction or (b) the Allocated Minimum Purchase Price for such Facility.  If Lessee shall make such offer and Lessor does not accept the same, Lessee may either (i) withdraw such offer and proceed to restore the Leased Property of such Facility to substantially the same condition as existed immediately before such damage or destruction and in such event Lessor shall, pursuant to the terms of Section 14.1 above, make available to Lessee from time to time the insurance proceeds received by Lessor on account of such damage or destruction to the extent necessary for the reasonable costs of such restoration, or (ii) terminate the Lease with respect to such Facility, in which event Lessor shall be entitled to retain the insurance proceeds.

14.2.3           If the cost of the repair or restoration of a Facility exceeds the amount of proceeds received by Lessor from the insurance required to be carried hereunder, Lessee shall contribute any excess amounts, as well as any deductibles or retentions, needed to restore such Facility.  Such difference shall be paid by Lessee to Lessor together with any other insurance proceeds, for application to the cost of repair and restoration.

14.2.4           If Lessor accepts Lessee’s offer to purchase the Leased Property of a Facility, this Lease shall terminate as to such Facility upon payment of the purchase price and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property of such Facility then held by Lessor.

14.3           Uninsured Casualty

.  If the Leased Property and/or any Capital Additions of a Facility is damaged or destroyed from a risk not covered by insurance carried by Lessee, whether or not such damage or destruction renders such Facility Unsuitable for its Primary Intended Use, Lessee at its expense shall restore the Leased Property of such Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

14.4           No Abatement of Rent

.  This Lease shall remain in full force and effect and Lessee’s obligation to pay the Rent and all other charges required by this Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

14.5           Waiver

.  Lessee waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property and/or any Capital Additions.

ARTICLE XV.

15.1           Condemnation.

15.1.1           Total Taking.  If the Leased Property and any Capital Additions of a Facility is totally and permanently taken by Condemnation, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.

15.1.2           Partial Taking.  If a portion of the Leased Property and any Capital Additions of a Facility is taken by Condemnation, this Lease shall remain in effect if the affected Facility is not thereby rendered Unsuitable for Its Primary Intended Use, but if such Facility is thereby rendered Unsuitable for its Primary Intended Use, this Lease shall terminate with respect to such Facility as of the day before the Date of Taking for such Facility.

15.1.3           Restoration.  If there is a partial taking of the Leased Property and any Capital Additions of a Facility and this Lease remains in full force and effect pursuant to Section 15.1.2, Lessor shall make available to Lessee the portion of the Award necessary and specifically identified for restoration of such Leased Property and any such Capital Additions and Lessee shall accomplish all necessary restoration whether or not the amount provided by the Condemnor for restoration is sufficient.

15.1.4           Award-Distribution.  The entire Award for any total Condemnation or partial Condemnation described in Section 15.1.2 above that renders the affected Facility Unsuitable for Its Primary Intended Use shall belong to and be paid to Lessor, except that, subject to the rights of the Facility Mortgagees, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such item, lost profits value and moving expenses, provided, that in any event Lessor shall receive from the Award, subject to the rights of the Facility Mortgagees no less than the greater of (a) the Fair Market Value for such Facility immediately prior to institution of the Condemnation or (b) the Allocated Minimum Purchase Price for such Facility.  The entire Award for any partial Condemnation described in Section 15.1.2 above that does  not render the affected Facility Unsuitable for Its Primary Intended Use shall belong to and be paid to Lessor, subject to Lessor’s obligations pursuant to Section 15.1.3 above.

15.1.5           Temporary Taking.  The taking of the Leased Property, any Capital Additions and/or any part(s) thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days.  During any shorter period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Lessee.

15.1.6           Sale Under Threat of Condemnation.  A sale by Lessor to any Condemnor, either under threat of Condemnation or while Condemnation proceedings are pending, shall be deemed a Condemnation for purposes of this Lease.  Lessor may, without any obligation to Lessee, agree to sell and/or convey to any Condemnor all or any portion of the Leased Property free from this Lease and the rights of Lessee hereunder without first requiring that any action or proceeding be instituted or pursued to judgment; provided, however, that Lessor shall provide Lessee with at least sixty (60) days’ prior written notice of such sale or conveyance, subject to the requirements of any such Condemnor.

ARTICLE XVI.

16.1           Events of Default

.  Any one or more of the following shall constitute an “Event of Default”:

(a)           a default shall occur under any other lease or other agreement or instrument, now or hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein;

(b)           A default shall occur under any New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where the default is not cured within any applicable grace period set forth therein;

(c)           Lessee shall fail to pay any installment of Rent when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) days after notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law with respect to such non-payment of Rent;

(d)           [Intentionally omitted];

(e)           except as otherwise specifically provided for in this Section 16.1, if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within thirty (30) days after notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(f)           Lessee or any Guarantor shall:

(i)           admit in writing its inability to pay its debts generally as they become due,

(ii)           file a petition in bankruptcy or a petition to take advantage of any insolvency act,

(iii)           make an assignment for the benefit of its creditors,

(iv)           consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

(v)           file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(g)           Lessee or any Guarantor shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(h)           Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all its assets;

(i)           the estate or interest of Lessee in the Leased Property, any Capital Additions or any part(s) thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

(j)           any Transfer occurs without Lessor’s consent, if such consent is required under Article XXIV;

(k)           any of the representations or warranties made by Lessee hereunder or any Guarantor in the applicable Guaranty proves to be untrue when made in any material respect which materially and adversely affects Lessor;

(l)           any applicable license or third-party provider reimbursement agreements material to a Facility’s operation for its Primary Intended Use are at any time terminated or revoked or suspended for more than twenty (20) days;

(m)           any local, state or federal agency having jurisdiction over the operation of any Facility removes Ten Percent (10%) or more of the patients or residents located in such Facility;

(n)           Lessee fails to give notice to Lessor not later than ten (10) Business Days after Lessee’s receipt thereof of any Class A or equivalent fine notice from any governmental authority or officer acting on behalf thereof relating to any Facility;

(o)           Lessee fails to cure or abate any Class A or equivalent violation occurring during the Term that is claimed by any governmental authority, or any officer acting on behalf thereof, of any law, order, ordinance, rule or regulation pertaining to the operation of any Facility, and within the time permitted by such authority for such cure or abatement;

(p)           Lessee fails to notify Lessor within three (3) Business Days after receipt of any written notice from any governmental agency terminating or suspending or threatening termination or suspension, of any material license or certification relating to any Facility;

(q)           Lessee fails to give notice to Lessor not later than ten (10) Business Days after any written notice, claim or demand from any governmental authority or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of any Facility;

(r)           any proceedings are instituted against Lessee by any governmental authority which are reasonably likely to result in (i) the revocation of any license granted to Lessee for the operation of any Facility, (ii) the decertification of any Facility from participation in the Medicare or Medicaid reimbursement program, or (iii) the issuance of a stop placement order against Lessee with respect to any Facility which is not remedied by Lessee or rescinded by the issuing authority within 180 days after issuance;

(s)           any default and acceleration of any indebtedness of Lessee or any Affiliate of Lessee or Guarantor in an amount in excess of $1,000,000 has occurred; and

(t)           any material default shall occur under any guaranty of Lessee’s obligations hereunder (including any Guaranty).

16.2           Certain Remedies

.  If an Event of Default shall have occurred, Lessor may terminate this Lease with respect to the Facility from which such Event of Default emanated, if any, and any one or more (including all, if so elected by Lessor) of the Facilities, regardless of whether such Event of Default emanated primarily from a single Facility, by giving Lessee notice of such termination and the Term shall terminate and all rights of Lessee under this Lease shall cease with respect to all such Facilities as to which Lessor has elected to so terminate this Lease.  Lessor shall have all rights at law and in equity available to Lessor as a result of any Event of Default.  Lessee shall pay as Additional Charges all costs and expenses incurred by or on behalf of Lessor, including reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder.  If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated with respect to any one or more (including all, if so elected by Lessor) of the Facilities pursuant to this Section 16.2, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor possession of the Leased Property and any Capital Additions of the Facilities as to which Lessor has so elected to terminate this Lease and quit the same and Lessor may enter upon and repossess such Leased Property and such Capital Additions thereto by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any of Lessee’s Personal Property from such Leased Property and such Capital Additions thereto.

16.3           Damages

.  (i)  The repossession of the Leased Property and any Capital Additions of any Facility; (ii) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property or any portion thereof; (iii) the reletting of all or any portion of the Leased Property; or (iv) the failure or inability of Lessor to collect or receive any rentals due upon any such reletting, shall not relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such repossession or reletting.  In addition, the termination of this Lease with respect to any one or more of the Facilities shall not relieve Lessee of its liabilities and obligations hereunder with respect to such terminated Facility(ies) that are intended to survive the termination of this Lease, including, without limitation, the obligations set forth in this Section 16.3, and Sections 16.5, 23.1, 37.4 and 45.1.6.  If any such termination occurs, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Facility terminated to and including the date of such termination.  Thereafter following any such termination, Lessee shall forthwith pay to Lessor, at Lessor’s option, as and for liquidated and agreed current damages for an Event of Default by Lessee, the sum of:

(a)           the worth at the time of award of the unpaid Rent which had been earned at the time of termination with respect to the terminated Facility(ies),

(b)           the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination with respect to the terminated Facility(ies) until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided,

(c)           the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term for the terminated Facility(ies) after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, plus

(d)           any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (a) and (b) above, the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate.  As used in clause (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus One Percent (1%).

Alternatively, if Lessor does not elect to terminate this Lease, then without termination of Lessee’s right to possession of the Leased Property, Lessee shall pay to Lessor, at Lessor’s option, as and for agreed damages for such Event of Default, each installment of said Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

16.4           Receiver

.  Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Lessor hereunder, Lessor shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Lessor of the Leased Property and any Capital Addition thereto of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

16.5           Lessee’s Obligation to Purchase

.  Upon the occurrence of a Put Event with respect to any Facility, Lessor shall be entitled to require Lessee to purchase the Leased Property of such Facility on the first Minimum Rent Payment Date occurring not less than thirty (30) days after the date specified in a notice from Lessor requiring such purchase for an amount equal to the greater of (a) the Fair Market Value for such Facility or (b) the Allocated Minimum Purchase Price for such Facility, plus, in either event, all Rent then due and payable (excluding the installment of Minimum Rent and Additional Rent due on the purchase date) with respect to such Facility.  If Lessor exercises such right, Lessor shall convey the Leased Property of such Facility to Lessee on the date fixed therefor in accordance with the provisions of Article XVIII upon receipt of the purchase price therefor and this Lease shall thereupon terminate with respect to such Facility.  Any purchase by Lessee of the Leased Property of a Facility pursuant to this Section shall be in lieu of the damages specified in Section 16.3 with respect to such Facility.

16.6           Waiver

.  If Lessor initiates judicial proceedings or if this Lease is terminated by Lessor pursuant to this Article with respect to a Facility, Lessee waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

16.7           Application of Funds

.  Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default which are made to Lessor rather than Lessee due to the existence of an Event of Default shall be applied to Lessee’s obligations in the order which Lessor may determine or as may be prescribed by the laws of the State.

16.8           Facility Operating Deficiencies

.  On notice or request therefor by Lessor to Lessee, upon the occurrence of a Facility Operating Deficiency specified with particularity in Lessor’s notice, and for a period equal to the greater of six (6) months or the time necessary fully to remedy the Facility Operating Deficiency, Lessee shall engage the services of a management company, unaffiliated with Lessee and approved by Lessor, to assume responsibility for management of the applicable Facility for the purpose of taking all steps reasonably necessary to remedy the Facility Operating Deficiency(ies).  Pursuant to a written agreement among the management company, Lessee and Lessor, the management company will have complete responsibility for operation of the applicable Facility, subject to Lessee’s retaining only such power and authority as shall be required by the State as the minimum level of power and authority to be possessed by the licensed operator of a facility of the type of such Facility in the State.  The management company shall provide the following services:

(a)           furnish an on-site, full-time licensed administrator and controller (or financial officer) approved by Lessor who shall be an employee of the management company;

(b)           take all steps reasonably necessary to keep such Facility fully licensed by the State, certified as a provider under applicable government reimbursement programs and duly accredited by applicable agencies and bodies;

(c)           perform all of Lessee’s obligations hereunder with respect to maintenance and repair of such Facility;

(d)           conduct at the onset of the management company’s engagement, and monthly thereafter, reviews and/or audits of Facility operations in at least the following departments and services:  patient and resident care, activities and therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, and report the results of such reviews and/or audits in writing to Lessor no later than five (5) days after the end of each calendar month;

(e)           immediately upon receipt thereof, deliver to Lessor by overnight courier copies of all communications received from any regulatory agency with respect to such Facility; and

(f)           with respect to the Facility Operating Deficiency(ies) which gave rise to the request to Lessee to engage the management company, prepare and deliver to Lessor within five (5) days after the commencement of the management company’s responsibilities at such Facility a comprehensive written report of the nature and extent of the Facility Operating Deficiency(ies) and advise Lessor orally by telephone no later than noon local time on each Friday thereafter as to steps being taken by the management company to remedy the same and the status of any threatened or actual governmental administrative action with respect thereto.

The management company shall have complete access to such Facility, its records, offices and facilities, in order that it may carry out its duties.  If Lessee shall fail to designate a management company acceptable to Lessor within five (5) days after receipt of the notice of request therefor, Lessor may designate such management company by further notice to Lessee.  Lessee shall be responsible for payment of all fees and expenses reasonably charged and incurred by the management company in carrying out its duties, provided that the management fee chargeable by a management company designated by Lessor, as hereinabove provided, shall not exceed Seven Percent (7%) of Gross Revenues.

16.9           [Intentionally Omitted].

16.10           Lessor’s Security Interest; Appointment of Collateral Agent

.

16.10.1                       Lessor’s Security Interest. The parties intend that if an Event of Default occurs under this Lease, Lessor will control Lessee’s Personal Property and the Intangible Property so that Lessor or its designee or nominee can operate or re-let each Facility intact for its Primary Intended Use.  Accordingly, to implement such intention, and for the purpose of securing the payment and performance obligations of Lessee hereunder, Lessor and Lessee agree as follows:

(a)           Lessee, as debtor, hereby grants to Collateral Agent, for the benefit of Collateral Agent and the other Persons, if any, comprising “Lessor” hereunder, a security interest and an express contractual lien upon all of Lessee’s right, title and interest in and to Lessee’s Personal Property and in and to the Intangible Property and any and all products, rents, leases (including all rights under any leases or residential care agreements, including Lessee’s right, power and authority to modify the terms of any such lease or residential care agreement or extend or terminate such lease or residential care agreement) with respect to all or any portions of the Facilities), issues, proceeds and profits thereof in which Lessee now owns or hereafter acquires an interest or right, including any leased Lessee’s Personal Property (collectively, the “Collateral”).  This Lease constitutes a security agreement covering all such Collateral.  The security interest granted to Collateral Agent with respect to Lessee’s Personal Property in this

Section 16.10 is intended by Collateral Agent and Lessee to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Lessee’s Personal Property so long as the lessor or financier of such Lessee’s Personal Property agrees to give Collateral Agent written notice of any default by Lessee under the terms of such lease or financing arrangement, to give Collateral Agent a reasonable time following such notice to cure any such default and consents to Collateral Agent’s written assumption of such lease or financing arrangement upon Collateral Agent’s curing of any such defaults.  This security agreement and the security interest created herein shall survive the expiration or earlier termination of this Lease with respect to any or all of the Facilities.

(b)           Lessee hereby authorizes Collateral Agent to file such financing statements, continuation statements and other documents as may be necessary or desirable to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral.  In addition, if required by Collateral Agent at any time during the Term, Lessee shall execute and deliver to Collateral Agent in form reasonably satisfactory to Collateral Agent additional security agreements, financing statements, fixture filings and such other documents as Collateral Agent may reasonably require to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral.  In the event Lessee fails to execute any financing statement or other documents for the perfection or continuation of Collateral Agent’s security interest, Lessee hereby appoints Collateral Agent as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

(c)           Lessee will give Collateral Agent at least thirty (30) days’ prior written notice of any change in Lessee’s name, identity, jurisdiction of organization or corporate structure.  With respect to any such change, Lessee will promptly execute and deliver such instruments, documents and notices and take such actions, as Collateral Agent deems necessary or desirable to create, perfect and protect the security interests of Collateral Agent in the Collateral.

(d)           Upon the occurrence of an Event of Default, Collateral Agent shall be entitled to exercise any and all rights or remedies available to a secured party under the Uniform Commercial Code, or available to a lessor under the laws of the State, with respect to Lessee’s Personal Property and the Intangible Property, including the right to sell the same at public or private sale.

16.10.2                        Appointment of Collateral Agent.

(a)           Each Person comprising “Lessor” hereunder hereby irrevocably appoints HCP (the “Collateral Agent”) as the collateral agent hereunder and under all other documents related hereto and authorizes Collateral Agent in such capacity, to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent in such capacity by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  In performing its functions and duties hereunder, Collateral Agent shall act for itself and as agent for each other Person, if any, comprising “Lessor” hereunder and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Lessee.  The provisions of this Section 16.10.2 are solely for the benefit of Collateral Agent and each Person comprising “Lessor” hereunder, and Lessee shall no rights as a third party beneficiary(ies) of any of such provisions.

(b)           The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Collateral Agent.

(c)           The Collateral Agent may at any time give notice of its resignation to the Person(s) comprising “Lessor” hereunder and Lessee.  Upon receipt of any such notice of resignation, the Person(s) comprising “Lessor” hereunder shall have the right to appoint a successor Collateral Agent.  If no such successor shall have been so appointed by the Person(s) comprising “Lessor” hereunder and shall have accepted such appointment within ten (10) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of each Person comprising “Lessor” hereunder the Landlords, appoint a successor Collateral Agent; provided; however, that if the Collateral Agent shall notify Lessee and each Person comprising “Lessor” hereunder that no such successor is willing to accept such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (except that in the case of any Collateral held by the Collateral Agent on behalf of each Person comprising “Lessor” hereunder, the Collateral Agent may continue to hold such Collateral until such time as a successor Collateral Agent is appointed and such Collateral is assigned to such successor Collateral Agent) and (ii) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Person comprising “Lessor” hereunder directly, until such time as the Person(s) comprising “Lessor” hereunder appoint a successor Collateral Agent.

(d)           Upon the acceptance of a successor’s or replacement’s appointment as Collateral Agent, such successor or replacement shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder.  After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 16.10.2 shall continue in effect for the benefit of such retiring Collateral Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting in such capacity.

16.11           Leases and Residential Care Agreements

.  Lessee shall comply with and observe in all material respects Lessee's obligations under all leases and residential care agreements, including Lessee's obligations pertaining to the maintenance and disposition of resident or tenant security deposits (if any).  Upon delivery of notice by Lessor or Collateral Agent to Lessee of Lessor’s or Collateral Agent’s exercise of its respective rights under this Article, at any time after the occurrence of an Event of Default, and without the necessity of Lessor or Collateral Agent entering upon and taking and maintaining control of any Facility directly, by a receiver, or by any other manner or proceeding permitted by applicable Legal Requirements, Lessor  and/or Collateral Agent immediately shall have, to the extent permitted by applicable Legal Requirements, all rights, powers and authority granted to Lessee under any lease or residential care agreement relating to such Facility, including the right, power and authority to modify the terms of any such lease or residential care agreement for such Facility, or extend or terminate any such lease or residential care agreement for such Facility.  Following an Event of Default, unless Lessor and/or Collateral Agent elects in its sole discretion to assume the obligations of Lessee under any lease or residential care agreement for any Facility, neither Lessor nor Collateral Agent shall (i) be obligated to perform any of the terms, covenants or conditions contained in such lease or residential care agreement relating to such Facility (or otherwise have any obligation with respect to such lease or residential care agreement relating to such Facility) or (ii) be obligated to appear in or defend any action or proceeding relating to such lease or residential care agreement relating to such Facility.  Notwithstanding anything to the contrary in this Section 16.11, but subject to the other terms and conditions contained in this Lease, prior to the occurrence of an Event of Default, Lessee shall be entitled to exercise any and all rights under any Occupancy Arrangements relating to any Facility, including Lessee’s right, power and authority to modify the terms of any such Occupancy Arrangements or extend or terminate such Occupancy Arrangements.

ARTICLE XVII.

17.1           Lessor’s Right to Cure Lessee’s Default

.  If Lessee shall fail to make any payment or to perform any act required to be made or performed hereunder, upon at least thirty (30) days’ prior written notice (except (a) in the event of an emergency, in which case no prior notice shall be required or (b) in the case of any other express provision of this Lease that permits Lessor to self-help rights or remedies on less than thirty (30) day’s prior written notice or upon no notice, in which case such shorter or no notice shall be required in connection therewith, as applicable) Lessor, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property and any Capital Addition thereto for such purpose and take all such action thereon as, in Lessor’s opinion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Lessee.  All sums so paid by Lessor and all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

ARTICLE XVIII.

18.1           Purchase of the Leased Property; Rights of Lessee Prior to Closing.

18.1.1           Generally.  If Lessee purchases the Leased Property of any Facility from Lessor pursuant to any provision of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special or limited warranty deed or other appropriate conveyance instrument conveying the entire interest of Lessor in and to such Leased Property to Lessee free and clear of all encumbrances other than (i) those that Lessee has agreed hereunder to pay or discharge; (ii) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to; (iii) those liens and encumbrances which were in effect on the date of conveyance of such Leased Property to Lessor (excluding any liens securing Facility Mortgages which Lessee has not agreed in writing to accept); and (iv) any other encumbrances permitted hereunder to be imposed on such Leased Property which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee.  The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid to Lessor or as Lessor may direct in immediately available funds.  All expenses of such conveyance, including the cost of title insurance, attorneys’ fees incurred by Lessor in connection with such conveyance and release, transfer taxes and recording and escrow fees, shall be paid by Lessee.

18.1.2           Rights of Lessee Prior to Closing

.  Notwithstanding anything to the contrary in this Lease, or at law or in equity, if Lessee exercises any right or option of Lessee to purchase or acquire the Leased Property of any Facility pursuant to any of the provisions of this Lease, or Lessor shall exercise its right to require Lessee to purchase the Lease Property of any Facility pursuant to Section 16.5 hereof (herein, a “Purchase Right/Obligation Exercise”), the following shall pertain:

(a)           Such Purchase Right/Obligation Exercise (and any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise) shall not under any circumstances cause a termination of this Lease, and this Lease shall remain in full force and effect to and until the consummation of the closing in accordance with the terms thereof;

(b)           Lessee hereby acknowledges and agrees that Lessee shall not under any circumstances be entitled to possession of the Leased Property of any Facility under the terms of any purchase or other separate contract formed upon such Purchase Right/Obligation Exercise until the closing thereof, and that Lessee’s possession of the Leased Property of such Facility shall be solely by way of this Lease;

(c)           In no event shall Lessee be deemed a vendee in possession;

(d)           In the event that an Event of Default shall occur at anytime during the period from such Purchase Right/Obligation Exercise to and until closing, Lessor shall be entitled to exercise any and all rights or remedies available to a landlord against a defaulting tenant, whether at law or equity, including those set forth in Article XVI hereof, and specifically including the right to recover possession of the Leased Property of such Facility through summary proceedings (such as unlawful detainer or other similar action permitted by law), and in no event shall Lessor be required to bring an action for ejectment or any other similar non-expedited proceeding; and

(e)           It shall be a condition to the closing of the purchase of the Leased Property of such Facility, for the benefit of both Lessor and Lessee, that either (a) Lessor and Lessee shall have mutually determined based upon the advise of their respective legal counsel that the purchase of the Leased Property of such Facility by Lessee from Lessor is exempt from filing under the HSR Act or (b) the waiting period under the HSR Act applicable to the purchase of the Leased Property of such Facility by Lessee from Lessor shall have expired or been earlier terminated.  Lessor and Lessee shall each promptly cooperate in good faith and cause their respective legal counsel to cooperate in good faith to review the HSR Act and the provisions of this Lease relating to the purchase of the Leased Property of such Facility by Lessee from Lessor, and take such other commercially reasonable steps as such party and its legal counsel deem reasonably appropriate to determine whether an exemption from filing under the HSR Act is available, and, if Lessor and Lessee cannot mutually agree in good faith based upon advice from their respective counsel that such an exemption is available, then Lessor and Lessee shall each (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the purchase of the Leased Property of such Facility by Lessee from Lessor, and (ii) cooperate in good faith with the other party and use commercially reasonable efforts with respect to the same.

18.1.3           Lessor’s Election of 1031 Exchange

.  If Lessee purchases the Leased Property of any Facility from Lessor pursuant to any provision of this Lease, Lessor may elect to sell the Leased Property to Lessee in the form of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (“1031 Exchange”).  In the event that Lessor shall so elect, Lessor shall give written notice to Lessee and any escrow holder of such election and the following shall apply:

(a)           Lessor may attempt to identify before the closing other property which qualifies as “like-kind” property for a 1031 Exchange (the “Target Property”) by giving written notice to Lessee and any escrow holder and identifying to such escrow holder the Target Property prior to the closing.

(b)           If Lessor has not so identified the Target Property before the closing, then Lessor shall proceed with the closing unless Lessor at its option enters into an exchange agreement with an accommodation party (“Accommodator”) in order to facilitate a non-simultaneous exchange.

(c)           Lessee shall fully cooperate with any such 1031 Exchange, including but not limited to executing and delivering additional documents requested or approved by Lessor; provided, that Lessee shall not be required to incur any additional costs or liabilities or financial obligation as a consequence of any of the foregoing exchange transactions.

ARTICLE XIX.

19.1           Extended Term(s)

.  Provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease with respect to all (but not less than all) of the Facilities then covered by this Lease for two (2) consecutive ten (10) year renewal terms (each an “Extended Term”), upon (i) giving written notice to Lessor of such renewal not less than twelve (12) months prior to the expiration of the then current Term, (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty(ies) executed by Guarantor(s) stating, in substance, that Guarantor’s(s’) obligations under the Guaranty(ies) shall extend to this Lease, as extended by the Extended Term and (iii) with respect to any Facility(ies) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor, the concurrent exercise by the “Lessee” thereunder of the renewal of each such New Lease for the corresponding and co-terminus “Extended Term” thereof.  During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect.  Notwithstanding anything to the contrary in this Section 19.1, Lessor, in its sole discretion, may waive the condition to Lessee’s right to renew this Lease that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, have occurred or be continuing, and the same may not be used by Lessee as a means to negate the effectiveness of Lessee’s exercise of its renewal right for such Extended Term.

19.2           Lessor’s Extension Rights and Early Termination

.  In order to facilitate the transfer of the operations of each Facility to a third party and/or to locate a replacement lessee, Lessor shall have the one time right to either (i) terminate this Lease with respect to any such Facility up to four (4) months early or (ii) extend the Term of this Lease with respect to any such Facility for up to one (1) year.  Such right of early termination shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than sixty (60) days prior to the date Lessor desires to terminate this Lease with respect to any such Facility and stating the date of such termination (which date shall not be earlier than four (4) months prior to the expiration of the Term).  In the event that Lessor shall exercise such right of early termination within the time and in the manner herein provided, this Lease shall terminate with respect to the applicable Facility on the date of termination specified in Lessor’s notice.  Such right of extension shall be exercised by Lessor, if at all, by written notice from Lessor to Lessee given not less than four (4) months prior to the expiration of the Term with respect to such Facility and stating the date through which Lessor is extending the Term of this Lease with respect to such Facility (which date shall not be later than one (1) year after the originally scheduled expiration date).  In the event that Lessor shall exercise such right of extension, all of the terms and conditions of this Lease shall continue in full force and effect with respect to such Facility and Lessee shall continue to pay Rent for and during such extension period at the same Minimum Rent rates as were in effect upon the expiration of the originally scheduled Term for such Facility; provided, however, that Lessor shall have the right to terminate this Lease with respect to any such Facility during any such extension period upon not less than sixty (60) days prior written notice to Lessee.  In such event, this Lease, as previously extended, shall terminate with respect to such Facility upon the date specified in Lessor’s notice of termination.

ARTICLE XX.

20.1           Holding Over

.  Except as provided in Section 19.2, if Lessee shall for any reason remain in possession of the Leased Property and/or any Capital Additions of a Facility after the expiration or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Lessee shall pay as Minimum Rent and Additional Rent each month twice the sum of (i) monthly Minimum Rent and Additional Rent applicable to the prior Lease Year for such Facility, plus (ii) all Additional Charges and all other sums payable by Lessee pursuant to this Lease.  During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property and/or any Capital Additions of such Facility.  Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

ARTICLE XXI.

[INTENTIONALLY OMITTED]

ARTICLE XXII.

22.1           Risk of Loss

.  The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property and any Capital Additions as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and Persons claiming from, through or under Lessor) is assumed by Lessee, and, except as otherwise provided herein, no such event shall entitle Lessee to any abatement of Rent.

ARTICLE XXIII.

23.1           General Indemnification

.  In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Lessor or Lessee, and without regard to the policy limits of any such insurance, Lessee shall protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses, imposed upon or incurred by or asserted against Lessor by reason of:  (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks; (ii) any use, misuse, non-use, condition, maintenance or repair by Lessee of the Leased Property; (iii) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; and (vi) the violation of any Legal Requirement.  Any amounts which become payable by Lessee under this Article shall be paid within ten (10) days after liability therefor is finally determined by litigation or otherwise, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment.  Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit; provided, however, that any legal counsel selected by Lessee to defend Lessor shall be reasonably satisfactory to Lessor.  All indemnification covenants are intended to apply to losses, damages, injuries, claims, etc. incurred directly by the indemnified parties and their property, as well as by the indemnifying party or any third party, and their property.  For purposes of this Article XXIII, any acts or omissions of Lessee, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Lessee.  It is understood and agreed that payment shall not be a condition precedent to enforcement of the foregoing indemnification obligations.

ARTICLE XXIV.

24.1           Transfers.

24.1.1           Prohibition.  Subject to the provisions of Sections 24.1.10, 24.1.11 and 24.1.12 below, Lessee shall not, without Lessor’s prior written consent, which consent may not be unreasonably withheld or delayed (except as provided in the last sentence hereof), either directly or indirectly or through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Lessee’s leasehold estate hereunder, (ii) Master Sublease all or any part of the Leased Property and/or any Capital Additions of any Facility, (iii) engage the services of any Person that is not an Affiliate of Lessee for the management or operation of more than Ten Percent

(10%) of the Leased Property and/or any Capital Additions of any Facility, (iv) convey, sell, assign, transfer or dispose of any stock or partnership, membership or other interests (whether equity or otherwise) in Lessee (which shall include any conveyance, sale, assignment, transfer or disposition of any stock or partnership, membership or other interests (whether equity or otherwise) in any Controlling Person(s)), if such conveyance, sale, assignment, transfer or disposition results in a change in control of Lessee (or in any Controlling Person(s)), (v) dissolve, merge or consolidate Lessee (which shall include any dissolution, merger or consolidation of any Controlling Person) with any other Person, if such dissolution, merger or consolidation results in a change in control of Lessee or in any Controlling Person(s), (vi) sell, convey, assign, or otherwise transfer all or substantially all of the assets of Lessee (which shall include any sale, conveyance, assignment, or other transfer of all or substantially all of the assets of any Controlling Person) or (vii) consummate or permit to be consummated any agreement or arrangement to do any of the foregoing (each of the aforesaid acts referred to in clauses (i) through (vii) being referred to herein as a “Transfer”).  Lessor’s consent shall not be required for any Occupancy Arrangement transaction that does not constitute a Master Sublease or for the engagement the services of any Person for the management or operation of Ten Percent (10%) or less of the Leased Property and/or any Capital Additions of any Facility, and with respect to any such Occupancy Arrangement or management engagement for which such consent is not required, Lessee shall, within ten (10) days of entering into any such Occupancy Arrangement or management engagement, notify Lessor of the existence of such Occupancy Arrangement or management engagement and the identity of the Occupant or manager, as the case may be, and supply Lessor with a copy of the agreement relating to such Occupancy Arrangement or management engagement and any other related documentation, materials or information reasonably requested by Lessor; provided, however, that the foregoing shall not apply to any Occupancy Arrangement for patients or residents of any Facility (i.e., any non-Commercial Occupancy Arrangements).  Notwithstanding the foregoing or any other provisions of this Lease to the contrary, Lessee acknowledges that (x) it is Lessor’s practice not to permit any mortgages, hypothecations, pledges or other encumbrances of leasehold interests by its lessees, and (y) Lessor shall have the right to approve or disapprove of any such mortgages hypothecation, pledge or other encumbrance of the leasehold estate created hereby by Lessee (whether directly or indirectly) in Lessor’s sole and absolute discretion, and (z) if Lessor shall approve the same Lessor shall be entitled to impose such conditions in connection therewith as Lessor deems appropriate in its sole and absolute discretion.

24.1.2           Consent.

24.1.2.1                 Subject to the provisions of Sections 24.1.10, 24.1.11 and 24.1.12 below, prior to any Transfer, Lessee shall first notify Lessor of its desire to do so and shall submit in writing to Lessor, as applicable: (a) the name of the proposed Occupant, assignee, manager or other transferee; (b) the terms and provisions of the Transfer, including any agreements in connection therewith; and (c) such financial information as Lessor may reasonably request concerning the proposed Occupant, assignee, manager or other transferee.  In exercising its right of reasonable approval or disapproval to a proposed Transfer, Lessor shall be entitled to take into account any fact or factor that is commercially reasonable to the making of such decision, including the following, all of which are agreed to be reasonable factors for Lessor’s consideration:

(i)                 The financial strength of the proposed Occupant, assignee, manager or other transferee, including the adequacy of its working capital.  In connection with a Transfer resulting from a merger or consolidation to which Lessee (including Emeritus, if Emeritus is the Lessee) or any Controlling Party is a party, Lessor shall be entitled to compare the Consolidated Net Worth and debt to equity ratio of the surviving party following the effectiveness of such event as compared to the Consolidated Net Worth and debt to equity ratio of Lessee (including Emeritus, if Emeritus is the Lessee) or any Controlling Party is a party  prior to such event.

(ii)                 The operating experience of the proposed Occupant, assignee, manager or other transferee with respect to businesses of the nature, type and size of the applicable Facility.

(iii)                 The quality and reputation of the proposed Occupant, assignee, manager or other transferee.

(iv)                 Whether such Transfer will cause a breach or violation of any material agreements to which Lessee or any Controlling Person is a party.

(v)                 Whether there then exists any uncured Event of Default by Lessee pursuant to this Lease; provided, however, that if (A) Lessee is proposing to enter into a Master Sublease with respect to one or more Facilities, (B) there is no uncured monetary Event of Default under this Lease, (C) a non-monetary Event of Default has occurred at another Facility (i.e., a Facility that Lessee is not proposing to Master Sublease), Lessor has not yet exercised any of its rights or remedies on account thereof pursuant to Article XVI hereof, and Lessee is diligently and in good faith proceeding to cure such non-monetary Event of Default at such other Facility, then Lessor shall not take the same into account as the sole basis for withholding its consent to any such proposed Master Sublease of such other Facility(ies).

Moreover, Lessor shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease is not materially impaired or diminished by such Transfer.  Lessee acknowledges, however, that any proposed partial assignment, conveyance, sale, transfer or other disposition of this Lease or Lessee’s leasehold estate hereunder with respect to less than all of the Facilities would materially impair the covenants, conditions and obligations imposed upon Lessee by this Lease and the rights, remedies and benefits afforded Lessor by this Lease as single, integrated and indivisible agreement and economic unit with respect to all Facilities, and therefore it would be reasonable for Lessor to withhold its consent to any such partial assignment, conveyance, sale, transfer or other disposition of this Lease or Lessee’s leasehold estate hereunder with respect to less than all the Facilities on such basis.  No withholding of consent by Lessor for any commercially reasonable reason shall give rise to any claim by Lessee or any other Person or entitle Lessee to terminate this Lease or to any abatement of Rent.

24.1.2.2                 Subject to the provisions of Sections 24.1.10, 24.1.11 and 24.1.12 below, in connection with any Transfer, Lessor shall be entitled to receive the applicable Transfer Consideration, if any.

24.1.2.3                 In connection with any Transfer, Lessor shall be entitled to require as a condition to any such Transfer that the obligations of any Occupant, assignee, manager or other transferee which is an Affiliate of another Person be guaranteed by its ultimate parent or other ultimate Controlling Person pursuant to a written guaranty in form and substance reasonably acceptable to Lessor and that, subject to Section 24.1.3 below, any existing Guaranty of this Lease be reaffirmed by the applicable Guarantor notwithstanding such Transfer.

24.1.2.4                 The consent by Lessor to any Transfer shall not constitute Lessor’s consent to any subsequent Transfer or to any subsequent or successive Transfer.  Any purported or attempted Transfer contrary to the provisions of this Article shall be void and, at the option of Lessor, shall terminate this Lease.

24.1.3           Release of Existing Lessee and Guarantors Upon Certain Transfers.  Upon the consummation of any Transfer by Lessee that (a) constitutes an assignment of Lessee’s entire interest in this Lease, (b) requires Lessor’s prior written consent pursuant to the terms of this Article XXIV, and (c) receives such prior written consent by Lessor, Lessor shall release Lessee and any current Guarantor from all obligations arising under this Lease and any current Guaranty, as applicable, following the effective date of such Transfer, so long as each of the following conditions is met:

(i)           The Consolidated Net Worth of the assignee, immediately following the effectiveness of such Transfer shall be equal to or greater than an amount equal to the Consolidated Net Worth of Emeritus as of the Commencement Date as reasonably determined by Lessor.

(ii)           The debt to equity ratio of the assignee following the effectiveness of such Transfer shall be equal to or less than an amount equal to the debt to equity ratio of Emeritus as of the Commencement Date as reasonably determined by Lessor.  For purposes of this clause (ii), “debt” shall include the capitalized value of any leases required to be capitalized in accordance with GAAP to which Emeritus and/or such assignee (and/or their consolidated Subsidiaries) are parties and the same shall be demonstrated by financial statements prepared in accordance with GAAP and reasonably satisfactory to Lessor.

(iii)           The assignee shall have adequate experience and skill in (i) operating facilities comparable to the applicable Facility(ies) and (ii) a business of the nature, type and size of the business of Emeritus immediately prior to the effectiveness of such Transfer, as determined by Lessor in its reasonable discretion.

24.1.4           Attornment and Related Matters.  Any Commercial Occupancy Arrangement (including any Master Sublease) or management engagement shall be expressly subject and subordinate to all applicable terms and conditions of this Lease.  With respect to any Commercial Occupancy Arrangement or management agreement, Lessor, at its option and without any obligation to do so, may require any Occupant under any such Commercial Occupant Arrangement or manager to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee, as sublessor, licensor or otherwise under such Commercial Occupancy Arrangement or management engagement from the time of the exercise of such option to the termination of such Commercial Occupancy Arrangement or management engagement and in such case Lessor shall not be liable for any prepaid rents, fees or other charges or for any prepaid security deposits paid by such Occupant under any such Commercial Occupant Arrangement to Lessee or for any other prior defaults of Lessee under such Commercial Occupancy Arrangement or management engagement.  In the event that Lessor shall not require such attornment with respect to any such Commercial Occupancy Arrangement or management engagement, then such Commercial Occupancy Arrangement or management engagement shall automatically terminate upon the expiration or earlier termination of this Lease, including any early termination by mutual agreement of Lessor and Lessee.  Furthermore, any such Commercial Occupancy Arrangement, management engagement or other agreement regarding a Transfer shall expressly provide that the Occupant, assignee, manager or other transferee shall furnish Lessor with such financial, operational or other information about the physical condition of the applicable Facility, including the information required by Section 25.1.2 herein, as Lessor may request from time to time.

24.1.5           Assignment of Lessee’s Rights Against Occupant Under a Master Sublease.  If Lessor shall consent to a Master Sublease, then the written instrument of consent, executed and acknowledged by Lessor, Lessee and the Occupant under such Master Sublease, as the case may be, shall contain a provision substantially similar to the following:

(a)           Lessee and such Occupant hereby agree that, if such Occupant shall be in default of any of its obligations under the Master Sublease, which default also constitutes an Event of Default by Lessee under this Lease (subject to the express provisions of Section 16.11 hereof), then Lessor shall be permitted to avail itself of all of the rights and remedies available to Lessee against such Occupant in connection therewith.

(b)           Without limiting the generality of the foregoing, Lessor shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against such Occupant in the name of Lessee in order to enforce Lessee’s rights under the Master Sublease, and also shall be permitted to take all ancillary actions

(e.g., serve default notices and demands) in the name of Lessee as Lessor reasonably shall determine to be necessary.

(c)           Lessee agrees to cooperate with Lessor, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of Lessor.

(d)           Lessee expressly acknowledges and agrees that the exercise by Lessor of any of the foregoing rights and remedies shall not constitute an election of remedies, and shall not in any way impair Lessor’s entitlement to pursue other rights and remedies directly against Lessee.

24.1.6           Costs.  Lessee shall reimburse Lessor for Lessor’s reasonable costs and expenses incurred in conjunction with the processing and documentation of any request for consent as required under this Article XXIV, including reasonable attorneys’, architects’, engineers’ or other consultants’ fees whether or not the transaction for which consent is requested is actually consummated.

24.1.7           No Release of Lessee’s Obligations.  Except as expressly set forth in Section 24.1.3 above, no Transfer shall relieve Lessee of its obligation to pay the Rent and to perform all of the other obligations to be performed by Lessee hereunder.  Except as expressly set forth in Section 24.1.3 above, the liability of Lessee named herein and any immediate and remote successor in interest of Lessee (i.e., by means of any Transfer), and the due performance of the obligations of this Lease on Lessee’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease.  Except as expressly set forth in Section 24.1.3 above, if any such Occupant, assignee, manager or other transferee defaults in any performance due hereunder, Lessor may proceed directly against the Lessee named herein and/or any immediate and remote successor in interest of Lessee without exhausting its remedies against such Occupant, assignee, manager or other transferee.

24.1.8           REIT Protection.  Anything contained in this Lease to the contrary notwithstanding, no Transfer shall be consummated on any basis such that, based on the reasonable advice of Lessor’s outside counsel, the status of Lessor as a real estate investment trust could be jeopardized because (i) the rental or other amounts to be paid by the Occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the Occupant, assignee, manager or other transferee; (ii) the Transfer is with any Person in which Lessee or Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iii) the Transfer is to be consummated with a Person or in a manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any Occupancy Arrangement to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code.  Lessee shall provide such information as Lessor’s outside counsel may reasonably request to provide its advice regarding the foregoing, and in rendering such advice, Lessor’s counsel shall be entitled to rely on factual representations from Lessee and Lessor; provided, however, that Lessee shall have no liability therefor if Lessee has provided such information and representations in good faith and after a reasonably diligent review and inquiry of the subject matter thereof.

24.1.9           Transfers In Bankruptcy.  It is the intent of the parties hereto that in the event of a Transfer pursuant to the provisions of the Bankruptcy Code, all consideration payable or otherwise to be delivered in connection with such Transfer shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code.  Any consideration constituting Lessor’s property pursuant to the immediately preceding sentence and not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.  For purposes of this Section 24.1.9, the term “consideration” shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation or forgiveness of indebtedness, discounts, rebates, barter and the like.  If any such consideration is in a form other than cash (such as in kind, equity interests, indebtedness earn-outs, or other deferred payments, consulting or management fees, etc.) Lessor shall be entitled to receive in cash the then present fair market value of such consideration.  Notwithstanding any provision of this Lease to the contrary, including this Section 24.1.9, it is expressly understood and agreed that it is the intention of the parties hereto that, notwithstanding any provision of the Bankruptcy Code, including Section 365(f) thereof, Lessee is precluded from effecting any Transfer of a Facility except as may otherwise be expressly provided in this Lease.

24.1.10                 Public Offering/Public Trading.  Notwithstanding anything to the contrary in this Article XXIV, (i) Lessor’s consent shall not be required in connection with, and the other provisions of this Article XXIV shall not apply to any transfer of any stock of Lessee as a result of a public offering of Lessee’s stock (which transfers shall be deemed not to be “Transfers” hereunder) which (a) constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and (b) results in such stock being listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering, (ii) for so long as the stock of Lessee or any Controlling Person(s) is listed for trading on the American Stock Exchange or the New York Stock Exchange or authorized for quotation on the NASDAQ National Market, the transfer or exchange of such stock over such exchange or market (which transfers or exchanges shall be deemed not to be “Transfers” hereunder).

24.1.11                 Certain Other Transfers.  Notwithstanding anything to the contrary in this Article XXIV, but subject to the provisions of Section 24.1.8 above, so long as Emeritus has other material assets other than its interest (whether direct or indirect) in this Lease, the Facilities and any other leases of facilities between Lessor or an Affiliate of Lessor and Emeritus or an Affiliate of Emeritus, Lessor shall consent to any Transfer resulting from

(a) a sale or transfer of all or substantially all of the outstanding capital stock of Emeritus or a sale or transfer of all or substantially all of the assets of Emeritus, in each case to a single purchaser or transferee in a single transaction or (b) a merger, consolidation or stock exchange to which Emeritus is a party, and the provisions of Section 24.1.2.2 shall not apply  (i.e., there shall not be any Transfer Consideration payable) in connection with or related to such Transfer, so long as each of the following conditions is met:

(i)           The Consolidated Net Worth of the purchaser or transferee resulting from a Transfer pursuant to clause (a) above or the surviving party resulting from a Transfer pursuant to clause (b) above, as the case may be, following the effectiveness of such event shall be equal to or greater than the average Consolidated Net Worth of Emeritus for the twelve (12) month period immediately prior to the effectiveness of such event, as reasonably determined by Lessor;

(ii)           The debt to equity ratio of the purchaser or transferee resulting from a Transfer pursuant to clause (a) above or the surviving party resulting from a Transfer pursuant to clause (b) above, as the case may be, following the effectiveness of such event shall be equal to or less than the average debt to equity ratio of Emeritus for the twelve (12) month period immediately prior to the effectiveness of such event, as reasonably determined by Lessor.  For purposes of this clause (ii), “debt” shall include the capitalized value of any leases required to be capitalized in accordance with GAAP to which Emeritus and/or such transferee or surviving entity (and/or their consolidated Subsidiaries) are parties and the same shall be demonstrated by financial statements prepared in accordance with GAAP and reasonably satisfactory to Lessor;

(iii)           The purchaser or transferee resulting from a Transfer pursuant to clause (a) above or the other party(s) to the Transfer pursuant to clause (b) above, as the case may be, shall have sufficient operating experience and history with respect to a business of the nature, type and size of the business of Emeritus as the same exists prior to the effectiveness of such event, as reasonably determined by Lessor.  Such purchaser or transferee or other party to such Transfer, as the case may be, shall be deemed to have “sufficient operating experience and history” if, (A) the core management team of such purchaser, transferee or other party, as the case may be, has an average of not less than three (3) years’ operating experience with respect to the operation and management of facilities of the type and nature operated and/or managed by Emeritus and its Subsidiary(ies), or (B) such transferee or purchaser or other party, as the case may be, shall immediately following the effectiveness of such Transfer, and for a period of not less than one (1) year thereafter, retain and/or hire in a full-time management or consulting capacity a majority of the principal officers of Emeritus who were in the employment of Emeritus prior to the effectiveness of such Transfer;

(iv)           Except in the case of a Transfer as to which such transferee or purchaser or surviving party, as the case may be, assumes the obligations of Lessee hereunder and any Guarantor under the applicable Guaranty as a matter of law, such transferee or purchaser or surviving party shall execute a written assumption of this Lease and with respect to each Guaranty, either (A) a written assumption of such Guaranty in form and substance reasonably acceptable to Lessor or (B) a new guaranty of this Lease consistent in form and substance with each such Guaranty.  In addition, if any such transferee, purchaser or surviving party is an Affiliate of another Person, its ultimate parent or other ultimate Controlling Person shall execute a written guaranty of Lessee’s obligations under this Lease pursuant to a written guaranty in form and substance reasonably acceptable to Lessor;

(v)           No Event of Default shall have occurred and be continuing hereunder;

(vi)           [Intentionally Omitted]; and

(vii)           Lessor shall receive the applicable information required by Section 24.1.2.1(i) with respect to each such proposed Transfer and the proposed purchaser or transferee resulting therefrom.

As used in this Section 24.1.11, “other material assets” shall mean that Emeritus has other net assets as determined in accordance with GAAP, whether direct or indirect, other than its interests (whether direct or indirect) in this Lease, the Facilities and the facilities covered thereby and any other facilities leased by Emeritus or an Affiliate of Emeritus from Lessor or an Affiliate of Lessor, which in the aggregate total not less than $100,000,000 or represent at least Forty Percent (40%) of the total net assets as determined in accordance with GAAP of Emeritus, including its interests (whether direct or indirect) in the Facilities and any other facilities leased by Emeritus or any Affiliate of Emeritus from Lessor or an Affiliate of Lessor.

24.1.12                 Affiliate Transactions.  Notwithstanding anything to the contrary contained in this Article XXIV but subject to the provisions of Section 24.1.8 above, Lessor’s consent shall not be required in connection with, and the provisions of Section 24.1.2.2 shall not apply (i.e., there shall not be any Transfer Consideration payable) in connection with or related to, any assignment of Lessee’s interest in this Lease to one or more Affiliate(s) of Lessee (if more than one, jointly and severally as “Lessee” hereunder) or  a Master Sublease of all or any portion of the Leased Property to an Affiliate of Lessee (each, a “Permitted Affiliate Transaction”), so long as in connection therewith, each of the following conditions is met:

(a)           In connection with such Permitted Affiliate Transaction, there is no change in the use of the Leased Property of any Facility from its Primary Intended Use;

(b)           No Event of Default shall have occurred and be continuing hereunder;

(c)           In the case of such an assignment, (i) the assignee(s) shall assume (jointly and severally) all of the obligations of Lessee hereunder accruing subsequent to the effective date of such assignment by an instrument in writing in form and substance reasonably satisfactory to Lessor, and a copy thereof shall be delivered to Lessor along with the notice specified in clause (g) below, (ii) the original Lessee shall not be released from any of the obligations of the Lessee hereunder, whether occurring prior to or after the effective date of such transaction, and if requested by Lessor, shall execute a written guaranty of the “Lessee’s” obligations under this Lease in a form satisfactory to Lessor, and (iii) a copy of such executed assumption shall be delivered to Lessor along with the notice;

(d)           In the case of any Master Sublease, (i) such Master Sublease shall be subject to the provisions of Section 24.1.4 above and such Master Sublease shall comply with all of the applicable provisions of this Article XXIV (except for the Lessor consent requirement), and a copy of such Master Sublease shall be delivered to Lessor along with the notice specified in clause (g) below, and (ii) Lessee shall not be released from any of the obligations of Lessee hereunder, whether occurring prior to or after the effective date of such transaction;

(e)           In connection with any Permitted Affiliate Transaction, no Guarantor shall be released of any of its obligations under a Guaranty, and shall execute a written reaffirmation of its obligations under such Guaranty in form and substance reasonably satisfactory to Lessor and deliver the same to Lessor along with the notice specified in clause (g) below;

(f)           Concurrently with the effective date of any such Permitted Affiliate Transaction, Lessee shall cause its Affiliate to grant to Lessor a security interest in form and substance reasonably satisfactory to Lessor with respect to such Affiliate’s personal property (whether tangible or intangible) consistent with (and subject to the same limitations and exclusions (if any) from such grant as) the security interest granted to Lessor pursuant to Section 16.10 hereof by Lessee, in each case, as additional security for Lessee’s obligations under this Lease and the obligations of any such Affiliate under this Lease and/or other such Master Sublease, as applicable, and such agreement granting such security interest shall be delivered to Lessor along with the notice specified in clause (g) below; and

(g)           Not less than ten (10) days prior to the effectiveness of any Permitted Affiliate Transaction, Lessee shall notify Lessor in writing of Lessee’s intention to enter into such Permitted Affiliate Transaction, the effective date thereof, the facts placing the same within the provisions of this Section 24.2.2 and any other change in the address for billings and notices to the Lessee pursuant to this Lease, accompanied by a copy of any documents and/or instruments required under the provisions of this Section 24.2.2, and Lessee shall deliver to Lessor executed copies of such documents and/or instruments on or prior to the effective date thereof.

24.1.13                 Emericare Subleases.  Concurrently with the execution and delivery of this Lease, Lessor, Lessee and Lessee’s Affiliate, Emericare Inc., a Delaware corporation (“Emericare”), are executing and delivering that certain Agreement Regarding Subleases of even date herewith relating to certain Subleases between Lessee and Emericare with respect to the Facilities.

ARTICLE XXV.

25.1           Officer’s Certificates and Financial Statements.

25.1.1           Officer’s Certificate.  At any time and from time to time upon Lessee’s receipt of not less than ten (10) days’ prior written request by Lessor, Lessee shall furnish to Lessor an Officer’s Certificate certifying (i) that this Lease is unmodified and in full force and effect, or that this Lease is in full force and effect as modified and setting forth the modifications; (ii) the dates to which the Rent has been paid; (iii) whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Lessee may have knowledge; and (iv) responses to such other questions or statements of fact as Lessor, any ground or underlying lessor, any purchaser or any current or prospective Facility Mortgagee shall reasonably request.  Lessee’s failure to deliver such statement within such time shall constitute an acknowledgement by Lessee that (x) this Lease is unmodified and in full force and effect except as may be represented to the contrary by Lessor; (y) Lessor is not in default in the performance of any covenant, agreement or condition contained in this Lease; and (z) the other matters set forth in such request, if any, are true and correct.  Any such certificate furnished pursuant to this Article may be relied upon by Lessor and any current or prospective Facility Mortgagee, ground or underlying lessor or purchaser of the Leased Property.

25.1.2           Statements.  Lessee shall furnish the following statements to Lessor:

(a)           within 120 days after the end of each of Lessee’s and each Guarantor’s (if any) fiscal years, a copy of the audited consolidated balance sheets of Lessee, its consolidated Subsidiaries and each Guarantor (if any) as of the end of such fiscal year, and related audited consolidated statements of income, changes in common stock and other stockholders’ equity and changes in the financial position of Lessee, its consolidated Subsidiaries and each Guarantor (if any) for such fiscal year, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, such consolidated financial statements to be certified by nationally recognized certified public accountants;

(b)           within 120 days after the end of each of Lessee’s and each Guarantor’s (if any) fiscal years, and together with the annual audit report furnished in accordance with clause (a) above, an Officer’s Certificate stating that to the best of the signer’s knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease, or if Lessee shall be in default, specifying all such defaults, the nature thereof, and the steps being taken to remedy the same;

(c)           within thirty (30) days after the end of each calendar month, all monthly financial reports Lessee produces for reporting purposes and detailed statements of income and detailed operational statistics regarding occupancy rates, patient and resident mix and patient and resident rates by type for each Facility for each such calendar month;

(d)           within 120 days after the end of each of Lessee’s fiscal years, a copy of each cost report filed with the appropriate governmental agency for each Facility;

(e)           within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter during any fiscal year of the applicable Person), Lessee shall furnish to Lessor (i) a copy of the unaudited consolidated balance sheets of Lessee, each Guarantor (if any) and their respective consolidated Subsidiaries as of the end of such fiscal quarter, and related unaudited consolidated statements, changes in common stock and other stockholders’ equity and changes in the financial position of Lessee, each Guarantor (if any) and their respective consolidated Subsidiaries for such fiscal quarter, and (ii) a statement of income of Lessee, each Guarantor (if any) and their respective consolidated Subsidiaries that sets forth the results for both such fiscal quarter and year-to-date, in all cases prepared in accordance with GAAP applied on a basis consistently maintained throughout the applicable period;

(f)           not later than fifteen (15) days before the end of each calendar year during the Term, a capital expenditure and operations budget for the next calendar year for each Facility, setting forth an estimate, on a monthly basis, of Gross Revenues, together with an explanation of anticipated changes to resident charges, payroll rates and positions, non-wage cost increases, and all other factors differing from the current calendar year;

(g)           within thirty (30) days after they are required to be filed with the SEC, copies of any annual reports and of information, documents and other reports, or copies of such portions of any of the foregoing as the SEC may prescribe, which Lessee is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934;

(h)           immediately upon Lessee’s receipt thereof, copies of all written communications received by Lessee from any regulatory agency relating to

(i) surveys of any Facility for purposes of licensure, Medicare and Medicaid certification and accreditation and (ii) any proceeding, formal or informal, with respect to cited deficiencies with respect to services and activities provided and performed at any Facility, including patient and resident care, patient and resident activities, patient and resident therapy, dietary, medical records, drugs and medicines, supplies, housekeeping and maintenance, or the condition of such Facility, and involving an actual or threatened warning, imposition of a fine or a penalty, or suspension, termination or revocation of such Facility’s license to be operated in accordance with its Primary Intended Use;

(i)           [Intentionally Omitted];

(j)           immediately upon Lessee’s receipt thereof, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Leased Property or any Capital Additions or Lessee’s use thereof; and

(k)           with reasonable promptness, such other information respecting (i) the financial and operational condition and affairs of Lessee, any Guarantor and each Facility, (ii) the physical condition of the Leased Property and any Capital Addition thereto and (iii) any suspected Transfer, in each case as Lessor or any Facility Mortgagee may reasonably request, in the form of a questionnaire or otherwise, from time to time.

25.1.3           Charges.  Lessee acknowledges that the failure to furnish Lessor with any of the certificates or statements required by this Article XXV will cause Lessor to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain.  Accordingly, if Lessee fails to furnish Lessor with any of the certificates or statements required by this Article XXV, Lessee shall pay to Lessor upon demand $1,000 for each such failure as Additional Charges.  The parties agree that this charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee’s failure to furnish Lessor with such certificates and statements.

25.1.4           Lessee’s Submission of Certificates/Statements.  Lessee shall be obligated to furnish Lessor with all certificates and statements required under this Article XXV by (i) delivery of printed copies of the same to Lessor at its address set forth in Article XXXIII below or any other address that Lessor may from time to time designate in writing and (ii) electronic delivery of the same to Lessor in Microsoft® Office Excel format (or such other format as Lessor may from time to time reasonably require) at any electronic mail address that Lessor may from time to time designate in writing.

ARTICLE XXVI.

26.1           Lessor’s Right to Inspect and Show the Leased Property

.  Lessee shall permit Lessor and its authorized representatives upon two (2) Business Days’ prior notice to (i) inspect the Leased Property of any Facility and any Capital Addition thereto and (ii) exhibit the same to prospective purchasers and lenders, and during the last twelve (12) months of the Term, to prospective lessees or managers, in each instance during usual business hours and subject to any reasonable security, health, safety or confidentiality requirements of Lessee or any Legal Requirement or Insurance Requirement.  Lessee shall cooperate with Lessor in exhibiting the Leased Property of any Facility and any Capital Additions thereto to prospective purchasers, lenders, lessees and managers.

ARTICLE XXVII.

27.1           No Waiver

.  No failure by Lessor to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall constitute a waiver of any such breach or of any such term.  No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE XXVIII.

28.1           Remedies Cumulative

.  Each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

ARTICLE XXIX.

29.1           Acceptance of Surrender

.  No surrender to Lessor of this Lease or of the Leased Property or any Capital Additions or any part(s) thereof or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

ARTICLE XXX.

30.1           No Merger

.  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Leased Property or any part(s) thereof.

ARTICLE XXXI.

31.1           Conveyance by Lessor

.  If Lessor or any successor owner of the Leased Property shall convey the Leased Property other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

31.2           New Lease

.  Lessor shall have the right, in connection with any Separation Event during the Term for any purpose, by written notice to Lessee, to require Lessee to execute an amendment to this Lease whereby the Leased Property of one or more Facilities affected by such Separation Event (individually, a “Separated Property” or collectively, the “Separated Properties”) is separated and removed from this Lease, and to simultaneously execute a substitute lease with respect to such Separated Property(ies), in which case:

31.2.1           Lessor and Lessee shall execute a new lease (the “New Lease”) for such Separated Property(ies), effective as of the date specified in Section 31.2.3. below (the “New Lease Effective Date”), in the same form and substance as this Lease, but with such changes thereto as necessary to reflect the separation of the Separated Property(ies) from the balance of the Leased Property, including specifically the following:

(a)           The total monthly Minimum Rent and Additional Rent payable under such New Lease shall be the total applicable monthly Allocated Minimum Rent and Allocated Additional Rent with respect to such Separated Property(ies);

(b)           All Minimum Rent and Additional Rent rental escalations under such New Lease shall be at the times and in the amounts set forth in this Lease for Minimum Rent and Additional Rent increases for the applicable Separated Property(ies);

(c)           The Minimum Purchase Price payable under such New Lease shall be the aggregate of the Allocated Minimum Purchase Price for such Separated Property(ies); and

(d)           Such New Lease shall provide that the lessee thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Separated Property(ies), that were not paid, performed and satisfied in full prior to the effective date of such New Lease (and Lessee under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the effective date of such New Lease).

31.2.2           Lessor and Lessee shall also execute an amendment to this Lease effective as of such New Lease Effective Date reflecting the separation of the Separated Property(ies) from the balance of the Leased Property and making such modifications to this Lease as are necessitated thereby.

31.2.3           In the case of any New Lease that is entered into in accordance with this Section 31.2 such New Lease shall be effective on the date which is the earlier of (i) the date such New Lease is fully executed and delivered by the parties thereto and (ii) the date specified in the written notice from Lessor to Lessee requiring such New Lease as described above, which date shall be no sooner than ten (10) days after the date such notice is issued.

31.2.4           Lessee and Lessor shall take such actions and execute and deliver such documents, including without limitation such New Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 31.2.

31.2.5           Each party shall bear its own costs and expenses in connection with any such New Lease entered into in accordance with this Section 31.2.

ARTICLE XXXII.

32.1           Quiet Enjoyment

.  So long as Lessee shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property of each Facility for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the Commencement Date or created thereafter as permitted hereunder or thereafter consented to by Lessee.  No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder.  Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

ARTICLE XXXIII.

33.1           NOTICES

.  Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a “notice”) must be in writing and may be served personally or by U.S. Mail.  If served by U.S. Mail, it shall be addressed as follows:

If to Lessor
or Collateral Agent:	c/o HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, California 90806

Attn: Legal Department

Fax: (562) 733-5200

with a copy to:	Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Attn: David C. Meckler, Esq.

Fax: (714) 755-8290

If to Lessee:	Emeritus Corporation

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121

Attn: Eric Mendelsohn

Fax: (206) 357-7388

with a copy to:	Riddell Williams P.S.

1001 Fourth Avenue, Suite 4500

Seattle, Washington 98154

Attn: David D. Buck, Esq.

Fax: (206) 389-1708

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt.  In lieu of notice by U.S. Mail, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express).  Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier’s delivery receipt.  Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

ARTICLE XXXIV.

34.1           Appraiser

.  If it becomes necessary to determine the Fair Market Value, Fair Market Rental or Leasehold FMV of any Facility for any purpose of this Lease, the same shall be determined by an independent appraisal firm, in which one or more of the members, officers or principals of such firm are Members of the Appraisal Institute (or any successor organization thereto), as may be reasonably selected by Lessor (the “Appraiser”).  Lessor shall cause such Appraiser to determine the Fair Market Value, Fair Market Rental or Leasehold FMV of such Facility as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser’s decision to the relevant date) and the determination of such Appraiser shall be final and binding upon the parties.  A written report of such Appraiser shall be delivered and addressed to each of Lessor and Lessee.  To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, an appraisal of Fair Market Value for purposes of this Lease shall take into account and shall give appropriate consideration to all three customary methods of appraisal (i.e., the cost approach, the sales comparison approach and the income approach), and no one method or approach shall be deemed conclusive simply by reason of the nature of Lessor’s business or because such approach may have been used for purposes of determining the fair market value of such Facility at the time of acquisition thereof by Lessor.  This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.  Lessor and Lessee shall each pay one-half (1/2) of the fees and expenses of the Appraiser and one-half (1/2) of all other costs and expenses incurred in connection with such appraisal.

ARTICLE XXXV.

35.1           Lessee’s Option to Purchase the Leased Property.

  Provided (a) no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder, and (b) Lessee shall be entitled to and shall have extended the Term of this Lease for the first (1st) Extended Term pursuant to Article XIX hereof, then Lessee shall have the option to purchase the Leased Property of all (but not less than all) of the Facilities then subject to the terms of this Lease and any Facility(ies) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor upon the expiration of the first (1st) Extended Term for the Purchase Option Price.  Lessee may exercise such option to purchase the Leased Property of all (but not less than all) of the Facilities then subject to the terms of this Lease and any Facility(ies) subject to a New Lease hereafter with or in favor of Lessor or any Affiliate of Lessor by (i) opening an escrow (the “Escrow”) by depositing either (1) cash or (2) a letter of credit from a financial institution and in form in each case acceptable to Lessor, the sum  (the “Opening Deposit”) of Two and One-Half Percent (2½%) of the Minimum Purchase Price (determined on the date of the Opening Deposit) and a copy of this Lease and each New Lease with a national title company reasonably acceptable to Lessor (“Escrow Holder”), (ii) and giving written notice (the “Option Exercise Notice”) to Lessor of such deposit with Escrow Holder no earlier than eighteen (18) months and not less than fifteen (15) months prior to the expiration of the first (1st) Extended Term, and (iii) if applicable, delivering to Lessor concurrent with the Option Exercise Notice a reaffirmation of each Guaranty executed by the applicable Guarantor stating, in substance, that such Guarantors’ obligations under such Guaranty shall extend to the purchase contract formed by Lessor and Lessee upon proper and timely exercise of such option.  If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee.  Such option shall also lapse if Lessee either is not entitled to or is entitled to and fails to timely exercise Lessee option to renew the Term of this Lease for the first (1st) Extended Term pursuant to Article XIX hereof. No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee’s exercise of such option in strict accordance with the provisions hereof.  In the event that Lessee shall properly and timely exercise such option, then such transaction shall be consummated on or within ten (10) days after the expiration of the first (1st) Extended Term (the “Outside Closing Date”).

Notwithstanding anything to the contrary herein, if Lessee shall be entitled to and shall exercise its option to purchase the Leased Property of all (but not less than all) of the Facilities then subject to this Lease and any Facility(ies) subject to a New Lease pursuant to this Section 35.1, Lessee shall have a one-time right to cancel and rescind in writing to Lessor Lessee’s exercise of the same within ten (10) Business Days after the Purchase Option Price is “finally determined.  For purposes of the foregoing, the Purchase Option Price shall be “finally determined” upon the earlier of (x) the date the parties agree in writing upon the Purchase Option Price or (y) the date the Purchase Option Price is determined pursuant to the procedures set forth in Article XXXIV hereof and Lessee receives notice thereof.  If Lessee is entitled to and does not elect to cancel and rescind such purchase option within the time and manner herein provided, then Lessee shall proceed to purchase the Leased Property of all (but not less than all) of the Facilities then subject to this Lease and any Facility(ies) subject to a New Lease at the Purchase Option Price, and otherwise in accordance with the provisions of Article XVIII and Sections 35.2 and 35.3 hereof.  If Lessee is entitled to and shall elect to cancel and rescind such purchase option within the time and manner herein provided, then the following shall occur:  (1) the purchase contract formed by Lessee’s exercise of such purchase option shall be cancelled and terminated; (2) the Escrow opened upon such exercise shall be cancelled and Lessee shall pay all title, Escrow and other cancellation charges incurred or imposed in connection therewith; (3) the Opening Deposit and all interest accrued thereon shall be returned to Lessee, notwithstanding anything in Section 35.2(a) to the contrary; (4) Lessee shall pay all fees and expenses of the Appraiser appointed pursuant to Article XXXIV hereof, notwithstanding anything in such Article XXXIV to the contrary, (5) this Lease shall continue in full force and effect in accordance with the terms hereof; and (6) Lessee shall not thereafter have any right to purchase the Leased Property pursuant to this Section 35.1.

35.2           Defaults.

(a)           Liquidated Damages.  IF, FOLLOWING A VALID AND PROPER EXERCISE OF THE FOREGOING OPTION, LESSEE FAILS TO COMPLETE THE PURCHASE OF THE LEASED PROPERTY AND SUCH FAILURE

CONSTITUTES A BREACH HEREOF, THEN LESSOR, AT ITS OPTION, MAY TERMINATE THE PURCHASE CONTRACT FORMED BY LESSEE’S EXERCISE OF SUCH OPTION AND THE ESCROW BY GIVING WRITTEN NOTICE TO LESSEE AND ESCROW HOLDER AND, THEREUPON, THE ESCROW SHALL BE CANCELLED, ALL DOCUMENTS SHALL BE RETURNED TO THE RESPECTIVE PARTIES WHO DEPOSITED THE SAME, AND LESSEE SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES AND ALL OF LESSOR’S REASONABLE LEGAL FEES AND COSTS.  IN ADDITION, LESSOR AND LESSEE AGREE THAT, BASED ON THE CIRCUMSTANCES NOW EXISTING, KNOWN OR UNKNOWN, IT WOULD BE EXCESSIVELY COSTLY AND IMPRACTICABLE TO ESTABLISH LESSOR’S DAMAGES BY REASON OF LESSEE’S DEFAULT RESULTING IN A FAILURE OF THE ESCROW TO CLOSE, AND, THEREFORE, LESSOR AND LESSEE AGREE THAT IT WOULD BE REASONABLE TO AWARD LESSOR LIQUIDATED DAMAGES IN THE AMOUNT OF THE OPENING DEPOSIT PLUS ANY ACCRUED INTEREST ON THE OPENING DEPOSIT.  BY THEIR RESPECTIVE INITIALS SET FORTH BELOW, LESSOR AND LESSEE ACKNOWLEDGE AND AGREE THAT THE OPENING DEPOSIT, PLUS ANY INTEREST ACCRUED ON THE OPENING DEPOSIT, TOGETHER WITH PAYMENT OF LESSOR’S LEGAL FEES AND COSTS, IS REASONABLE AS LIQUIDATED DAMAGES FOR A DEFAULT OF LESSEE UNDER THE PURCHASE CONTRACT FORMED BY LESSEE’S EXERCISE OF SUCH OPTION  THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE AND SHALL BE IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH LESSOR MIGHT OTHERWISE BE ENTITLED BY REASON OF A LESSEE’S DEFAULT THAT RESULTS IN A FAILURE OF THE ESCROW TO CLOSE, BUT NOTHING CONTAINED HEREIN SHALL LIMIT LESSOR’S RIGHTS AND REMEDIES FOR LESSEE’S DEFAULT OCCURRING AFTER THE CLOSE OF ESCROW OR FOR LESSEE’S DEFAULT UNDER THIS LEASE.  ESCROW HOLDER IS HEREBY AUTHORIZED AND INSTRUCTED TO RELEASE THE OPENING DEPOSIT PLUS ACCRUED INTEREST THEREON TO LESSOR UPON THE DELIVERY OF UNILATERAL WRITTEN INSTRUCTIONS THEREOF TO ESCROW HOLDER BY LESSOR AND ABSENT ANY OBJECTION ON THE PART OF LESSEE THERETO, AND ESCROW HOLDER IS HEREBY RELIEVED OF ALL LIABILITY THEREFOR.  IF LESSEE ATTEMPTS TO INTERFERE WITH THE RELEASE OF ANY SUCH SUMS BY ESCROW HOLDER TO LESSOR, OR COMMENCES ANY ACTION AGAINST LESSOR OR THE LEASED PROPERTY ARISING OUT OF THIS ARTICLE, THEN LESSOR SHALL NOT BE LIMITED IN THE AMOUNT OF DAMAGES IT MAY RECOVER FROM LESSEE.

Lessor’s Initials:                                /s/ DS__________

Lessee’s Initials:                                /s/ EM__________

(b)           Other Defaults by Lessee or its Affiliates

.  A default under any other lease or other agreement or instrument, including any purchase contract formed upon exercise of any other option, with or in favor of Lessor or any Affiliate of Lessor and made by or with Lessee or any Affiliate of Lessee where such default is not cured within the applicable time period, if any, shall be deemed a default under this Article XXXV and the purchase contract formed upon proper exercise by Lessee of the option herein provided, entitling Lessor, as seller, at its option, to terminate such purchase contract and the Escrow and upon any such termination the Opening Deposit plus all accrued interest thereon shall be paid over to Lessor as provided in Section 35.2(a) above.

(c)           Defaults by Lessor

.  Subject to the provisions of Article XXXIX, if following a valid and proper exercise of the foregoing option to purchase the Leased Property of the Facilities, Lessor fails to complete the sale of the Leased Property of the Facilities at the time required herein, Lessee shall have the right to seek specific performance of the provisions of this Article XXXV.

35.3           Escrow Provisions.

(a)           Opening of Escrow.  Escrow shall be deemed open when the Opening Deposit and a copy of this Lease are delivered to Escrow Holder.

(b)           General and Supplemental Instructions.  Lessee and Lessor each shall execute, deliver and be bound by such further escrow instructions or other instruments as may be reasonably requested by the other party or by Escrow Holder from time to time, so long as the same are consistent with the provisions of this Lease.

(c)           Disposition of Opening Deposits.  Escrow Holder shall hold the Opening Deposit in interest-bearing accounts.  All interest earned on the Opening Deposit shall accrue to Lessee’s benefit unless Lessor is entitled thereto under Section 35.2(a).  With full knowledge that Escrow shall not have closed, Lessee nevertheless agrees to relieve Escrow Holder of all liabilities in making such payment and for any failure to recover said sum in the event that Escrow does not close at anytime thereafter; provided, however, that the foregoing release shall not extend to any willful misconduct by Escrow Holder or any negligent acts by Escrow Holder or other acts by Escrow Holder that are inconsistent with the terms of this Article XXXV.  The Opening Deposit plus interest thereon shall be (i) applied against the Purchase Option Price if Escrow closes, (ii) returned to Lessee in full if Escrow does not close for any reason other than Lessee’s default, or (iii) be paid to Lessor as nonrefundable liquidated damages under Section 35.2(a), if Escrow fails to close under the provisions hereof as a result of Lessee’s default.

(d)           Closing Funds.  Prior to the Close of Escrow (as hereinafter defined), Escrow Holder shall calculate and Lessee shall wire cash into Escrow (using wiring instructions reasonably satisfactory to Escrow Holder) in an amount which, when added to the Opening Deposit and all accrued interest shall equal the Purchase Option

Price for the Leased Property plus any other sums payable by Lessee pursuant to the provisions hereof.

(e)           Close of Escrow.  Escrow shall close on the Outside Closing Date.  The term “Close of Escrow” as used in this Article shall mean the time and date that an appropriate deed or other conveyance document conveying Lessor’s entire interest in the Leased Property, subject to the permitted liens and encumbrances described in Article XVIII hereof, is recorded in appropriate records of the county in which the Leased Property of each Facility is located (or, if deeds and conveyance documents are not customarily recorded on the day of closing in the county in which the Leased Property of such Facility is located, then the date and time that such deed or other conveyance document is delivered or deemed delivered to Lessee).  The Outside Closing Date shall not be extended for any reason.

(f)           Closing Costs.  The closing costs of consummating the purchase of the Leased Property shall be paid by Lessee as provided in Article XVIII.

35.4           Assurances

.  At any time within one hundred twenty (120) days of the anticipated date of Close of Escrow, Lessor may request Lessee to provide reasonable assurances that it will be able to consummate the purchase of the Leased Property, has sufficient liquidity to pay any balance of the purchase price owing by Lessee on the date of the Close of Escrow; provided, however, that in no event shall Lessee be entitled to exercise such option conditioned upon Lessee obtaining any such financing.

ARTICLE XXXVI.

36.1           Lessor May Grant Liens

.  Without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any ground lease, mortgage, trust deed, lien, encumbrance or title retention agreement (collectively, an “encumbrance”) upon the Leased Property and any Capital Additions or any part(s) or portion(s) thereof or interests therein.  This Lease is and at all times shall be subject and subordinate to any such encumbrance which may now or hereafter affect the Leased Property and/or any such Capital Additions or any part(s) or portion(s) thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  This clause shall be self-operative and no further instrument of subordination shall be required; provided, however, that in confirmation of such subordination, Lessee shall execute promptly any certificate or document that Lessor or any ground or underlying lessor, mortgagee or beneficiary may request for such purposes; provided further, however, that any such subjection and subordination of this Lease or Lessee’s leasehold interest hereunder to any such encumbrance imposed after the Effective Date shall be conditioned upon the execution by the holder of such encumbrance and delivery to Lessee of a non-disturbance and attornment agreement in form reasonably satisfactory to Lessor, Lessee and such holder of such encumbrance and which provides, in substance, that so long as no Event of Default has occurred, the holder of such encumbrance shall not disturb either Lessee’s leasehold interest or possession of the Leased Property in accordance with the terms hereof.  Lessee shall also promptly execute and deliver to Lessor and such holder of such encumbrance such non-disturbance and attornment agreement if requested by Lessor and/or such holder.  If, in connection with obtaining new financing or in connection with any refinance of an existing encumbrance, a Facility Mortgagee or prospective Facility Mortgagee shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Lessee shall not withhold or delay its consent thereto; provided, however, Lessee shall not be required to consent to any modifications which increase the Minimum Rent, Additional Rent or Additional Charges due hereunder, reduce the Term or which otherwise, in the reasonable, good faith judgment of Lessee, would reasonably be expected to materially and adversely affect the other rights or obligations of Lessee hereunder.  Further, Lessee shall cooperate with Lessor in connection with Lessor’s efforts to encumber any Facility with a Facility Mortgage and with Lessor’s negotiations with any such Facility Mortgagee.

36.2           Attornment

.  If Lessor’s interest in the Leased Property and/or any Capital Additions or any part(s) or portion(s) thereof is sold or conveyed upon the exercise of any remedy provided for in any Facility Mortgage, or otherwise by operation of law:  (i) at the new owner’s option, Lessee shall attorn to and recognize the new owner as Lessee’s Lessor under this Lease or enter into a new lease substantially in the form of this Lease with the new owner, and Lessee shall take such actions to confirm the foregoing within ten (10) days after request; and (ii) the new owner shall not be (a) liable for any act or omission of Lessor under this Lease occurring prior to such sale or conveyance, (b) subject to any offset, abatement or reduction of rent because of any default of Lessor under this Lease occurring prior to such sale or conveyance, (c) bound by any previous modification or amendment to this Lease or any previous prepayment of more than one month’s rent, unless such modification, amendment or prepayment shall have been approved in writing by such Facility Mortgagee or, in the case of such prepayment, such prepayment of rent has actually been delivered to such successor lessor, or (d) liable for any security deposit or other collateral deposited or delivered to Lessor pursuant to this Lease unless such security deposit or other collateral has actually been delivered to such successor lessor.

36.3           Compliance with Facility Mortgage Documents

.

36.3.1           With respect to any new financing or refinancing of the Leased Property of any Facility with one or more new Facility Mortgage(s), prior to the execution and delivery of any Facility Mortgage Loan Documents relating thereto, Lessor shall provide copies of the same to Lessee for Lessee’s review and, in the event that the applicable Facility Mortgagee requests modifications to this Lease, Lessor shall obtain Lessee’s consent thereto in accordance with Section 36.1 above.

36.3.2           Lessee acknowledges that any new Facility Mortgage Loan Documents executed by Lessor will impose certain obligations on the “Borrower” thereunder to comply with or cause the operator and/or lessee of the Facilities to comply with all representations, covenants and warranties contained therein relating to such Facilities and the operator and/or lessee of such Facilities, including, covenants relating to (a) the maintenance and repair of the Facilities, (b) maintenance and submission of financial records and accounts of the operation of each Facility and related financial and other information regarding the operator and/or lessee of such Facilities and the Facilities themselves, (c) the procurement of insurance policies with respect to the Facilities and (d) without limiting the foregoing, compliance with all Legal Requirements relating to the Facilities and the operation thereof for their Primary Intended Use.  For so long as any Facility Mortgages encumber the Leased Property, or any portion thereof, Lessee covenants and agrees, at its sole cost and expense and for the express benefit of Lessor, to operate the Facilities in strict compliance with the terms and conditions of the Facility Mortgage Loan Documents (other than payment of any indebtedness evidenced or secured thereby) and to timely perform all of the duties, covenants and obligations of Lessor and the operator and/or lessee of such Facilities relating thereto, or to the extent that any of such duties, covenants and/or obligations may not properly be performed by Lessee, Lessee shall cooperate with and assist Lessor in the timely performance thereof (other than payment of any indebtedness evidenced or secured thereby); provided, however, that in connection with any new financing, Lessor shall use good faith efforts to ensure that the duties, covenants and obligations imposed upon Lessee by any such new Facility Mortgage Loan Documents and this Section 36.3 are not materially more burdensome to Lessee than Lessee’s obligations under this Lease, except to the extent consistent with those duties, covenants and obligations imposed upon Lessee by this Section 36.3.

36.3.3            Without limiting Lessee’s obligations pursuant to any other provision of this Section 36.3, during the Term of this Lease, Lessee acknowledges and agrees that, except as expressly provided elsewhere in this Lease, it shall undertake at its own cost and expense the performance of any and all repairs, replacements, capital improvements, maintenance items and all other requirements relating to the condition of each Facility which are required by any Facility Mortgage Loan Documents (subject to the proviso in the last sentence of Section 36.3.2 above), and Lessee shall be solely responsible and hereby covenants to fund and maintain any and all impound, escrow or other reserve or similar accounts required under any Facility Mortgage Loan Documents (subject to the proviso in the last sentence of Section 36.3.2 above) as security for or otherwise relating to any operating expenses of the Facilities, including any capital repair or replacement reserves and/or impounds or escrow accounts for Impositions or insurance premiums (each a “Facility Mortgage Reserve Account”);  provided, however, that Lessor shall request in good faith that any Facility Mortgage not require the funding or maintenance of any Facility Mortgage Reserve Account in connection therewith.  During the Term of this Lease and provided that no Event of Default shall have occurred and be continuing hereunder, Lessee shall, subject to the terms and conditions of such Facility Mortgage Reserve Account and the requirements of the Facility Mortgagee(s) thereunder, have access to and the right to apply or use (including for reimbursement) to the same extent of Lessor all monies held in each such Facility Mortgage Reserve Account for the purposes and subject to the limitations for which such Facility Mortgage Reserve Account is maintained, and Lessor agrees to reasonably cooperate with Lessee in connection therewith.

36.3.4           Notwithstanding any conflicting provision of this Lease, if any new Facility Mortgage Loan Documents entered into by Lessor following the Effective Date in connection with any new financing or any refinancing of any existing Facility Mortgage for the Leased Property of any Facility and/or any Capital Additions thereto, imposes additional obligations or requirements upon Lessee that were not already obligations or requirements of Lessee under this Lease, and Lessee’s compliance with such additional obligations or requirements results in any additional out-of-pocket costs or expenses to Lessee, then Lessor shall reimburse Lessee for all additional and reasonable out-of-pocket costs or expenses incurred by Lessee in order to comply with such additional obligations or requirements under any such new Facility Mortgage Loan Documents for any Facility in excess of $15,000.00 per Facility per Lease Year; provided, however, that prior to incurring any such additional out-of-pocket costs and expenses for any Facility, Lessee shall provide to Lessee a written notice specifying in reasonable detail the nature of the additional obligations or requirements imposed upon Lessee by any such new Facility Mortgage Loan Documents for such Facility and an estimate of the out-of-pocket costs or expenses that Lessee anticipates it will incur connection therewith. Upon receipt of such notice, Lessor shall have the right (but not the obligation), at its sole cost and expense, to seek a written waiver from any Facility Mortgagee of Lessee’s compliance with any such additional obligation(s) or requirement(s), and, if Lessor elects to seek and thereafter obtains the same, Lessor shall provide a copy of any such waiver received by Lessor to Lessee and Lessee shall, during the term of any such waiver, be relieved from complying with any such additional obligation(s) or requirement(s) with respect to such Facility as are so waived by such Facility  Mortgagee.  If Lessor elects not to seek any such waiver, or is unable to obtain the same, then Lessee shall timely observe and comply with such additional obligation(s) or requirement(s) imposed by any such new Facility Mortgage Loan Documents with respect to each applicable Facility, and Lessor shall reimburse to Lessee any amount owing by Lessor under this Section 36.3.4 within ten (10) days after Lessee’s delivery to Lessor of reasonable documentary evidence as to any such additional out-of-pocket costs or expenses incurred by Lessee in excess of $15,000.00 per Facility per Lease Year.

ARTICLE XXXVII.

37.1           Hazardous Substances

.  Lessee shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or incorporated in any Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property or any Capital Additions of any Facility in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use of such Facility or in connection with the construction of facilities similar to such Facility and which are brought, kept, used and disposed of in strict compliance with Legal Requirements.  Lessee shall not allow the Leased Property or any Capital Additions to be used as a waste disposal site or, except as permitted in the immediately preceding sentence, for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance.

37.2           Notices

.  Lessee shall provide to Lessor promptly, and in any event immediately upon Lessee’s receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any Capital Additions or any adjacent property thereto; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased Property or any Capital Additions; (iii) any claim made or threatened by any Person against Lessee or the Leased Property or any Capital Additions relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property or any Capital Additions, including any complaints, notices, warnings or asserted violations in connection therewith.

37.3           Remediation

.  Subject to the provisions of Section 37.6 hereof, if Lessee becomes aware of a violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any Capital Additions or any adjacent property thereto, or if Lessee, Lessor or the Leased Property or any Capital Additions becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property and any Capital Additions, Lessee shall immediately notify Lessor of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation.  Subject to the provisions of Section 37.6 hereof, if Lessee fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Lessor shall have the right, but not the obligation, to carry out such action and to recover from Lessee all of Lessor’s costs and expenses incurred in connection therewith.

37.4           Indemnity

.  Subject to the provisions of Section 37.6 hereof, Lessee shall indemnify, defend, protect, save, hold harmless, and reimburse Lessor for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Lessor) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during the Term (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property or any Capital Additions, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof and (iii) the violation of any Legal Requirements

(including Environmental Laws).  “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

Without limiting the scope or generality of the foregoing, but subject to the provisions of Section 37.6 hereof, Lessee expressly agrees to reimburse Lessor for any and all costs and expenses incurred by Lessor:

(a)           In investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof;

(b)           In bringing the Leased Property or any Capital Additions into compliance with all Legal Requirements; and

(c)           Removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or any Capital Additions or any part(s) or portion(s) thereof or offsite.

If any claim is made hereunder, Lessee agrees to pay such claim promptly, and in any event to pay such claim within thirty (30) calendar days after receipt by Lessee of notice thereof.  If any such claim is not so paid and Lessor is ultimately found or agrees to be responsible therefore, Lessee agrees also to pay interest on the amount paid from the date of the first notice of such claim, at the Overdue Rate.

37.5           Environmental Inspection

.  Lessor shall have the right, from time to time, and upon not less than five (5) days’ written notice to Lessee, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property and all Capital Additions or any part(s) or portion(s) thereof at any reasonable time to determine the existence or presence of Hazardous Substances on or about such Leased Property or any such Capital Additions, if Lessor has reasonable belief to suspect that Lessee has not fully complied with the terms of this Article XXXVII.  Lessor shall have the right to enter and inspect the Leased Property and all Capital Additions, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property or any such Capital Additions; provided, however, that Lessor shall (i) conduct its activities on the Leased Property or any such Capital Additions pursuant to the terms of this Section 37.5 in a commercially reasonable manner designed to minimize the impact of such activities on Lessee’s operation of the applicable Facility, (ii) restore the Leased Property and any such Capital Additions to substantially the same condition as existed immediately prior to Lessor’s inspection thereof and (iii) indemnify, defend, protect, save, hold harmless, and reimburse Lessee for, from and against any and all loss, cost or expense, including costs and reasonable legal fees, arising out of any damage to persons or property occurring in or about the Leased Property and any such Capital Additions, or any liens filed against the Leased Property or any such Capital Additions, in either case resulting directly from Lessor’s inspection of the Leased Property and any such Capital Additions pursuant to the terms of this Section 37.5.  Lessor may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith.  All costs and expenses incurred by Lessor under this Section shall be paid on demand as Additional Charges by Lessee to Lessor.  Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Lessee’s tenancy.  Lessee shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Lessor conducts an environmental inspection at the termination of the Lease.  The obligations set forth in this Article shall survive the expiration or earlier termination of the Lease.

37.6           Pre-Existing Environmental Conditions

.  Notwithstanding anything to the contrary in this Lease, including this Article XXXVII, Lessee shall have no responsibility (whether as to performance or payment of costs) or any other liability (a) to cure, repair, remove, close, detoxify, decontaminate or otherwise to commence or complete any other remediation with respect to any Pre-Existing Environmental Condition, or (b) to indemnify, defend, protect, save, hold harmless or reimburse Lessor for, from or against any Environmental Costs or other liabilities arising out of, resulting from or incident to, any Pre-Existing Environmental Condition, unless the need for such cure, repair, removal, closure, detoxification, decontamination or other remediation with respect to any Pre-Existing Environmental Condition or any such Environmental Costs associated therewith result directly from or arise directly out of any actions of Lessee, its Affiliates, Occupants, employees, agents or contractors that exacerbate any Pre-Existing Environmental Condition, in which case the provisions of this Article XXXVII shall apply to the extent of any such exacerbation.  In no event, however, shall the foregoing exculpation of Lessee from any such responsibility or liability for any Pre-Existing Environmental Conditions be deemed or construed to be an agreement by Lessor to assume or otherwise be responsible for the same or to otherwise indemnify, defend, protect, save, hold harmless or reimburse Lessee for, from or against any Environmental Costs or other liabilities associated therewith.  If, however, a claim or action is brought by a third party or governmental entity against either Lessor or Lessee for any Pre-Existing Environmental Condition, Lessor hereby agrees to pursue in good faith any and all rights and claims (including any right or claim to indemnification or defense) that Lessor may have (or, at the option of Lessor, to assign such rights to Lessee to the extent the same are assignable) against any third party responsible for any such Pre-Existing Environmental Condition, including any such rights or claims that Lessor may have against Current Owner or Current Manager under the Purchase Agreement or the Current Management Agreements or otherwise.

ARTICLE XXXVIII.

38.1           MEMORANDUM OF LEASE

.  Lessor and Lessee shall, promptly upon the request of either, enter into one or more short form memoranda of this Lease, in form suitable for recording under the laws of the applicable State.  Lessee shall pay all costs and expenses of recording any such memoranda.  Lessee covenants and agrees, both on its own behalf and on behalf of its successors and assigns to execute a quitclaim deed or other recordable instrument sufficient to remove any such memoranda from record title to the Land upon the expiration of sooner termination of this Lease and appoints and constitutes Lessor its attorney-in-fact, which power shall be coupled with an interest and shall not be recoverable or terminable, to execute and deliver and to record such quitclaim deed or other instrument in the name of Lessee upon the expiration or termination of the Term.

ARTICLE XXXIX.

39.1           Sale of Assets

.  Notwithstanding any other provision of this Lease, Lessor shall not be required to (i) sell or transfer the Leased Property, or any portion thereof, which is a real estate asset as defined in Section 856(c)(5)(B), or functionally equivalent successor provision, of the Code, to Lessee if Lessor’s counsel advises Lessor that such sale or transfer may not be a sale of property described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code or (ii) sell or transfer the Leased Property, or any portion thereof, to Lessee if Lessor’s counsel advises Lessor that such sale or transfer could result in an unacceptable amount of gross income for purposes of the Ninety-Five percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision, of the Code.  If Lessee has the right or obligation to purchase the Leased Property or any portion thereof pursuant to the terms herein, and if Lessor determines not to sell such Leased Property pursuant to the above sentence, then Lessee shall purchase such Leased Property, upon and subject to all applicable terms and conditions set forth in this Lease, including the provisions of Article XXXV, at such time as the transaction, upon the advice of Lessor’s counsel, would be a sale of property (to the extent the Leased Property is a real estate asset) described in Section 857(b)(6)(C), or functionally equivalent successor provision, of the Code, and would not result in an unacceptable amount of gross income for purposes of the Ninety-Five Percent (95%) gross income test contained in Section 856(c)(2), or functionally equivalent successor provision of the Code and until such time Lessee shall lease the Leased Property and all Capital Additions from Lessor at the Fair Market Rental.

ARTICLE XL.

40.1           Subdivision

.  If the Land is in excess of that which is required to operate any Facility in accordance with its Primary Intended Use, Lessor may, with Lessee’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, subdivide the Land and amend this Lease and the legal description attached hereto as Exhibit A such that the Land contains only so much of the Land as is necessary to operate such Facility in accordance with its Primary Intended Use.  If Lessor subdivides the Land relating to any Facility there shall be no change in the Rent payable hereunder.  After any such subdivision, Lessee shall have no rights to any land which is no longer part of the Leased Property and Lessor may sell, lease or develop any land which is no longer part of the Leased Property; provided, however, that Lessor will not develop or allow such land to be used for any purpose that would materially adversely affect Lessee’s use of such Facility, including, without limitation, as a facility or institution providing services or similar goods to those provided in connection with such Facility and its Primary Intended Use.  If Lessor elects to subdivide the Land Lessee shall cooperate with Lessor and take all actions reasonably requested by Lessor to effect such subdivision.

ARTICLE XLI.

41.1           Authority

.  If Lessee is a corporation, limited liability company, trust, or partnership, Lessee, and each individual executing this Lease on behalf of Lessee, represent and warrant that each is duly authorized to execute and deliver this Lease on behalf of Lessee and shall concurrently with the execution and delivery of this Lease to Lessor deliver to Lessor evidence of such authority satisfactory to Lessor.

ARTICLE XLII.

42.1           Attorneys’ Fees

.  If Lessor or Lessee brings an action or other proceeding (including an arbitration pursuant to Article XLIV) against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable attorneys’ fees incurred therein.  In addition to the foregoing and other provisions of this Lease that specifically require Lessee to reimburse, pay or indemnify against Lessor’s attorneys’ fees, Lessee shall pay, as Additional Charges, all of Lessor’s reasonable attorneys’ fees incurred in connection with the administration or enforcement of this Lease, including attorneys’ fees incurred in connection with Lessee’s exercise of its option to purchase the Leased Property, the review of any letters of credit, the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

42.2           Set-Up Costs

.  Lessor shall be responsible for and shall pay all Lessor’s Set-Up Costs and Lessee shall be responsible for and shall pay all Lessee’s Set-Up Costs; provided, however, that if (i) Lessee shall obtain any third party diligence or other similar reports or studies regarding the Leased Property of the Facilities, (ii) Lessor shall request that Lessee name Lessor as a beneficiary thereof or obtain reliance or similar assurances from the providers thereof to the effect that Lessor may rely on the same, and (iii) Lessee incurs any additional expenses to name Lessor as beneficiary thereof or to obtain any such reliance or similar assurances for the benefit of Lessor, then Lessor shall reimburse Lessee for any such additional expenses promptly upon Lessee’s written request therefor, which written request for such reimbursement shall be accompanied by reasonable documentary evidence of such additional expenses do incurred by Lessee in connection therewith.

ARTICLE XLIII.

43.1           Brokers

.  Lessee warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessee shall indemnify, protect, hold harmless and defend Lessor from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessee.  Lessor warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and Lessor shall indemnify, protect, hold harmless and defend Lessee from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Lessor.

ARTICLE XLIV.

44.1           SUBMISSION TO ARBITRATION.

44.1.1           EXCEPT AS PROVIDED IN SECTION 44.1.2 BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM OF WHATSOEVER NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS LEASE, INCLUDING ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE DETERMINED BY FINAL AND BINDING, CONFIDENTIAL ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN ACCORDANCE WITH ITS THEN-EXISTING COMMERCIAL ARBITRATION RULES BY A SOLE ARBITRATOR SELECTED IN ACCORDANCE WITH SUCH AAA RULES.  ANY ARBITRATION HEREUNDER SHALL BE GOVERNED BY THE UNITED STATES ARBITRATION ACT, 9 U.S.C. 1-16 (OR ANY SUCCESSOR LEGISLATION THERETO), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.  NEITHER LESSOR, LESSEE NOR THE ARBITRATOR SHALL DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF ALL PARTIES; PROVIDED, HOWEVER, THAT EITHER PARTY MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY SUCH ARBITRATION TO ITS PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ACCOUNTANTS AND TO ANY OTHER PERSON TO WHOM DISCLOSURE IS REQUIRED BY APPLICABLE LEGAL REQUIREMENTS, INCLUDING PURSUANT TO AN ORDER OF A COURT OF COMPETENT JURISDICTION.  UNLESS OTHERWISE AGREED BY THE PARTIES, ANY ARBITRATION HEREUNDER SHALL BE HELD AT A NEUTRAL LOCATION SELECTED BY THE ARBITRATOR IN LOS ANGELES, CALIFORNIA.  THE COST OF THE ARBITRATOR AND THE EXPENSES RELATING TO THE ARBITRATION

(EXCLUSIVE OF LEGAL FEES) SHALL BE BORNE EQUALLY BY LESSOR AND LESSEE UNLESS OTHERWISE SPECIFIED IN THE AWARD OF THE ARBITRATOR.  SUCH FEES AND COSTS PAID OR PAYABLE TO THE ARBITRATOR SHALL BE INCLUDED IN “COSTS AND REASONABLE ATTORNEYS’ FEES” FOR PURPOSES OF ARTICLE XLII AND THE ARBITRATOR SHALL SPECIFICALLY HAVE THE POWER TO AWARD TO THE PREVAILING PARTY PURSUANT TO SUCH ARTICLE XLII SUCH PARTY’S COSTS AND EXPENSES INCURRED IN SUCH ARBITRATION, INCLUDING FEES AND COSTS PAID TO THE ARBITRATOR.

44.1.2           THE PROVISIONS OF THIS ARTICLE XLIV SHALL NOT APPLY TO:

(a)      ANY UNLAWFUL DETAINER OR OTHER SIMILAR SUMMARY OR EXPEDITED PROCEEDING FOR EJECTMENT OR RECOVERY OF POSSESSION OF THE LEASED PROPERTY AND CAPITAL ADDITIONS OR ANY PORTION(S) THEREOF INSTITUTED BY LESSOR IN ACCORDANCE WITH APPLICABLE LEGAL REQUIREMENTS AS THE RESULT OF AN EVENT OF DEFAULT OR ALLEGED EVENT OF DEFAULT BY LESSEE PURSUANT TO THIS LEASE.  IN ADDITION, IF PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, LESSOR SHALL BE ENTITLED IN CONNECTION WITH ANY SUCH PROCEEDING TO SEEK ANY DAMAGES TO WHICH IT IS ENTITLED AT LAW, INCLUDING THOSE SET FORTH IN ARTICLE XVI.

(b)      ANY SPECIFIC CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS TO WHICH THIS LEASE SPECIFICALLY PROVIDES ANOTHER METHOD OF DETERMINING SUCH CONTROVERSY, DISPUTE, QUESTION OR ISSUE AND PROVIDES THAT A DETERMINATION PURSUANT TO SUCH METHOD IS FINAL AND BINDING, UNLESS BOTH LESSOR AND LESSEE AGREE IN WRITING TO WAIVE SUCH PROCEDURE AND PROCEED INSTEAD PURSUANT TO THIS ARTICLE XLIV.

(c)      ANY REQUEST OR APPLICATION FOR AN ORDER OR DECREE GRANTING ANY PROVISIONAL OR ANCILLARY REMEDY (SUCH AS A TEMPORARY RESTRAINING ORDER OR INJUNCTION) WITH RESPECT TO ANY RIGHT OR OBLIGATION OF EITHER PARTY TO THIS LEASE, AND ANY PRELIMINARY DETERMINATION OF THE UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS IS REQUIRED TO DETERMINE WHETHER OR NOT TO GRANT SUCH RELIEF.  A FINAL AND BINDING DETERMINATION OF SUCH UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE SHALL BE MADE BY AN ARBITRATION CONDUCTED PURSUANT TO THIS ARTICLE XLIV AFTER AN APPROPRIATE TRANSFER OR REFERENCE TO THE ARBITRATOR SELECTED PURSUANT TO THIS ARTICLE XLIV UPON MOTION OR APPLICATION OF EITHER PARTY HERETO.  ANY ANCILLARY OR

PROVISIONAL RELIEF WHICH IS GRANTED PURSUANT TO THIS CLAUSE (C) SHALL CONTINUE IN EFFECT PENDING AN ARBITRATION DETERMINATION AND ENTRY OF JUDGMENT THEREON PURSUANT TO THIS ARTICLE XLIV.

44.1.3           NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Lessor’s Initials:                                ______

Lessee’s Initials:                                ______

ARTICLE XLV.

45.1           Miscellaneous.

45.1.1           Survival.  Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of, Lessee or Lessor arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination.  In addition, all claims against, and all liabilities and indemnities hereunder of Lessee shall continue in full force and effect and in favor of the Lessor named herein and its successors and assigns, notwithstanding any conveyance of the Leased Property to Lessee.

45.1.2           Severability.  If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

45.1.3           Non-Recourse.  Lessee specifically agrees to look solely to the Leased Property for recovery of any judgment from Lessor.  It is specifically agreed that no constituent partner in Lessor or officer, director or employee of Lessor shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Lessee.  The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor, or any action not involving the personal liability of Lessor.  Furthermore, except as otherwise expressly provided herein, in no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause.

45.1.4           Licenses.  Upon the expiration or earlier termination of the Term with respect to any Facility, Lessee shall, at Lessor’s request, use commercially reasonable efforts to transfer to Lessor or Lessor’s nominee a fully operational Facility and shall cooperate with Lessor or Lessor’s designee or nominee in connection with the processing by Lessor or Lessor’s designee or nominee of any applications for all licenses, operating permits and other governmental authorization, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of such Facility; provided, however, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor’s designee or nominee; and provided further, however, that nothing herein shall be construed to require Lessee to allow Lessor or Lessor’s nominee to operate such Facility under Lessee’s license.  Lessee shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of such Facility, and Lessee shall comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term.  In addition, upon request upon the expiration or earlier termination of the Term with respect to any Facility, Lessee shall promptly deliver copies of all books and records relating to the Leased Property of such Facility and all Capital Additions and operations thereon to Lessor or Lessor’s designee or nominee but Lessee shall not be required to deliver corporate financial records or proprietary materials.  Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any loss, damage, cost or expense incurred by Lessor or Lessor’s designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property of any Facility and all Capital Additions thereon in the course of any change of ownership inspection and audit to the extent that the remediation of such deficiencies is required solely as a result of retrofit requirements in connection with the change of ownership of such Facility.  The provisions of this Section 45.1.4 shall not apply if the expiration or earlier termination of the Term with respect to a Facility arises from (i) the purchase of such Facility by Lessee, (ii) the damage to or destruction of or taking of such Facility or (iii) the execution of a New Lease with respect to such Facility.

45.1.5           Successors and Assigns.  This Lease shall be binding upon Lessor and its successors and assigns and, subject to the provisions of Article XXIV, upon Lessee and its successors and assigns.

45.1.6           Termination Date.  If this Lease is terminated by Lessor or Lessee under any provision hereof with respect to any one or more (including all, if applicable) of the Facilities, and upon the expiration of the Term applicable to a Facility (collectively, the “termination date”), the following shall pertain:

(a)           Lessee shall vacate and surrender the Leased Property, Lessee’s Personal Property and all Capital Additions relating to the applicable Facility to

Lessor in the condition required by Section 9.1.4.  Prior to such vacation and surrender, Lessee shall remove any items which Lessee is permitted or required to remove hereunder.  Lessee shall, at Lessee’s cost, repair any damage to such Leased Property and any Capital Additions caused by such vacation and/or removal of any items which Lessee is required or permitted hereunder to remove.  Any items which Lessee is permitted to remove but fails to remove prior to the surrender to Lessor of such Leased Property, Lessee’s Personal Property and Capital Additions shall be deemed abandoned by Lessee, and Lessor may retain or dispose of the same as Lessor sees fit without claim by Lessee thereto or to any proceeds thereof.  If Lessor elects to remove and dispose of any such items abandoned by Lessee, the cost of such removal and disposal shall be an Additional Charge payable by Lessee to Lessor upon demand.

(b)           Without limiting the provisions of Section 45.1.1 above, upon any such termination or expiration of this Lease with respect to a Facility, the following shall pertain:

(i)           Lessee agrees to defend, protect, indemnify, defend and hold harmless Lessor from and against any and all claims, costs, losses, expenses, damages, actions, and causes of action for which Lessee is responsible under this Lease (including Lessee’s indemnification obligations under Articles XXIII and XXXVII) and which accrue or have accrued on or before the termination date.

(ii)           Lessee shall remain liable for the cost of all utilities used in or at the Leased Property and any Capital Additions relating to such Facility through the termination date and accrued and unpaid, whether or not then billed, as of the termination date until full payment thereof by Lessee.  Lessee shall obtain directly from the companies providing such services closing statements for all services rendered through the termination date and shall promptly pay the same.  If any utility statement with respect to such Leased Property and any Capital Additions includes charges for a period partially prior to and partially subsequent to the termination date, such charges shall be prorated as between Lessor and Lessee, with Lessee responsible for the portion thereof (based upon a fraction the numerator of which is the number of days of service on such statement through the termination date and the denominator of which is the total number of days of service on such statement) through the termination date and Lessor shall be responsible for the balance.  The party receiving any such statement which requires proration hereunder shall promptly pay such statement and the other party shall, within ten (10) days after receipt of a copy of such statement, remit to the party paying the statement any amount for which such other party is responsible hereunder.

(iii)           Lessee shall remain responsible for any and all Impositions imposed against the Leased Property, the Personal Property and any Capital Additions with a lien date prior to the termination date (irrespective of the date of billing therefor) and for its pro rata share of any Impositions imposed in respect of the tax-fiscal period during which the Term terminates as provided in Section 4.1.7, and Lessee shall indemnify and hold Lessor harmless with respect to any claims for such Impositions or resulting from nonpayment thereof.

(iv)           Lessee shall (y) execute all documents and take any actions reasonably necessary to (1) cause the transfer to Lessor of all of Lessee’s Personal Property and any Capital Additions not owned by Lessor, as provided in Section 6.3 in each case free of any encumbrance, as provided in Section 6.3 and (2) remove this Lease and/or any memorandum hereof as a matter affecting title to the Leased Property as provided in Article XXXVIII and (z) comply with its covenants set forth in Section 45.1.4.

(v)           Lessee shall continue to observe the covenants of Lessee set forth in Sections 7.4.1 and 7.4.2 and any other covenant or agreement of Lessee in this Lease which is intended to survive the expiration or sooner termination of this Lease.

45.1.7           Governing Law.  THIS LEASE WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY.  ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED.

45.1.8           Waiver of Trial by Jury.  EACH OF LESSOR AND LESSEE ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF CALIFORNIA AND THE STATES IN WHICH THE LEASED PROPERTY OF ANY OF THE FACILITIES IS LOCATED.  EACH OF LESSOR AND LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO

TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LESSOR AND LESSEE WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LESSOR AND LESSEE HEREBY AGREES AND CONSENTS THAT, SUBJECT TO THE PROVISIONS OF ARTICLE XLIV ABOVE, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Lessor’s Initials:                               /s/ DM ______

Lessee’s Initials:                                /s/ EM______

45.1.9           Legal Descriptions.  Notwithstanding anything to the contrary in this Lease, Lessor and Lessee shall cooperate to confirm the exact legal description for the Land of each Facility prior to the Commencement Date.  In the event that the exact legal description for the Land of any Facility differs from the legal description attached hereto for the Land of such Facility, then Lessor and Lessee shall cooperate to substitute the correct legal description for the Land of such Facility for the incorrect legal description attached hereto as Exhibit A.

45.1.10                 Entire Agreement.  This Lease, the Exhibits hereto and such other documents as are contemplated hereunder or thereunder, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Lessor and Lessee hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this Lease.  Without limiting the generality of the foregoing, any schedules, abstracts and any other materials prepared in connection with this Lease are hereby merged into and revoked by this Lease.

45.1.11                 Headings.  All titles and headings to sections, subsections, paragraphs or other divisions of this Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

45.1.12                 Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

45.1.13                 Joint and Several.  If more than one Person is the Lessee under this Lease, the liability of such Persons under this Lease shall be joint and several.

45.1.14                 Interpretation.  Both Lessor and Lessee have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated.  Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

45.1.15                 Time of Essence.  Time is of the essence of this Lease and each provision hereof in which time of performance is established.

45.1.16                 Force Majeure.  In the event that either Lessor or Lessee is delayed in performing its respective obligations pursuant to this Lease by any cause beyond the reasonable control of the party required to perform such obligation, the time period for performing such obligation shall be extended by a period of time equal to the period of the delay.  For purposes of this Lease:

(a)           A cause shall be beyond the reasonable control of a party to this Lease when such cause would affect any person similarly situated (such as power outage, labor strike, Act of God or trucker’s strike) but shall not be beyond the reasonable control of such party when peculiar to such party (such as financial inability or failure to order long lead time material sufficiently in advance).

(b)           This Section shall not apply to any obligation to pay money or otherwise perform any financial obligation hereunder.

(c)           In the event of any occurrence which a party believes constitutes a cause beyond the reasonable control of such party and which will delay any performance by such party, such party shall promptly in writing notify the other party of the occurrence and nature of such cause, the anticipated period of delay and the steps being taken by such party to mitigate the effects of such delay.  Failure to give such notice promptly, shall deem such occurrence or event not to be a cause beyond the reasonable control of such party.

45.1.17                 Further Assurances.  The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

45.1.18                 Public Disclosure.  From and after the Effective Date, any press release or other written release to the public of information with respect to this Lease or any matters regarding the transaction contemplated hereby shall be made only in a form reasonably approved in writing by Lessor and Lessee; provided, however, that any release of such information or other matters required by applicable law or deemed prudent (in the disclosing party’s judgment) under SEC or other federal or state securities’ laws or the rules and regulations of the NYSE, NASDAQ or American Stock Exchange, shall not require approval from the other party.

ARTICLE XLVI.

46.1           Provisions Relating to Master Lease

.  Lessor and Lessee hereby acknowledge and agree that, except as otherwise expressly provided herein to the contrary and for the limited purposes so provided, this Lease is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement and economic unit.  Lessee acknowledges that in order to induce Lessor to lease the Leased Property of each Facility to Lessee pursuant to this Lease and as a condition thereto, Lessor insisted that the parties execute this Lease, thereby covering all of the Facilities in a single, integrated and indivisible agreement and economic unit, and that but for such agreement Lessor would not have leased the Leased Property of the Facilities to Lessee under the terms and conditions set forth herein.

46.2           Treatment of Lease

.  Lessor and Lessee hereby acknowledge and agree that this Lease shall be treated as an operating lease for all purposes and not as a synthetic lease, financing lease or loan, and that Lessor shall be entitled to all the benefits of ownership of the Leased Property, including depreciation for all federal, state and local tax purposes.

ARTICLE XLVII.

47.1           Matters Relating to Purchase of the Leased Property, Operations Transfer Agreement(s), Pre-Commencement Date Period and Commencement Date

.

47.1.1           Lessee acknowledges that (a) the Leased Property of each Facility is currently owned by Current Owner, (b) Current Owner has engaged Current Manager to manage each Facility pursuant to the terms of certain written management agreements between Current Owner and Current Manager (each, a “Current Management Agreement, ” and collectively, the “Current Management Agreements”), and accordingly, the applicable Current Manager is currently in possession of and operating each Facility pursuant to the terms of the applicable Current Management Agreement for and on behalf of the applicable Current Owner, (c) Lessor or one or more Affiliate(s) of Lessor has entered into a Purchase Agreement with Current Owner for the purchase by Lessor of the Leased Property of the Facilities upon and subject to the terms and conditions set forth therein, and (d) the Purchase Closing and the Purchase Closing Date under such Purchase Agreement is subject to the satisfaction of a number of conditions precedent in favor of “Buyer,” “Seller” or both thereunder, including (i) the execution and delivery of this Lease, (ii) the occurrence of a Current Facility Documents Termination with respect to each Facility on or prior to the the Purchase Closing Date, and (iii) the execution and delivery of the Operations Transfer Agreement(s) and the occurrence of the “closing” or “effective date” thereof.  Accordingly,

Lessee further acknowledges that Lessor’s ability to tender or cause the tender of delivery of possession of and Lessee’s ability to obtain possession of the Leased Property of each Facility is conditioned upon (i) the occurrence of the Purchase Closing and Purchase Closing Date under such Purchase Agreement,  (ii) fulfillment of the conditions precedent to Current Owner’s and Current Manager’s obligations under such Operations Transfer Agreement(s) with Lessee, and (iii) Current Owner’s and Current Manager’s surrender of the Leased Property of such Facility, which fulfillment of the conditions under such Operations Transfer Agreement(s) and surrender by Current Owner and Current Manager is expected to occur upon the Purchase Closing Date under the Purchase Agreement.

47.1.2           There shall be a Pre-Commencement Date Period and a Term.  The “Pre-Commencement Date Period” shall commence upon the Effective Date hereof and shall continue until the earlier of (a) the Commencement Date of this Lease or (b) any sooner termination of this Lease pursuant to Sections 48.1.2 or 48.2.2 hereof.  The Term of this Lease with respect to each Facility shall commence upon the Commencement Date.  During the Pre-Commencement Date Period, all of the provisions of this Lease shall be in full force and effect, other than those which by their terms or by their context only become effective as of the Commencement Date or during the Term.  From and after the Commencement Date, Lessee shall observe, pay and perform, as applicable, all obligations of Lessee under this Lease.  Notwithstanding anything to the contrary in this Lease, the Commencement Date must occur simultaneously with respect to all of the Facilities.

47.1.3           Upon the Purchase Closing Date, the Commencement Date of this Lease shall occur.  Lessee shall, however, be responsible for obtaining possession and operational control of each Facility directly from the Current Owner and Current Manager pursuant to the terms of the Operations Transfer Agreement(s), and Lessor shall not be responsible for tendering possession thereof to Lessee.  The target Purchase Closing Date and Commencement Date for each Facility is June 1, 2010; provided, however, that if the Purchase Closing Date and Commencement Date shall not have occurred on or before the target Purchase Closing Date and Commencement Date, this Lease shall not be void or voidable, nor shall Lessor be liable for any loss or damage resulting therefrom.  Instead, the Pre-Commencement Date Period shall continue to and until occurrence of the Commencement Date or any sooner termination of this Lease pursuant to Sections 48.1.2 or 48.2.2 hereof.

ARTICLE XLVIII.

48.1           Lessor’s Conditions to Continued Effectiveness of Lease

.

48.1.1           Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee acknowledge and agree that the continued effectiveness of this Lease and Lessor’s obligations hereunder are expressly conditioned upon the satisfaction of each of the following:

(a)           [Intentionally Deleted];

(b)           Prior to, or concurrent with, the Purchase Closing Date and Commencement Date hereof, Lessee shall either (i) have delivered to Lessor copies or other reasonable evidence that Lessee has obtained all of the Required Governmental Approvals for each Facility or reasonable assurance that it will obtain such Required Governmental Approvals shortly after the Purchase Closing Date and Commencement Date hereof, that such Required Governmental Approvals will relate back to the Commencement Date and that Lessee may  operate such Facility for its Primary Intended Use prior to its receipt of such Required Governmental Approvals or (ii) with the consent of Lessor, the Current Owner, Current Manager and Lessee shall have entered into Interim Licensure Arrangements prior to such date with respect to any Facility, in which case on for before such date, Lessee shall have delivered to Lessor reasonable evidence that Lessee will be able to obtain all of the Required Governmental Approvals with respect to each Facility within a reasonable period of time following the Commencement Date, and in any event prior to the expiration of such Interim Licensure Arrangements;

(c)           Prior to, or concurrent with, the Purchase Closing Date and Commencement Date hereof, a Current Facility Documents Termination shall have occurred with respect to each Facility;

(d)           Prior to, or concurrent with, the Purchase Closing Date and Commencement Date hereof , the “closing” or “effective date” of each Operations Transfer Agreement and any Interim Licensure Arrangements shall have occurred; and

(e)           The Purchase Agreement shall not have been terminated for any reason prior to the occurrence of the Purchase Closing Date thereunder, and the Purchase Closing Date thereunder and the Commencement Date hereof shall have occurred on or before June 1, 2010.

(f)           In the event that any of the conditions set forth in Section 48.1.1 above are not satisfied within the time period specified therein or Lessor determines in good faith at any time during the Pre-Commencement Period that any such conditions cannot or will not be satisfied, then Lessor shall have the option to terminate this Lease.  Such option shall be exercised, if at all, by written notice from Lessor to Lessee given at any time after the date by which such condition must be satisfied or Lessor determines such that such condition cannot or will not be satisfied and prior to the date the same is satisfied.  If Lessor is entitled to terminate this Lease pursuant to this Section 48.1.2 and timely and properly exercises such option, this Lease shall terminate on the date of Lessee’s receipt of Lessor’s notice of termination, Lessor shall bear Lessor’s Set-Up Costs, Lessee shall bear Lessee’s Set-Up Costs, each party shall bear any of their other costs and fees incurred in the negotiation and preparation of this Lease and in performing its respective obligations hereunder through the date of such termination and neither party shall have any further obligation to the other hereunder except for those obligations which are intended to survive the earlier termination of this Lease prior to the Commencement Date, if any.  Pending any such termination by Lessor pursuant to this Section 48.1.2, each party shall perform its respective obligations pursuant to this Lease.

48.1.2           Promptly upon execution and delivery of this Lease, Lessee shall use good faith efforts to satisfy the conditions set forth in Sections 48.1.1(b) and (d) and cooperate with Lessor in Lessor’s efforts to satisfy the conditions in Sections 48.1.1 (a), (c) and (e) above.  Lessor hereby agrees that it will cooperate with Lessee in connection with Lessee’s efforts to satisfy the conditions set forth in such Sections 48.1.1(b) and (d)  as reasonably requested by Lessee (including, executing such documents and instruments as are reasonably required in connection therewith), but without requirement that Lessor incur any out-of-pocket costs or assume any obligations (financial or otherwise) in connection therewith.  Lessee hereby acknowledges and agrees, however, that there can be no assurances that Current Owner and each Current Manager will cooperate and/or continue to cooperate, and no such non-cooperation or cessation of cooperation by the Current Owner or any Current Manager shall relieve Lessee from its obligation to use commercially reasonable efforts to satisfy the condition set forth in Sections 48.1.1(b) and (d)  above.  From and after the Effective Date, Lessee shall keep Lessor reasonably apprised of the status of Lessee’s efforts to satisfy such conditions for the benefit Lessor including the status of obtaining any Required Governmental Approvals and/or Interim Licensure Arrangements, which Interim Licensure Lessor shall have the right to approve.  Lessee shall promptly deliver to Lessor copies of any Required Governmental Approvals (if and when obtained).

48.2           Lessee’s Conditions to Continued Effectiveness of Lease.

48.2.1           Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee acknowledge and agree that the continued effectiveness of this Lease and Lessee’s obligations hereunder are expressly conditioned upon the satisfaction of each of the following:

(a)           [Intentionally Deleted];

(b)           Prior to, or concurrent with, the Purchase Closing Date and Commencement Date hereof, Lessee shall either (i) have obtained all of the Required Governmental Approvals for each Facility or reasonable assurance that it will obtain such Required Governmental Approvals shortly after the Purchase Closing Date and Commencement Date hereof, that such Required Governmental Approvals will relate back to the Commencement Date and that Lessee may  operate such Facility for its Primary Intended Use prior to its receipt of such Required Governmental Approvals, or (ii) with the consent of Lessor, the Current Owner, Current Manager and Lessee shall have entered into Interim Licensure Arrangements prior to such date with respect to such Facility;

(c)           Prior to, or concurrent with, the Purchase Closing Date and Commencement Date hereof, a Current Facility Documents Termination shall have occurred with respect to each Facility;

(d)           Prior to, or concurrent with, the Purchase Closing Date and Commencement Date hereof , the “closing” or “effective date” of each Operations Transfer Agreement and any Interim Licensure Arrangements shall have occurred; and

(e)           The Purchase Agreement shall not have been terminated for any reason prior to the occurrence of the Purchase Closing Date thereunder, and the Purchase Closing Date thereunder and the Commencement Date hereof shall have occurred on or before June 1, 2010.

48.2.2           Subject to Lessee’s obligations pursuant to Sections 48.1.3 in the event that any condition set forth in Section 48.2.1 is not satisfied within the time period specified therein or Lessee determines in good faith at any time during the Pre-Commencement Period that any such conditions cannot or will not be satisfied, Lessee shall have the option to terminate this Lease. Such option shall be exercised, if at all, with respect to any such condition by written notice to Lessor delivered at any time after the date by which such condition must be satisfied or Lessee determines such that such condition cannot or will not be satisfied and prior to the date the same is satisfied, and in the case of the condition set forth in Section 48.2.1(b), specifying in reasonable detail the particular reasons therefor.  If Lessee is entitled to terminate this Lease pursuant to this Section 48.2.2 and timely and properly exercises such option, this Lease shall terminate on the date of Lessor’s receipt of Lessee’s notice of termination, Lessor shall bear Lessor’s Set-Up Costs, Lessee shall bear Lessee’s Set-Up Costs, each party shall bear any of their other costs and fees incurred in the negotiation and preparation of this Lease and in performing its respective obligations hereunder through the date of such termination and neither party shall have any further obligation to the other hereunder except for those obligations which are intended to survive the earlier termination of this Lease prior to the Commencement Date, if any.  Pending any such termination by Lessee pursuant to this Section 48.2.2, each party shall perform its respective obligations pursuant to this Lease.

48.3           Amendment to Lease

.  Following the Commencement Date, the parties shall execute an amendment to this Lease in substantially the form of Exhibit D to confirm certain matters, including the Commencement Date and the Fixed Term Expiration Date.  Notwithstanding the foregoing, the failure of Lessor to prepare and/or Lessee to execute and deliver any such amendment shall not affect the matters which would have been confirmed thereby.

ARTICLE XLIX.

49.1           Certain Additional Representations and Warranties by Lessee

.  Lessee represents and warrants to Lessor as follows:

(a)           Lessee is duly organized, validly existing and in good standing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Lease to be observed and/or performed by Lessee.

(b)           This Lease has been duly authorized, executed and delivered by Lessee, and constitutes and will constitute the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by creditors rights, laws and general principles of equity.

(c)           Lessee is solvent, has timely and accurately filed all tax returns required to be filed by Lessee, and is not in default in the payment of any taxes levied or assessed against Lessee or any of its assets, or subject to any judgment, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, adversely affect Lessee’s condition, financial or otherwise, or Lessee’s prospects or the Leased Property.

(d)           Except for the Required Governmental Approvals to use and operate each Facility for its Primary Intended Use, no other consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Lease, or for the performance by or the validity or enforceability of this Lease against Lessee.

(e)           Subject to Lessee’s receipt of the Required Governmental Approvals, the execution and delivery of this Lease and compliance with the provisions hereof will not result in (i) a breach or violation of (A) any Legal Requirement applicable to Lessee now in effect; (B) the organizational or charter documents of such party; (C) any judgment, order or decree of any governmental authority binding upon Lessee; or (D) any agreement or instrument to which Lessee is a counterparty or by which it is bound; or (ii) the acceleration of any obligation of Lessee.

(f)           Lessee is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders collecting called the “Orders”).  Neither Lessee nor any of its Affiliates (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) is owned or controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

ARTICLE L.

50.1           Matters Relating to Certain Claims against Current Owner and Certain Escrowed Funds

.

(a)           Lessor and Lessee acknowledge that, pursuant to the Purchase Agreement, contemporaneously with the Purchase Closing Date, Current Owner, as “Seller,” HCP (or its successors or assigns), as “Buyer,” and Fidelity National Title Insurance Company, as “Escrow Agent,” will enter into an Indemnification and Holdback Escrow Agreement (the “Holdback Agreement”) pursuant to which the parties thereto will establish and provide for the administration of an escrow and holdback account to hold certain funds otherwise payable to Current Owner under the Purchase Agreement, upon and subject to the terms and conditions of the Holdback Agreement, as security for (i) any “Damages” (as defined in the Purchase Agreement) claims by HCP (or its successors or assigns), as “Buyer” from and after the Purchase Closing Date resulting from or arising out of any breach or default by Current Owner, as “Seller,” of any of its express representations and warranties under the Purchase Agreement or in any closing certificate delivered by Current Owner, as “Seller,” pursuant to the terms thereof, in each case subject to the provisions of Article XI of the Purchase Agreement (collectively, the “Post-Closing Seller Representation Liabilities”), and (ii) any Damages claims by any “Indemnified Party” (as defined in the Purchase Agreement) from and after the Purchase Closing Date resulting from or arising out of the indemnification obligations of Current Owner, as “Seller,” pursuant to Section 11.2 of the Purchase Agreement, in each case subject to the other provisions of such Article XI (collectively, the “Post-Closing Seller Indemnification Liabilities,” and together with the Post-Closing Seller Representation Liabilities, the “Post-Closing Seller Liabilities” ).  Lessor and Lessee further acknowledge that the “Indemnified Parties” (as defined in the Purchase Agreement) consist of, HCP (and its successors or assigns), Lessee and each of the officers, directors, partners, members, Affiliates and respective representatives of each of HCP (and its successors or assigns) and Lessee.  As used herein, the term “Escrowed Funds” shall mean the funds held from time to time by the “Escrow Agent” under the Holdback Agreement for the protection of HCP (and its successors or assigns), as “Buyer,” and the Indemnified Parties, in each case for any Post-Closing Seller Liabilities pursuant to the terms and conditions of the Holdback Agreement.

(b)           In connection with Post-Closing Seller Liabilities and the Escrowed Funds, Lessor and Lessee hereby agree as follows:

(i)           From and after the Commencement Date, if Lessee or its officers, directors, partners, members, Affiliates or respective representatives (collectively, the “Lessee Indemnified Parties”) is entitled to indemnification as an Indemnified Party under and in accordance with the terms and conditions of the Purchase Agreement, then Lessor shall, and shall cause HCP (or its successors or assigns), as the case may be, to cooperate with each such Lessee Indemnified Party, but without any out-of-pocket costs or expenses to Lessor or HCP, (A) to make any claim or demand for indemnification on behalf of each such Lessee Indemnified Party against Current Owner as and to the extent provided under such Purchase Agreement, and (B) to deliver any applicable “Claim Notice” (as defined in the Holdback Agreement) on account of any Post-Closing Seller Indemnification Liabilities in connection therewith as and to the extent provided under the Holdback Agreement.

(ii)           From and after the Commencement Date, HCP (or its successors or assigns), as “Buyer,” shall be entitled, with notice to but without approval by Lessee, to make any claim or bring any action against Current Owner, as “Seller,” under the Purchase Agreement as a result of any breach or default by Current Owner, as “Seller,” of any of its express representations and warranties under the Purchase Agreement or in any closing certificate delivered by Current Owner, as “Seller,” under and in accordance with the terms and conditions of the Purchase Agreement, and deliver any applicable Claim Notice on account of any Post-Closing Seller Representation Liabilities in connection therewith as and to the extent provided under the Holdback Agreement.  In addition, if HCP (or its successors or assigns, including Lessor), or any of its officers, directors, partners, members, Affiliates or respective representatives (collectively, “Lessor Indemnified Parties”) is entitled to indemnification as an Indemnified Party under and in accordance with the terms and conditions of the Purchase Agreement, then Lessor or HCP, as the case may be, shall be entitled, with notice to but without approval by Lessee, to make any claim or demand for indemnification on behalf of any such Lessor Indemnified Party against Current Owner as and to the extent provided under such Purchase Agreement, and  deliver any applicable Claim Notice on account of any Post-Closing Seller Indemnification Liabilities in connection therewith as and to the extent provided under the Holdback Agreement.

(iii)           Subject to the provisions of clause (iv) below: (A) if Lessor, HCP (or its successors or assigns) or any Lessor Indemnified Party (collectively, the “Lessor Parties”) receives any amounts from the Escrowed Funds on account of any Post-Closing Seller Indemnification Liabilities owing to any Lessee Indemnified Party, then Lessor shall, and shall cause any such other Lessor Parties receiving the same to, promptly remit such funds to Lessee; (B) if any Lessor Party receives any amounts from the Escrowed Funds on account of any Post-Closing Seller Liabilities owing to such Lessor Party, then such Lessor Party shall be entitled retain or distribute such funds as such Lessor Party shall determine; (C) if any Lessee Indemnified Party receives directly any amounts from the Escrowed Funds on account of any Post Closing Seller Liabilities owing to any Lessor Party, then Lessee shall, and shall cause any such Lessee Indemnified Party receiving the same to, promptly remit such funds to Lessor; and (D) if any Lessee Indemnified Party receives directly any amounts from the Escrowed Funds on account of any Post Closing Seller Indemnification Liabilities owing to such Lessee Indemnified Party, then such Lessee Indemnified Party shall be entitled to retain or distribute such funds as such Lessee Indemnified party shall determine.

(iv)           Notwithstanding anything in this Article L to the contrary, the Purchase Agreement or the Holdback Agreement, if (A) the Lessee Indemnified Parties, on the one hand, or (B) the Lessor Parties, on the other hand, receive or are otherwise entitled to receive under the Purchase Agreement and the Holdback Agreement (but for the provisions of this clause (iv)) funds, in the aggregate, from the Escrowed Funds in excess of the “Applicable Damages Cap” (as defined below) (all such funds in excess of the Applicable Damage Cap being referred to herein as, “Excess Funds”), then, to the extent the Lessee Indemnified Parties, or any of them, on the one hand, or the Lessor Parties, or any of them, on the other hand, have valid compensable Damages claims under the Purchase Agreement for any applicable Post-Closing Seller Liabilities that have not been paid or reimbursed to them from the Escrowed Funds (with respect to either the Lessee Indemnified Parties or the Lessor Parties, as applicable, a “Damages Deficiency”), and (1) the Lessee Indemnified Parties have received any such Excess Funds, Lessee shall pay to Lessor, or the Lessor Parties have received any such Excess Funds, Lessor shall pay to Lessee, as applicable, an amount equal to the lesser of (x) all such Excess Funds so received by them or (y) the amount of such Damages Deficiency, and/or (2) the Lessee Indemnified Parties would otherwise be entitled to receive any such Excess Funds from the then remaining Escrowed Funds, the Lessor Parties shall instead be entitled to receive, or the Lessor Parties would otherwise be entitled to receive any such Excess Funds from the then remaining Escrowed Funds, the Lessee Indemnified Parties shall instead be entitled to receive, as applicable, from the remaining Escrowed Funds an amount equal to the lesser of (x) all such Excess Funds otherwise receivable by the Lessee Indemnified Parties or the Lessor Parties, as applicable or (y) the amount of such Damages Deficiency.  If the Lessee Indemnified Parties receive or are otherwise entitled to receive any Excess Funds, and the Lessor Parties do not suffer a Damages Deficiency or the amount of such Damages Deficiency is less than the amount of such Excess Funds received or receivable from the Escrowed Funds by the Lessee Indemnified Parties, then the Lessee Indemnified Parties shall be entitled to retain or receive from the Escrowed Funds, as applicable, all such Excess Funds to the extent not necessary to eliminate such Lessor Parties’ Damages Deficiency.  Likewise, if the Lessor Parties receive or are otherwise entitled to receive any Excess Funds, and the Lessee Indemnified Parties do not

suffer a Damages Deficiency or the amount of such Damages Deficiency is less than the amount of such Excess Funds received or receivable from the Escrowed Funds by the Lessor Parties, then the Lessor Parties shall be entitled to retain or receive form the Escrowed Funds, as applicable, all such Excess Funds to the extent not necessary to eliminate such Lessee Indemnified Parties’ Damages Deficiency.

(c)           As used in this Article L, the “Applicable Damages Cap” shall mean, with respect to each of the Lessee Indemnified Parties, on the one hand, and the Lessor Parties, on the other hand: (i) $1,000,000 in the aggregate during the entire period from the Commencement Date through and including the “Final Release Date” (as defined in the Holdback Agreement); (ii) $500,000 during the period from the “First Release Date” (as defined in the Holdback Agreement) through and including the “Second Release Date“ (as defined in the Holdback Agreement), unless (A) the Lessee Indemnified Parties have received funds from the Escrowed Funds equal to the Applicable Damages Cap specified in clause (i) above, in which event the Lessor Parties shall not be subject to any further Applicable Damages Cap, or (B) the Lessor Parties have received funds from the Escrowed Funds equal to the Applicable Damages Cap specified in clause (i) above, in which event the Lessee Indemnified Parties shall not be subject to any further Applicable Damages Cap; and (iii) $250,000 during the period from the Second Release Date through and including the Final Release Date, unless (A) the Lessee Indemnified Parties have received funds from the Escrowed Funds equal to the Applicable Damages Cap specified in either clause (i) or (ii) above, in which event the Lessor Parties shall not be subject to any further Applicable Damages Cap, or (B) the Lessor Parties have received funds from the Escrowed Funds equal to the Applicable Damages Cap specified in either clause (i) or (ii) above, in which event the Lessee Indemnified Parties shall not be subject to any further Applicable Damages Cap.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed and attested by their respective duly authorized representatives.

LESSOR:
HCP, INC., a Maryland corporation (doing business in the state of Illinois as HC Property Investments, Inc.) By: /s/ Darrin Smith Name: Darrin Smith Title: SVP
TEXAS HCP HOLDING, L.P., a Delaware limited partnership By:Texas HCP G.P., Inc., a Delaware corporation, its sole General Partner By: /s/ Darrin Smith Name: Darrin Smith Title: SVP

LESSEE:
EMERITUS CORPORATION, a Washington corporation By: /s/ Eric Mendelsohn Name: Eric Mendelsohn Title: SVP Corporate Development

S-1

EXHIBIT A-1

Description of Land

(Austin, Texas)

All that real property located in the City of Austin, County of Travis, State of Texas, described a follows:

Tract 1: Fee Simple

The field note description of a 4.03 acre (175,619 sq. ft.) tract of land, being all of a called Lot 1, in the name of Prime Care Seven, LLC, recorded in Document No. 2006145880, Official Records, Travis County, Texas, also being all of Lot 1 of the Brighton Gardens Subdivision, recorded in Volume 90, Page 83, Plat Records, Travis County, Texas and is more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch iron rod found southerly northwest corner of said Lot 1, at an interior corner of a called 31.812 acre tract corner of a tract of land in the name of CWS Caprock Bridge, LP, recorded under instrument #2000002696, Official Records, Travis County, Texas, for the southerly northwest corner and POINT OF BEGINNING of this tract;

THENCE South 60º 30’ 46” East (Record: S 60º 30’ 46” E, 138.60’, Bearing Reference Line), with a north line of said Lot 1 and a south line of said 31.812 acre tract, 138.77 feet to an iron rod found at an interior corner of said Lot 1, and an exterior corner of said 31.812 acre tract, for an interior corner of this tract;

THENCE North 49º 52’ 17” East (Record: N 48º 38’ 14” E, 70.92’), with an east line of said 31.812 acre tract and the northerly northwest line of said Lot 1, 70.92 feet to a 5/8 inch iron rod set in the southwest line of Spicewood Springs Road (a called 120’ public right-of-way), at the northerly northwest corner of said Lot 1, the northeast corner of said 31.812 acre tract, for the northerly northwest corner of this tract;

THENCE South 26º 55’ 46” East (Record: S 26º 55’ 46” E, 165.02’), with the southwest line of said road and a north line of said Lot 1, 165.02 feet to a 5/8 inch iron rod set in the southwest line of said road, at the beginning of a curve to the left, and at angle corner of said Lot 1, for an angle corner of this tract;

THENCE with the southwest line of said road, a north line of said Lot 1, and said curve to the left, having a radius of 760.00 feet (Record: 760.00’), an arc length of 23.14 (Record: 20.85’), a central angle of 01º 44’ 40” (Record: 01º 34’ 20”), and a chord that bears South 27º 48’ 06” East, 23.14 feet (Record: S 27º 26’ 01” E, 20.85’) to a 5/8 inch iron rod set at the northeast corner of said Lot 1, a northwest line of Lot 2 of said subdivision, for the northeast corner of this tract;

THENCE South 29º 52’ 12” West (Record: S 29º 52’ 12” W, 374.94’), with a west line of said Lot 2 and the east line of said Lot 1, 374.94 feet to a 5/8 inch iron rod set at an angle corner of said Lot 2, and an angle corner of said Lot 1, for an angle corner of this tract;

THENCE South 28º 09’ 59” West (Record: S 28º 09’ 59” W, 135.39’), with a west line of said Lot 2 and the east line of said Lot 1, 135.24 feet to a 5/8 inch iron rod set at an interior corner of said Lot 2 and the southeast corner of said Lot 1, for the southeast corner of this tract;

THENCE North 62º 07’ 50” West (Record: N 62º 07’ 50” W, 306.26’), with a north line of said Lot 2 and the south line of said Lot 2, 307.75 feet to a 5/8 inch iron rod set at a northwest corner of said Lot 2, in the east line of said 31.812 acre tract, and at the southwest corner of said Lot 1, for the southwest corner of this tract;

THENCE North 28º 06’ 26” East (Record: N 28º 06’ 26” E, 556.29’), with the east line of said 31.812 acre tract and a west line of said Lot 1, 556.29 feet to the POINT OF BEGINNING and containing 4.03 acres (175,619 sq. ft.) of land, more or less.

Tract 2: Easement Estate

Easement Estate only as created and described in Declaration of Ingress and Egress Easement dated January 27, 1995, by and between Bluebonnet Plaza, Ltd., and Care Institute, Inc.-Texas, recorded in Volume 12368, Page 440, Real Property Records, Travis County, Texas, and being over and across that certain 6,852 square feet (0.157-acre) of land out of and a portion of Lot 2, Brighton Gardens Subdivision, a subdivision in Travis County, Texas.  Said Ingress and Egress Easement being more particularly described as follows:

FOR A 6,852 SQUARE FOOT (0.157-ACRE) TRACT OF LAND BEING A PART OF LOT 2, BRIGHTON GARDENS SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 90 PAGE 83 OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS, SAID 6,852 SQUARE FOOT TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING on an iron rod found on a point being the most northerly corner of said Lot 2, same being the most easterly corner of Lot 1 of said Subdivision, same also being a point in the curving southwesterly right-of-way line of Spicewood Springs Road (120' right-of-way width), same being the most northerly corner and POINT OF BEGINNING of the herein described tract;

THENCE with the curving northeasterly boundary line of said Lot 2, same being the curving southwesterly right-of-way line of Spicewood Springs Road, with the arc of a curve to the left having a radius of 760.00 feet, a central angle of 03°29'19", an arc length of 46.27 feet, and a chord which bears S29°57'48"E for a distance of 46.27 feet to a point being the most easterly corner of said Lot 2, same also being the most northerly corner of Lot 1, Safeway Addition No. 2, a subdivision filed for record in Book 58, Page 24 of the Plat Records of Travis County, Texas, same also being the most easterly corner of the herein described tract;

THENCE departing the southwesterly right-of-way line of Spicewood Springs Road, with the southeasterly boundary line of said Lot 2, same being the northwesterly boundary line of aforementioned Lot 1, Safeway Addition No. 2, S29°52'12"W for a distance of 159.94 feet to a point being the most southerly corner of the herein described tract and from which an iron rod found on an angle point in the boundary line of said Lot 2, same being the most westerly corner of said Lot 1, Safeway Addition No. 2 bears S29°52'12"W a distance of 191.16 feet;

THENCE departing the southeasterly boundary line of said Lot 2, same being the northwesterly boundary line of said Lot 1, Safeway Addition No. 2, through the interior of said Lot 2, N60°07'48"W for a distance of 40.00 feet to a point in the northwesterly boundary line of said Lot 2, same being the southeasterly boundary line of said Lot 1, Brighton Gardens Subdivision, same also being the most westerly corner of the herein described tract, and from which an iron rod to be set when existing construction allows on an angle point in the southeasterly boundary line of said Lot 1, same being the northwesterly boundary line of said Lot 2 bears S29°52'12"W, a distance of 191.76 feet and an iron rod found on the most southerly corner of said Lot 1 bears S29°52'12"W a distance of 191.76 feet and S28°09’59”W, a distance of 136.39 feet;

THENCE with the common boundary line of said Lot 1 and said Lot 2, N29°52’12”E, for a distance of 183.18 feet to the POINT OF BEGINNING and containing 6,852-square-feet (0.157-acre) of land, more or less.

EXHIBIT A-2

Description of Land

(Burr Ridge, Illinois)

All that real property located in the City of Burr Ridge, County of DuPage, State of Illinois, described a follows:

LOT 3 IN HIGH GROVE BURR RIDGE, BEING A SUBDIVISION IN THE SOUTHWEST QUARTER OF SECTION 24, TOWNSHIP 38 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED FEBRUARY 28, 1992 AS DOCUMENT R92-33895, IN DUPAGE COUNTY, ILLINOIS.

EXHIBIT A-3

Description of Land

(Prospect Heights, Illinois)

All that real property located in the City of Prospect Heights, County of Cook, State of Illinois, described as follows:

PARCEL 1:

THAT PART OF THE WEST 1/2 OF THE NORTHWEST 1/4 (EXCEPT THE NORTHERLY 250.00 FEET OF THE WESTERLY 250.00 FEET THEREOF) AND THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 26; ALSO THE NORTHEAST 1/4 OF THE NORTHWEST l/4 AND THE WEST 1/2 OF THE NORTHWEST 1/4 OF THE NORTHEAST 1/4 OF SECTION 26; ALSO, THE WESTERLY 2 ACRES OF THE SOUTHWEST l/4 OF THE NORTHEAST l/4 OF SECTION 26; ALL IN TOWNSHIP 42 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST 1/4 OF SAID SECTION 26; THENCE SOUTH 89 DEGREES 59 MINUTES 20 SECONDS EAST, ALONG THE SOUTH LINE OF THE NORTHWEST l/4 OF SECTION 26, A DISTANCE OF 23 96.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89 DEGREES 59 MINUTES 20 SECONDS WEST ALONG THE SOUTH LINE OF THE NORTHWEST l/4 OF SECTION 26, A DISTANCE OF 352.56 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 40 SECONDS EAST, A DISTANCE OF 490.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 20 SECONDS EAST, A DISTANCE OF 124.56 FEET; THENCE SOUTH 31 DEGREES 17 MINUTES 18 SECONDS EAST, A DISTANCE OF 438.88 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 40 SECONDS WEST, A DISTANCE OF 115.00 FEET TO THE PLACE OF BEGINNING.

PARCEL 2:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 FOR THE PURPOSE OF STORM WATER DETENTION AND DRAINAGE, PURSUANT TO EASEMENT, CONSTRUCTION AND MAINTENANCE AGREEMENT FOR STORM WATER DETENTION AREA, RECORDED SEPTEMBER 30, 1994 AS DOCUMENT 94848518.

PARCEL 3:

NON-EXCLUSIVE TEMPORARY EASEMENT FOR THE BENEFIT OF PARCEL 1 FOR THE PURPOSE OF MAINTAINING THE SANITARY SEWER SYSTEM, THE WATER MAIN SYSTEM AND THE DETENTION SYSTEM PURSUANT TO PARAGRAPH 2.C. OF THE DECLARATION OF EASEMENTS AND RESTRICTIONS RECORDED NOVEMBER 26, 1990 AS DOCUMENT 90574563; AS MODIFIED BY FIRST AMENDMENT TO DECLARATION OF EASEMENTS AND RESTRICTIONS RECORDED JANUARY 23, 1996 AS DOCUMENT 96061105; AND AS FURTHER MODIFIED BY SECOND AMENDMENT TO DECLARATION OF EASEMENTS AND RESTRICTIONS RECORDED MAY 29, 1996 AS DOCUMENT 96405209.

PARCEL 4:

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS DESCRIBED IN TERMS AND PROVISIONS OF AGREEMENT FOR MAINTENANCE AND USE OF STORM SEWER DETENTION FACILITIES RECORDED FEBRUARY 14, 1994 AS DOCUMENT 94141692, AND THE TERMS AND PROVISIONS CONTAINED THEREIN, AND ALSO AS NOTED IN THE DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS RECORDED NOVEMBER 12, 1982 AS DOCUMENT 26409998.

EXHIBIT A-4

Description of Land

(San Antonio, Texas)

All that real property located in the City of San Antonio, County of Bexar, State of Texas, described a follows:

The field note description of a 4.62 acre (201,253 sq. ft.) tract of land in the name of Prime Care Seven, LLC, recorded in Volume 12289, Page 1451, Official Records, Bexar County, Texas, also being Lot 1, Block 7, New City Block 18207, Alamo Cement Subdivision Unit 1E, recorded in Volume 9522, Page 177, Plat Records, Bexar County, Texas and is more particularly described by metes and bounds as follows:

BEGINNING at an iron rod found with a cap in the north line of Basse Road (a called 110’ public right-of-way) and at the west cutback corner of said Lot 1, Block 7, for the west cutback corner and POINT OF BEGINNING of this tract;

THENCE North 71º 25’ 30” West (Record: N 71º 24’ 30” W 450.00’), with the north line of said Basse Road and the south line of said Lot 1, Block 7, 449.83 feet to a point at the southerly southeast corner of Lot 2, Block 7 of said subdivision, at the southwest corner of said Lot 1, Block 7, for the southwest corner of this tract;

THENCE North 18º 34’ 30” East (Record: N 18º 34’ 30” E 449.50’), with an east line of said Lot 2, Block 7 and the west line of said Lot 1, Block 7, 449.57 feet to an iron rod found with a cap at an interior corner of said Lot 2, Block 7 and at the northwest corner of said Lot 1, Block 7, for the northwest corner of this tract;

THENCE South 71º 25’ 30” East (Record: S 71º 25’ 30” E 413.18’, Bearing Reference Line), with a south line of said Lot 2, Block 7 and the north line of said Lot 1, Block 7, 413.10 feet to an iron rod found with a cap at the beginning of a curve to the right, in the west line of Peter Baque Road (a called 60’ public right-of-way), at the northerly southeast corner of said Lot 2, Block 7, and at the northeast corner of said Lot 1, Block 7, for the northeast corner of this tract;

THENCE with the west line of said Peter Baque Road, the east line of said Lot 1, Block 7, and said curve to the right having a radius of 1969.50 feet (Record: 1969.50’), an arc length of 438.38 feet (Record: 438.38’), a central angle of 12º 45’ 11” (Record: 12º 45’ 11”), and a chord that bears South 11º 46’ 45” West, 437.47 feet (Record: S 11º 45’ 31” W 437.47’) to an iron rod found with a cap in the west line of said Peter Baque Road, at the east cutback corner of said Lot 1, Block 7, and at the beginning of another curve to the right, for the east cutback corner of this tract;

THENCE with said curve to the right, having a radius of 15.00 feet (Record: 15.00’), an arc length of 23.77 feet (Record: 23.68’), a central angle of 90º 46’ 43” (Record: 90º 26’ 23”), and a chord that bears South 63º 19’ 04” West, 21.36 feet (Record: S 63º 21’ 19” W 21.29’) to the POINT OF BEGINNING and containing 4.62 acres (201,253 sq. ft.) of land, more or less.

EXHIBIT B

List of Lessor’s Personal Property

With respect to each Facility, all of Lessor’s right, title and interest in and to all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other tangible personal property located in, on or about the Leased Property of such Facility on and as of the Commencement Date, excluding items, if any included within the definition of Fixtures, but specifically including all right, title and interest of Lessor in and to those items of tangible personal property with respect to such Facility acquired by Lessor from Current Owner under the Purchase Agreement.

B-1

EXHIBIT C
Description of Facilities and Certain Material Terms

Facility	Allocated Minimum Rent	Initial Allocated Base Minimum Purchase Price	Primary Intended Use
Brighton Gardens of Burr Ridge	1st Lease Year: $2,457,000 2nd Lease Year: $2,630,000 3rd Lease Year: $2,775,000 4th Lease Year: $2,923,000 5th Lease Year: $3,078,000	$34,000,000	102-unit assisted living care, 30-unit skilled nursing care and such other uses necessary or incidental to such use.
Brighton Gardens of Prospect Heights	1st Lease Year: $1,789,000 2nd Lease Year: $1,910,000 3rd Lease Year: $2,015,000 4th Lease Year: $2,147,000 5th Lease Year: $2,242,000	$18,000,000	104-unit assisted living care, 30-unit skilled nursing care and such other uses necessary or incidental to such use.
Brighton Gardens of Austin	1st Lease Year: $2,700,000 2nd Lease Year: $2,900,000 3rd Lease Year: $3,085,000 4th Lease Year: $3,280,000 5th Lease Year: $3,450,000	$31,000,000	97-unit assisted living care, 46-unit skilled nursing care and such other uses necessary or incidental to such use.
Brighton Gardens of San Antonio	1st Lease Year: $1,554,000 2nd Lease Year: $1,660,000 3rd Lease Year: $1,725,000 4th Lease Year: $1,800,000 5th Lease Year: $1,880,000	$18,200,000	97-unit assisted living care, 46-unit skilled nursing care and such other uses necessary or incidental to such use.

C-1

EXHIBIT D

Form of Amendment to Lease

[_____] AMENDMENT TO MASTER LEASE AND SECURITY AGREEMENT

This [_____] Amendment to Master Lease and Security Agreement (“Amendment”) is dated as of _________________, 2010 by and among [__________], a [____________] (“Lessor”) and  EMERITUS CORPORATION, a Washington corporation (“Emeritus” or “Lessee”).

RECITALS

A.           Lessor and Lessee entered into a Master Lease and Security Agreement dated as of [___________], 2010 [list any previous amendments] (the “Lease”) for the lease of four (4) separate assisted-living care and/or skilled nursing care facilities located in the States of Illinois and Texas, as more particularly described in the Lease.

B.           Lessor and Lessee desire to memorialize their understanding regarding certain provisions of the Lease.

AGREEMENT

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.  Lessor and Lessee hereby agree as follows:

1.           The Commencement Date of the Lease is _____________, 2010;

2.           The Fixed Term Expiration Date of the Lease is _______________, 2020;

3.           The first Lease Year for the Lease commences on ____________, 2010 and ends on ____________, 2011;

Except as amended above, the Lease between Lessor and Lessee shall remain in full force and effect.  This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

[Signatures appear on the following page]

D-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LESSOR:
HCP, INC., a Maryland corporation (dba HC Property Investments, Inc.) By: Name: Title:
TEXAS HCP HOLDING, L.P., a Delaware limited partnership By: Texas HCP G.P., Inc., a Delaware corporation, Its Sole General Partner By: Name: Title:

LESSEE:
EMERITUS CORPORATION, a Washington corporation By: Name: Title:

D-2

SCHEDULE 7.4.1

EXCLUDED FACILITIES

•	Emeritus at Oakwell Farms, 3360 Oakwell Court, San Antonio, TX 78218

•	Emeritus at North Austin, 5310 Duval Road, Austin, TX 78727

Schedule 7.4.1

SCHEDULE 9.5.1A

IMMEDIATE NEED PLANNED CAPITAL REFURBISHMENT PROJECTS

Burr Ridge:
CapEx Item:	Amount ($)
Replace Roof	$250,000
Total	$250,000

Prospect Heights:
CapEx Item:	Amount ($)
Replace Roof	$250,000
Total	$250,000

Grand Total – Immediate Need Capital Projects	$500,000

Schedule 9.5.1A

SCHEDULE 9.5.1B

FUTURE NEED PLANNED CAPITAL REFURBISHMENT PROJECTS

Austin:
CapEx Item:	Amount ($)
Replace deteriorated caulking at exterior walls & openings	$20,000
Additional roof vents	30,000
Repairs to finishes in leak areas	15,000
Repair damaged perimeter wood fencing	1,000
Repairs of displaced vinyl siding	2,500
Replace seal failure dual-pane windows	5,400
Leak repairs	2,500
Replace deteriorated window film	20,000
Inspect and seal all open fire wall penetrations	5,000
Trim overgrown vegetation	1,500
Landscaping improvement	30,000
New parking spaces	70,000
Nurse call system	140,000
Metal balcony railings	20,000
Replacement of carpet in dwelling rooms	12,600
Replacement of vinyl flooring in dwelling rooms	3,150
Replacement of A/C condensing units & DX units	19,000
Phased replacement of resident room PTAC units	19,066
Kitchen equipment	20,000
125-gallon water heater	600
Mold remediation	33,500
Total	$470,816

Schedule 9.5.1B

SCHEDULE 9.5.1B

FUTURE NEED PLANNED CAPITAL REFURBISHMENT PROJECTS (CONTINUED)

San Antonio:
CapEx Item:	Amount ($)
Install additional roof vents	$30,000
Repairs to finishes	17,000
Landscaping	15,000
Retaining wall	3,500
Brick repairs, mechanical area	6,000
Vinyl siding and trim	1,800
Painting caps on roof exhausts	3,000
Window repair	7,500
Caulking windows	20,000
Seal openings between roof tile and trim	500
Leak repairs, roof and wall	7,500
Replace doors to fire pump room	2,000
Domestic water storage tank	800
Open fire wall	5,000
Parking lot areas	10,000
Metal balcony railings	20,000
Replacement of carpet in dwelling rooms	12,600
Replacement of vinyl flooring in dwelling rooms	3,150
Replacement of A/C condensing units & DX units	61,600
Phased replacement of resident room PTAC units	19,066
Kitchen equipment	20,000
Mold remediation	33,500
Total	$299,516

Schedule 9.5.1B

SCHEDULE 9.5.1B

FUTURE NEED PLANNED CAPITAL REFURBISHMENT PROJECTS (CONTINUED)

Burr Ridge:
CapEx Item:	Amount ($)
Refurbish all building sealants	$20,000
Electrical	28,000
Refrigerator inspection	35,000
Repairs to concrete sidewalks	2,000
Asphaltic pavements	59,500
Vinyl siding	5,000
Hollow core	2,400
Gypsum sheathing	1,500
Attic	1,500
Finishes with staining	20,000
PTAC units	25,500
Diagnostic inspection and servicing	24,600
Elevator controls fix	5,000
Operational heater for boiler room	5,000
Left gate	5,000
Toilet draining issue	3,000
Air Handling Unit	3,000
Replace 1st floor public area & corridor carpeting	19,500
Replacement of carpet in dwelling rooms	12,000
Replacement of vinyl flooring in dwelling rooms	3,000
Phased replacement of orig. pad mounting condensing units	7,334
Phased replacement of small fan-coil units	9,534
Phased replacement of remaining PTAC units	12,534
Replacement of laundry room iron	20,000
Kitchen equipment	20,000
Replace phone system	80,000
Mold remediation	150,000
Total	$579,902

Schedule 9.5.1B

SCHEDULE 9.5.1B

FUTURE NEED PLANNED CAPITAL REFURBISHMENT PROJECTS (CONTINUED)

Prospect Heights:
CapEx Item:	Amount ($)
Overlay and restripe asphalt pavement	$56,675
Refurbish all building sealants	21,000
Replace resident call system	83,000
Trim back trees and shrubs	5,000
Replace electrical closet doors	3,200
Inspect all vinyl siding, and replace missing/damaged	5,000
Wood trim on columns	1,500
Attic	2,500
Finishes with staining	30,000
Crack in east stairwell	20,000
External shutters	1,500
External conduit boxes	1,000
External pole lights electrical work	5,000
Condensate line	1,000
Replace laundry room tile	2,500
Refurbish monument sign	15,000
Replacement of carpet in dwelling rooms	12,300
Replacement of vinyl flooring in dwelling rooms	3,076
Phased replacement of orig. pad mounting condensing units	4,766
Phased replacement of small fan-coil units	4,766
Phased replacement of remaining PTAC units	16,266
Replace water softening tanks	12,000
Replace residential washers and dryers	1,400
Kitchen equipment	24,000
Mold remediation	150,000
Total	$482,449

Grand Total – Future Need Capital Projects	$1,832,683

Schedule 9.5.1B